Exhibit 10.9

LEASE

by and between

BMR-GATEWAY BOULEVARD LLC,

a Delaware limited liability company

and

REVANCE THERAPEUTICS, INC.,

a Delaware corporation

BMR Form Dated 2/5/08

LEASE

THIS LEASE (this “Lease”) is entered into as of this 31st day of March, 2008 (the “Execution Date”), by and between BMR-GATEWAY BOULEVARD LLC. a Delaware limited liability company (“Landlord”), and REVANCE THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord owns certain real property (the “Property”) and the improvements thereon located at 7555 Gateway Boulevard in Newark, California, including the buildings located thereon;

B. WHEREAS, concurrent with the execution of this Lease, Landlord and Tenant are entering into that certain Office Lease dated as of the Execution Date (the “Office Lease”) for a portion of Building No. 2 (the “Building”). The term of the Office Lease shall terminate as of the Term Commencement Date under this Lease; and

C. WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, Building No. 2 (the “Building”) on the Property, pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, marked as “Phase 3” on Exhibit A attached hereto, for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses. From the Execution Date until the Term Commencement Date, the term “Premises,” as used in this Lease, shall mean the Building minus the premises leased pursuant to the Office Lease (such differential premises, the “Manufacturing Premises”). From and after the Term Commencement Date, the term “Premises,” as used in this Lease, shall mean the Building. The Property and all landscaping, parking facilities and other improvements and appurtenances related thereto, including, without limitation, the Premises and other buildings located on the Property, are hereinafter collectively referred to as the “Project.” All portions of the Project that are for the non-exclusive use of tenants of the Project, including, without limitation, driveways; sidewalks; parking areas; landscaped areas; service corridors; stairways; elevators; public restrooms; public lobbies; and the amenities building (“Amenities Building”) in which Landlord may provide, among other things, food services, a fitness center and a conference center (“Amenities Building Services”), are hereinafter referred to as “Common Area.”

2. Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1. This Lease shall take effect upon the date of execution and delivery hereof by all parties hereto and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2. In the definitions below, each current Rentable Area (as defined below) is expressed in rentable square footage. Rentable Area and Tenant’s Pro Rata Share (as defined below) are all subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)
Rentable Area of Premises	90,378 square feet
Rentable Area of Project	1,389,517 square feet
Tenant’s Pro Rata Share of Building	100.00%
Tenant’s Pro Rata Share of Project	6.50%

2.3. Initial monthly and annual installments of Base Rent for the Premises (“Base Rent”) as of the Term Commencement Date (as defined below), subject to adjustment under this Lease:

Months	Per Rentable Square Foot	Square Feet	Total Monthly
1-12	$2.25 monthly	50,000	$112,500.00
13-18	$2.50 monthly	80,000	$200,000.00
19-24	$2.90 monthly	90,378	$262,096.20
25-36	$2.99 monthly	90,378	$270,230.22
37-144	Increases in accordance with Article 9	90,378	(Varies)

2.4. Estimated Term Commencement Date (as defined in Section 4.2 below): June 1, 2009

2.5. Estimated Term Expiration Date: May 31, 2021

2.6. Security Deposit: $810,000, subject to adjustment in accordance with the terms hereof

2.7. Permitted Use: General office, laboratory, vivarium, research and manufacturing use in conformity with Applicable Laws (as defined below)

2.8.	Address for Rent Payment:	BMR-Gateway Boulevard LLC P.O. Box 511231 Los Angeles, California 90051-2997

2.9.	Address for Notices to Landlord:	BMR-Gateway Boulevard LLC 17190 Bernardo Center Drive San Diego, California 92128 Attn: General Counsel/Real Estate

2.10.	Address for Notices to Tenant:

	Prior to the Term Commencement Date:	Revance Therapeutics Inc. 2400 Bayshore Parkway, Suite 100 Mountain View, California 94043 Attention: L. Daniel Browne Facsimile: (650) 230-4501

After the Term Commencement Date:	At the Premises

with a copy to:	Cooley Godward Kronish LLP 101 California Street Fifth Floor San Francisco, California 94111 Attention: Anna Pope Facsimile: (415) 693-2222

2.11. The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Premises
Exhibit B	Work Letter
Exhibit C	Acknowledgement of Term Commencement Date and Term Expiration Date
Exhibit D	Form of Additional TI Costs Acceptance Letter
Exhibit E	Form of Letter of Credit
Exhibit F	Rules and Regulations
Exhibit G	Hazardous Materials List
Exhibit H	Tenant’s Personal Property
Exhibit I	Form of Tenant Estoppel Certificate
Exhibit J	Form of Landlord Estoppel Certificate
Exhibit K	Reserved Parking
Exhibit L	Location of Exterior Items
Exhibit M	Subordinate ROFR Premises
Exhibit N	Commissioning

3. Term. The actual term of this Lease shall be one hundred forty-four (144) months (the “Term”), starting on the actual Term Commencement Date (as defined in Section 4.2) and ending on the Term Expiration Date, subject to earlier termination of this Lease as provided herein.

4. Possession and Commencement Date.

4.1. Prior to the Term Commencement Date, Tenant shall occupy a portion of the Premises consisting of approximately twenty-two thousand (22,000) square feet of office space (“Office Space”) pursuant to the terms of the Office Lease. Tenant’s occupancy of the Office Space prior to the Term Commencement Date hereunder shall be subject to the terms and provisions of the Office Lease and shall not be subject to the provisions of this Lease. Landlord shall tender possession of the Manufacturing Premises to Tenant on the Term Commencement Date, with the Tenant Improvement work required of Landlord described in the Work Letter attached hereto as Exhibit B (the “Work Letter”) Substantially Complete (as defined below). Tenant agrees that in the event such work is not Substantially Complete on or before the Estimated Term Commencement Date for any reason, then (a) this Lease shall not be void or voidable, (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, (c) the Term Expiration Date shall be extended accordingly, (d) Tenant shall not be responsible for the payment of any Rent (as defined below) until the actual Term Commencement Date as described in Section 4.2 occurs and (e) Tenant shall continue to occupy the Office Space pursuant to the provisions of the Office Lease until the Term Commencement Date. The term “Substantially Complete” or “Substantial Completion” means that (y) the Tenant Improvements have been substantially completed and commissioned in accordance with the Work Letter (except for minor punch list items that do not materially and substantially interfere with Tenant’s ability to use the Premises for the Permitted Use (“Punchlist Items”)) in a good and workmanlike manner, in accordance with the Approved Plans (as defined in Section 2.2(e)(i) of the Work Letter) and all Applicable Laws and (z) a temporary certificate of occupancy, or its equivalent, from the municipality in which the Property is located, has been delivered to Tenant. Notwithstanding anything to the contrary contained herein, if Landlord has not delivered the Manufacturing Premises with the Tenant Improvements Substantially Completed to Tenant on or before February 28, 2010, as such date may be extended by Tenant Delays and/or Force Majeure, Tenant shall have the right thereafter to terminate this Lease effective as of June 30, 2010, by giving written notice thereof to Landlord no later than February 28, 2010, and upon such termination and provided Tenant has not defaulted under its obligations under this Lease, Landlord shall return any sums previously deposited by Tenant with Landlord and any prepaid rent paid by Tenant to Landlord (in each case to which Tenant is entitled under this Lease), and neither party shall have any further liability to the other, except for those provisions that, by their terms, survive the expiration or earlier termination of this Lease. Notwithstanding anything in this Lease (including the Work Letter) to the contrary, Landlord’s obligation to timely achieve Substantial Completion shall be subject to extension on a day-for-day basis as a result of Tenant Delay (as defined below); accident; breakage; repair; strike, lockout or other labor disturbance or labor dispute of any character; act of terrorism; shortage of materials, which shortage is not unique to Landlord or Tenant, as the case may be; governmental regulation, moratorium or other governmental action, inaction or delay; or Landlord’s inability, despite the exercise of reasonable diligence or by any other cause, including Landlord’s negligence, to furnish any such utility or service (collectively, “Force Majeure”). “Tenant Delay” shall mean a delay in the completion of the Tenant Improvements that is caused by or results from a Tenant Event (as defined below); provided, however, that in no event shall Landlord be required to incur additional costs or take extraordinary measures to mitigate the cost or schedule effects of a Tenant Event. Landlord shall endeavor to provide Tenant with prompt written notice of any act, failure to act or condition that Landlord contends could reasonably be expected to result in a Tenant Delay. “Tenant Event” means (1) the failure of Tenant to timely deliver items in accordance with the Work Letter, (2) Tenant’s failure to fulfill its obligations as set forth in the Schedule (as defined in the Work Letter), (3) an act or failure to act of Tenant or its agents, employees or contractors that interferes with the progress of the Tenant Improvements or (4) the failure of Tenant to timely approve or disapprove any plans or drawings within the respective time periods set forth in the Work Letter.

4.2. The “Term Commencement Date” shall be the day Landlord tenders possession of the Manufacturing Premises to Tenant with all work required of Landlord pursuant to the Work Letter Substantially Complete. Tenant shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date and the Term Expiration Date within ten (10) days after Tenant takes occupancy of the Manufacturing Premises, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not be responsible for the payment of any Base Rent or Tenant’s Pro Rata Share of Operating Expenses (as defined below) until the actual Term Commencement Date occurs. In the event the satisfaction of the requirements for the Substantial Completion of the Tenant Improvements has been delayed by any Tenant Delay (any such period being referred to herein as the “Tenant Delay Period”), then (a) Tenant shall be responsible for the payment of monthly installments of Base Rent accruing during the Tenant Delay Period, prorated for any partial month, within thirty (30) days after the Term Commencement Date, and (b) the Term Expiration Date shall be accelerated by a period equal to the Tenant Delay Period.

4.3. Landlord shall permit Tenant to enter upon the Manufacturing Premises sixty (60) days prior to the Term Commencement Date for the purpose of installing IT infrastructure and furniture; provided that Tenant furnish to Landlord evidence satisfactory to Landlord that liability insurance coverages required of Tenant under the provisions of Article 24 are in effect. Such entry shall be subject to all the terms and conditions of this Lease, other than the payment of Base Rent and Tenant’s Pro Rata Share of Operating Expenses.

4.4. Landlord shall cause to be constructed and commissioned in accordance with the Exhibit N attached hereto the tenant improvements in the Manufacturing Premises (the “Tenant Improvements”) pursuant to the Work Letter at a cost to Landlord not to exceed (a) Thirteen Million One Hundred Four Thousand Eight Hundred Ten Dollars ($13,104,810) (based upon One Hundred Forty-Five Dollars ($145) per rentable square foot) (the “Base TI Costs”) plus (b) if properly requested by Tenant pursuant to this Section 4.4, Six Million Seven Hundred Seventy-Eight Thousand Three Hundred Fifty Dollars ($6,778,350) (based upon Seventy-Five Dollars ($75) per rentable square foot) (the “Additional TI Costs”), for a total of Nineteen Million Eight Hundred Eighty-Three Thousand One Hundred Sixty Dollars ($19,883,160) (based upon Two Hundred Twenty Dollars ($220) per rentable square foot). The Base TI Costs, together with the Additional TI Costs (if properly authorized by Tenant pursuant to this Section 4.4), shall be referred to herein as the “TI Costs.” The TI Costs shall include the costs of (n) third party construction management hired by Landlord, (o) construction, (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Tenant Improvements, and (r) costs and expenses for labor, material, equipment and fixtures. Upon execution of this Lease, Landlord shall reimburse Tenant for all architectural, engineering and other design and planning costs incurred or paid by Tenant in connection with the Tenant Improvements at the Project (but not at any other properties), as part of the TI Costs. In no event shall TI Costs include (v) any payments made by Tenant or amounts otherwise payable to SRM Consulting Services, LLC (which amounts shall be borne exclusively by Tenant), (w) Force Majeure Costs (as defined in Article 44), (x) the purchase of any furniture, personal property or other non-building system equipment, (y) costs resulting from any default by Tenant of its obligations under this Lease or (z) costs that are recoverable by Tenant or Landlord from a third party (e.g., insurers, warrantors, or tortfeasors); provided that, with respect to clause (z), Landlord shall be required to use reasonable efforts (short of litigation) to make such recoveries. Landlord shall not charge Tenant a fee for Landlord’s in-house personnel managing the Tenant Improvements. Tenant shall pay to Landlord, as Additional Rent (as defined below), the amount of the Additional TI Costs incurred by Landlord in accordance with this Lease amortized over the initial Term at a rate of nine percent (9%). Tenant shall have until December 31, 2013, to incur the unused portion of the TI Costs, after which date Landlord’s obligation to fund such costs shall expire. To the extent that the total cost of the Tenant Improvements (as shown by reasonably satisfactory supporting documentation provided by Landlord to Tenant) exceeds (such excess, the “Excess TI Costs”) the TI Costs (or, if Tenant does not elect to send a letter to Landlord in the form of Exhibit D attached hereto, the Base TI Costs), Tenant shall pay such Excess TI Costs within thirty (30) days following the Term Commencement Date. Landlord shall not be authorized or obligated to incur any portion of the Additional or Excess TI Costs until Landlord shall have received from Tenant a letter in the form attached as Exhibit D hereto executed by an authorized officer of Tenant and the Additional TI Costs and Excess TI Costs shall be subject to the Budget provisions set forth in the Work Letter; provided, however, that, even if Tenant does not execute a letter in the form of Exhibit D attached hereto, Tenant shall be liable for Excess TI Costs incurred in accordance with the terms of this Lease, including the Work Letter; and provided, further, that such Excess TI Costs are reflected in the then-current or a succeeding Budget (approved by Tenant, if required by the terms of the Work Letter). If the cost of the “Tenant Improvements” (as defined in the Office Lease) is less than the “TI Costs” (as defined in the Office Lease), Tenant shall have the right to apply the difference toward the TI Costs under this Lease.

4.5. Warranty. Landlord shall use commercially reasonable efforts to obtain a customary warranty from Landlord’s contractor permitting Landlord and Tenant to each separately enforce such warranty. Landlord shall use commercially reasonable efforts (but without any obligation to commence or pursue any litigation) to cause Landlord’s contractor to complete with reasonable promptness the Punchlist Items and repair with reasonable promptness all defects in the construction of the Tenant Improvements in accordance with the Final Plans (as defined in the Work Letter) as to which Tenant notifies Landlord in writing during the applicable warranty period (“Tenant’s Defect Notice”).

5. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises or the Project, or with respect to the suitability of the Premises or the Project for the conduct of Tenant’s business. Except with regard to the Tenant Improvements and as otherwise stated in this Lease, Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Term Commencement Date and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises. Notwithstanding the foregoing, Landlord shall deliver the Premises to Tenant with (a) the Building systems (i.e., HVAC, plumbing, mechanical, electrical and life safety) in good working order and condition and (b) the Premises in compliance with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, the “ADA”) and all other Applicable Laws. Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises and the Project were at such time in good, sanitary and satisfactory condition and repair, subject to any

Punchlist Items and any defects noted in Tenant’s Defect Notice. Costs incurred by Landlord pursuant to this Article 5 shall not be included in TI Costs.

6. [Intentionally omitted]

7. Rentable Area.

7.1. The term “Rentable Area” shall reflect such areas as reasonably calculated by Landlord’s architect, as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect to reflect changes to the Project.

7.2. The Rentable Area of the Premises is generally determined by making separate calculations of Rentable Area applicable to each floor within the Premises and totaling the Rentable Area of all floors within the Premises. The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer Premises walls. The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls.

7.3. [Intentionally omitted]

7.4. The Rentable Area of the Project is the total Rentable Area of all buildings within the Project, excluding the Amenities Building.

7.5. Review of allocations of Rentable Areas as between tenants of the Building and the Project shall be made as frequently as Landlord deems appropriate in order to facilitate an equitable apportionment of Operating Expenses (as defined below). If such review is by a licensed architect and allocations are certified by such licensed architect as being correct, then Tenant shall be bound by such certifications. In the event Landlord modifies the Project by demolishing or otherwise removing from the calculation of the Rentable Area of the Project any material portion of any building, then Tenant’s Pro Rata Share of the Project shall be appropriately adjusted.

8. Rent.

8.1. Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the Term Commencement Date, the sums set forth in Section 2.3, subject to the rental adjustments provided in Article 9 hereof. Base Rent and Additional Rent related to Additional TI Costs shall be paid in equal monthly installments (as set forth in Section 2.3 for Base Rent), subject to the rental adjustments provided in Article 9 hereof, each in advance on the first day of each and every calendar month during the Term.

8.2. In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) commencing on the Term Commencement Date, Tenant’s pro rata share, as set forth in Section 2.2 (“Tenant’s Pro Rata Share”), of Operating Expenses (as defined below) and (b) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

8.3. Base Rent, Additional Rent related to Additional TI Costs and all other Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset (except as expressly provided in Articles 25 and 26 herein), in lawful money of the United States of America at the office of Landlord as set forth in Section 2.8 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then-current rate for such fractional month.

9. Rent Adjustments. Base Rent and Additional Rent related to Additional TI Costs shall be subject to an annual upward adjustment of three and twenty-five hundredths percent (3.25%) of the then-current Base Rent, with the first (1st) such adjustment occurring on the first (1st) day of the twenty-fifth (25th) month of the Term. The first such adjustment shall become effective commencing with that monthly rental installment that is due on or after the second (2nd) annual anniversary of the Term Commencement Date (i.e., at the beginning of the twenty-fifth (25th) month of the Term), and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect.

10. Operating Expenses.

10.1. As used herein, the term “Operating Expenses” shall include:

(a) Government impositions including, without limitation, property tax costs consisting of real and personal property taxes and assessments, including amounts due under any improvement bond upon the Building or the Project, including the parcel or parcels of real property upon which the Building and areas serving the Building are located or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”) are levied; taxes on or measured by gross rentals received from the rental of space in the Project; taxes based on the square footage of the Premises or the Project, as well as any utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws (as defined below) or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Project or the parking facilities serving the Project; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance taxes, or taxes that are the personal obligation of Tenant or of another tenant of the Project or any documentary transfer tax; and

(b) All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Project (except as solely related to the Building) including, by way of example and not of limitation, costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder; costs of utilities furnished to the Common Areas; sewer fees; cable television; trash collection; cleaning, including windows; heating; ventilation; air-conditioning; maintenance of landscaping and grounds; maintenance of drives and parking areas; maintenance of the Amenities Building roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Project; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Project systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Project; accounting, legal and other professional fees and expenses incurred in connection with the Project; costs of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property provided by Landlord for use in Common Areas or in the Project office; Project office rent or rental value for a commercially reasonable amount of space, to the extent an office used for Project operations is maintained at the Project; capital expenditures (amortized over their useful lives in accordance with generally accepted accounting principles); costs of complying with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities, committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Property, the Project, the Building, the Premises, Landlord or Tenant, including both statutory and common law and hazard waste rules and regulations (“Applicable Laws”); costs of maintaining and repairing the Amenities Building; Landlord’s actual expenses associated with operating and providing the Amenities Building Services, including the fair market rental value of the Amenities Building, net of revenues paid to Landlord with respect to the provision of such services, to the extent that amounts paid by service providers to Landlord for the right to provide services in the Amenities Building shall be considered revenues from the provision of such services, and the amounts paid by Landlord to induce service providers to provide services in the

Amenities Building shall be considered expenses of the provision of such services (all such net costs associated with the Amenities Building, the “Net Amenities Costs”); insurance premiums, including premiums for public liability, property casualty, earthquake, terrorism and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including, without limitation, janitors, floor waxers, window washers, watchmen, gardeners, sweepers and handymen.

Notwithstanding the foregoing, Operating Expenses shall not include any leasing commissions; costs, fees or expenses that relate to preparation of rental space for a tenant; expenses of initial development and construction, including, but not limited to, grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); legal expenses relating to other tenants; costs of repairs to the extent reimbursed by payment of insurance proceeds or warranties received by Landlord; interest upon loans to Landlord or secured by a mortgage or deed of trust covering the Project or a portion thereof (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Subsection 10.1(a)); costs of repairing, maintaining or replacing the Building’s shell, roof, foundation, structural components; costs of maintaining the water-tight integrity of the Building for the first (1st) thirty-six (36) months of the Term; any costs and expenses relating to the repair, maintenance or replacement of the EFIS system during the first (1st) thirty-six (36) months of the Term; salaries of executive officers of Landlord; depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements that are provided for in Subsection 10.1(b)); taxes that are excluded from Operating Expenses by the last sentence of Subsection 10.1(a); expenses in connection with services or other benefits of a type that are not provided to Tenant or that are paid directly by Tenant but that are provided by Landlord to another tenant or occupant of the Project (provided that this clause shall not preclude from Operating Expenses any Operating Expenses related to the Amenities Building); increases in insurance premiums over those in effect on the Term Commencement Date to the extent directly caused by the gross negligence or willful misconduct of Landlord or any of its employees, agents or contractors; executive salaries or salaries of service personnel to the extent that such salaries are payable in connection with services other than in connection with the management, operation, repair or maintenance of the Building; the cost of offsite service personnel to the extent that such personnel are not engaged in the management, operation, repair or maintenance of the Project; charitable or political contributions or fees paid to trade associations; Landlord’s general overhead expenses not related to the Project; overhead profit increments paid to Landlord’s subsidiaries or affiliates for management or other services on or to the Project or for supplies or other materials to the extent that the cost of the services, supplies or materials materially exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis; loan fees related to any mortgage or deed of trust; rent and other amounts due under any ground or underlying lease; advertising and promotional expenditures; costs of repairs and other work occasioned by fire, windstorm or other casualty of an insurable nature of a type for which Landlord is required to carry insurance under the terms of this Lease to the extent Landlord receives insurance proceeds; any costs, fines or penalties incurred due to violations by Landlord of this Lease or any other lease in the Project, or due to Landlord’s gross negligence or willful misconduct; the cost of correcting any building code or other violations, which violations existed prior to the Term Commencement Date; costs for sculpture, paintings or other objects of art (and insurance thereon or extraordinary security in connection therewith); wages, salaries or other compensation paid to any executive employees above the grade of building manager; and, for any calendar year, Net Amenities Costs, to the extent they exceed the Amenities Building Cost Cap. The “Amenities Building Cost Cap” means for the calendar year beginning January 1, 2008, One Hundred Fifty Thousand Dollars ($150,000), and for each calendar year after the calendar year beginning January 1, 2008, the product of (a) the Amenities Building Cost Cap for the preceding year and (b) the greater of (i) one and (ii) one plus a fraction, the numerator of which is the CPI as of January 1 of such calendar year and the denominator of which is the CPI as of January 1, 2008. “CPI” means the West Urban Regional Consumer Price Index, for all urban consumers (CPI-U)

for all items other than food and energy, not seasonably adjusted, as published by the United States Department of Labor, Bureau of Labor Statistics (“BLS”); provided, however, that if said Consumer Price Index shall cease to exist or is changed, then the terms “CPI” or “Consumer Price Index” shall mean such successor index as is designated for such purpose by the BLS, and if not so designated than such other replacement index as is in the public domain and readily accessible to the general public as Landlord reasonably selects to measure change in purchasing power. Notwithstanding anything to the contrary set forth herein, Landlord shall not include in Tenant’s Pro Rata Share of Operating Expenses any costs or expenses relating to the Amenities Building until use of the Amenities Building is provided to Tenant.

Notwithstanding the foregoing, for each calendar year (the “Current Calendar Year”) during the Term after the first (1st) full calendar year following the Term Commencement Date, the amount of Tenant’s Pro Rata Share of Operating Expenses, with respect to the Capped Operating Expenses (as defined below) only, shall not exceed one hundred seven percent (107%) of the amount of Tenant’s Pro Rata Share of Operating Expenses with respect to the Capped Operating Expenses for the immediately proceeding calendar year (the “Preceding Calendar Year”); provided that, for purposes of the foregoing calculation, if Tenant’s Pro Rata Share increased or decreased during either of such calendar years, then the amount of Tenant’s Pro Rata Share of Capped Operating Expenses for the Preceding Calendar Year shall be adjusted to reflect what such amounts would have been if Tenant’s Pro Rata Share had been the same during such Preceding Calendar year as they were at the end of the Current Calendar Year. Notwithstanding the foregoing, the aforementioned cap shall not apply to capital repairs or replacements. “Capped Operating Expenses” means Operating Expenses other than Landlord’s insurance and utility costs and real property taxes on the Project.

10.2. Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee (as defined below) and (b) Landlord’s estimate of Tenant’s Pro Rata Share of Operating Expenses with respect to the Building and the Project, as applicable, for such month.

(x) The “Property Management Fee” shall equal two percent (2%) of the Base Rent due from Tenant.

(y) Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement (“Landlord’s Statement”) showing in reasonable detail the actual Operating Expenses and Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days following Tenant’s receipt of Landlord’s Statement. If the amounts paid by Tenant pursuant to this Section 10.2 exceed Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

(z) Any amount due under this Section 10.2 for any period that is less than a full month shall be prorated (based on a thirty (30)-day month) for such fractional month.

10.3. Landlord’s Statement shall be final and binding upon Tenant unless Tenant, within sixty (60) days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord stating Tenant’s reasonable objections to Landlord’s Statement. If, during such sixty (60)-day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenant’s Pro Rata Share of Operating Expenses, Landlord shall provide Tenant with reasonable access to Landlord’s books and records to the extent relevant to determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries. In the event that, after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Pro Rata Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) audit and review such of Landlord’s books and records for the year in question as relate to the determination of Operating Expenses for such year (the

“Independent Review”). Landlord shall make such books and records available at the location where Landlord maintains them in the ordinary course of its business. Landlord need not provide copies of any books or records but shall permit Tenant to make copies. Tenant shall commence the Independent Review within thirty (30) days after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review. Tenant shall complete the Independent Review and notify Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting firm’s written statement of the basis, nature and amount of each proposed adjustment) no later than sixty (60) days after Landlord has first given Tenant access to Landlord’s books and records for the Independent Review. Landlord shall review the results of any such Independent Review. The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review. If, as of sixty (60) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the Silicon Valley, California, area (the “Accountant”). If the parties cannot agree on the Accountant, each shall within ten (10) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review). If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant. Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate. Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Operating Expenses. The Accountants may not select or designate any other determination of Operating Expenses. The determination of the Accountant(s) shall bind the parties. If the parties agree or the Accountant(s) determine that Tenant’s Pro Rata Share of Operating Expenses actually paid for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results. If the parties agree or the Accountant(s) determine that Tenant’s Pro Rata Share of Operating Expenses actually paid for the calendar year in question exceeded Tenant’s obligations for such calendar year by more than five percent (5%), then Landlord shall pay the cost of the Accountant(s). If the parties agree or the Accountant(s) determine that Tenant’s payments of Tenant’s Pro Rata Share of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results.

10.4. Except as provided in Section 4.2 above, Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date. Tenant’s responsibility for Tenant’s Pro Rata Share of Operating Expenses shall continue to the later of (a) the date of termination of the Lease and (b) the date Tenant has fully vacated the Premises; provided that nothing in this Section 10.4 shall in any way limit Landlord’s remedies under Article 32.

10.5. Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a 365-day basis. Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

10.6. Within three (3) business days after the end of each calendar month, Tenant shall submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses that (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease or that Tenant reasonably believes is the responsibility of Landlord pursuant to this Lease or the Work Letter.

11. Taxes on Tenant’s Property.

11.1. Commencing on the Term Commencement Date, Tenant shall pay prior to delinquency any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.

11.2. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building or the Property is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed valued of the Building or the Project, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.

11.3. If any improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s building standards (the “Building Standard”) in other spaces in the Project are assessed, then the real property taxes and assessments levied against Landlord or the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 11.2. Any such excess assessed valuation due to improvements in or alterations to space in the Project leased by other tenants of Landlord shall not be included in the Operating Expenses defined in Article 10, but shall be treated, as to such other tenants, as provided in this Section 11.3. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements or alterations are assessed at a higher valuation than the Building Standard, then such records shall be binding on both Landlord and Tenant.

12. Security Deposit.

12.1. On the Term Commencement Date, Tenant shall deposit with Landlord the sum set forth in Section 2.6 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of this Lease. If Tenant defaults with respect to any provision of this Lease beyond the applicable notice and cure period (if any), including, but not limited to, any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. The provisions of this Article 12 shall survive the expiration or earlier termination of this Lease. TENANT HEREBY WAIVES THE REQUIREMENTS OF SECTION 1950.7 OF THE CALIFORNIA CIVIL CODE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

12.2. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

12.3. Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and provided the purchaser assumes Landlord’s obligations hereunder, Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

12.4. The Security Deposit, or any balance thereof remaining after deductions properly made by Landlord pursuant to this Lease, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.

12.5. Provided that Tenant is not then in default under this Lease, Landlord shall return Seventy-Five Thousand Dollars ($75,000) of the Security Deposit to Tenant (or offset the same against the next payment of Rent owing from Tenant) on each annual anniversary of the Term Commencement Date until the Security Deposit required under this Lease equals Four Hundred Thousand Dollars ($400,000). In no event shall the required Security Deposit be less than Four Hundred Thousand Dollars ($400,000).

12.6. If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

12.7. The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Landlord in its sole discretion. Tenant may at any time, except during Default (as defined below), deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows.

(a) If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term, a letter of credit in the form of Exhibit E issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year. If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then: (i) Landlord shall with reasonable diligence complete any necessary calculations; (ii) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires; and (iii) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security. Tenant shall reimburse Landlord’s legal costs (as estimated by Landlord’s counsel) in handling Landlord’s acceptance of L/C Security or its replacement or extension.

(b) If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held. If Tenant delivers to Landlord cash in the amount of the Security Deposit, Landlord shall return to Tenant any L/C Security previously held.

(c) Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if: (i) an uncured Default (as defined below) exists; (ii) as of the date forty-five (45) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) six (6) months after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security; (iii) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days; (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security; or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security and Tenant does not replace the L/C Security with a new L/C Security acceptable to Landlord at least ten (10) days prior to the date on which such cessation occurs. This paragraph does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.

(d) Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease. Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage. Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit. In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous.

(e) If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within five (5) Business Days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

13. Use.

13.1. Tenant may use the Premises for the purpose set forth in Section 2.7, and shall not use the Premises, or (commencing on the Term Commencement Date) permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

13.2. Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Premises, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

13.3. Tenant shall not do or (commencing on the Term Commencement Date) permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building and the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project, and Tenant shall promptly, upon demand and commencing on the Term Commencement Date, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article 13.

13.4. From and after the Term Commencement Date, Tenant shall keep all doors opening onto public areas closed, except when in use for ingress and egress.

13.5. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent. Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. Notwithstanding anything in this Section 13.5 to the contrary, except in the case of an emergency, Landlord shall not enter the Premises unescorted by an employee or agent of Tenant; provided that Tenant shall make an employee or agent reasonably available.

13.6. No awnings or other projections shall be attached to any outside wall of the Building without Landlord’s prior written consent. With respect to the office portion of the Premises, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings, and neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent.

13.7. No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on or visible from the outside of the Building without Landlord’s prior written consent. Commencing on the Term Commencement Date, Tenant shall have Signage rights for the Premises substantially consistent with the Signage permitted for other comparable Tenants in the Project, as Landlord reasonably determines. At Landlord’s option, Landlord may install any such Signage, and Tenant shall pay all costs associated with such installation within five (5) days after the Term Commencement Date.

13.8. Tenant shall only place equipment within the Premises with floor loading consistent with the structural design of the Building without Landlord’s prior written approval, and such equipment shall be placed in a location designed to carry the weight of such equipment.

13.9. [Intentionally omitted]

13.10. Tenant shall not (a) do or (commencing on the Term Commencement Date) permit anything to be done in or about the Premises that shall unreasonably obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, (b) use or (commencing on the Term Commencement Date) allow the Premises to be used for immoral, unlawful or objectionable purposes, (c) cause, maintain or (commencing on the Term Commencement Date) permit any nuisance or waste in, on or about the Premises or the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment.

13.11. Subject to Landlord’s obligations expressly set forth herein, including without limitation Landlord’s obligation to construct the Tenant Improvements in compliance with Applicable Laws, commencing on the Term Commencement Date Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises becoming out of compliance with the ADA after the Term Commencement Date, and Tenant shall indemnify, save, defend and hold Landlord harmless from and against any loss, cost, liability or expense (including reasonable attorneys’ fees and disbursements) arising out of the failure of Tenant to comply with this Section 13.11. The indemnity provisions of this Section 13.11 shall survive the expiration or earlier termination of this Lease as to events occurring during the Term.

14. Rules and Regulations, CC&Rs, Parking Facilities and Common Areas.

14.1. Tenant shall have the non-exclusive right, in common with others, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit F, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its reasonable discretion (the “Rules and Regulations”). Tenant shall faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations.

14.2. This Lease is subject to any recorded covenants, conditions or restrictions on the Project or Property (the “CC&Rs”). Tenant shall comply with the CC&Rs.

14.3. Tenant shall have a non-exclusive license during the Term to use Tenant’s Pro Rata Share of parking facilities (up to three and two tenths (3.2) spaces per one thousand (1,000) rentable square feet) serving the Project in common on an unreserved basis with other tenants of the Project at no additional cost to Tenant. In addition, Landlord shall, at Tenant’s sole cost and expense, designate the ten (10) parking spaces shown in Exhibit K attached hereto (which spaces shall be part of, and not in addition to, the spaces described in the preceding sentence) as Tenant’s reserved visitor parking.

14.4. Nothing in this Article 14 is intended to create an affirmative duty on Landlord’s part to monitor parking.

14.5. Landlord reserves the right to make reasonable modifications to the Common Areas, including the right to add or remove exterior landscaping and to subdivide real property.

14.6. Exhibit L attached hereto depicts where the exterior equipment yard, back-up generator pad, covered loading dock and dining patio shall be located, subject to the approval of the applicable Governmental Authorities. Nothing in this Section 14.6 shall obligate Landlord to monitor potential use of the dining patio by third parties.

15. Project Control by Landlord.

15.1. Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by this Lease. This reservation includes, without limitation, Landlord’s right to subdivide the Project, convert the Building and other buildings within the Project to condominium units, grant easements and licenses to third parties, and maintain or establish ownership of the Building separate from fee title to the Property.

15.2. [Intentionally omitted]

15.3. Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided for in this Lease and materially affects any rights or remedies hereunder; provided, however, that nothing in this Section 15.3 shall relieve Tenant of its obligations under Article 31.

15.4. Subject to the provisions of Section 13.5 above, Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon twenty-four (24) hours’ prior notice (provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Premises to prospective purchasers or tenants during the final year of the Term, (d) post notices of nonresponsibility and (e) access the telephone equipment, electrical substation and fire risers. In connection with any such alteration, improvement or repair as described in this Section 15.4, Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section 15.4; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

16. Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Landlord or anyone acting through or under Landlord shall not disturb Tenant’s occupancy of the Premises, except as permitted by this Lease.

17. Utilities and Services.

17.1. Commencing on the Term Commencement Date, Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. If any such utility is not separately metered to Tenant, Tenant shall pay a reasonable proportion (to be determined by Landlord) of all charges of such utility jointly metered with other premises as part of Tenant’s Pro Rata Share of Operating Expenses or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent. Tenant shall contract directly with the relevant providers for gas, water for the Premises, telephone (other than for the elevator and fire alarm system), internet service, cable television and other telecommunications. Throughout the duration of Tenant’s occupancy of the Premises, Tenant shall keep the Premises’ gas and water meters and installation equipment in good working order and repair at Tenant’s sole cost and expense. If Tenant fails to so maintain such meters and equipment, Landlord may repair or replace the same and shall collect the costs therefor from Tenant. Tenant agrees to pay for water and gas consumed, as shown on said meter, and for the other utilities for which Tenant directly contracts with the applicable suppliers, as and when bills are rendered. If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated, shall be deemed to be Additional Rent payment by Tenant and collectible by Landlord as such.

17.2. Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by Force Majeure. In the event of such failure, Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease except as expressly provided in Articles 25 and 26 herein.

17.3. Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term.

17.4. [Intentionally omitted]

17.5. [Intentionally omitted]

17.6. Utilities and services provided by Landlord to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utility or service.

17.7. Landlord shall provide water to the Common Areas. Landlord shall wash the exterior of the Building’s windows not less than twice during every twelve (12) month period.

17.8. It is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure.

18. Alterations.

18.1. Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation, or other work (whether major or minor) of any kind in, at, or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold; provided, however, that in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, roof, foundation or core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Landlord may withhold its approval with respect thereto in its sole and absolute discretion; and provided, further, that Landlord’s consent shall not be required (but Tenant shall be required to provide Landlord with prior written notice and to comply with all other provisions of this Article 18) for any Alterations or set of Alterations costing less than One Hundred Thousand Dollars ($100,000). Tenant shall, in making any such Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall be in Landlord’s reasonable discretion. In seeking Landlord’s approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request.

18.2. Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.

18.3. Tenant shall coordinate reasonably with Landlord’s property management office in scheduling all work to be performed for or by Tenant.

18.4. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord with complete “as-built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises.

18.5. Before commencing any Alterations costing in excess of Twenty-Five Thousand Dollars ($25,000), Tenant shall give Landlord at least fourteen (14) days’ prior written notice of the proposed commencement of such work.

18.6. Other than Tenant’s Property (as defined in Section 18.8 below), all Tenant Improvements, Alterations, fixtures, additions and improvements, subject to Section 18.8, attached to or built into the Premises, made by either of the Parties, including, without limitation, all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits, shall (unless, prior to such construction or installation, Landlord elects otherwise) become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof. The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.

18.7. Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease. Tenant shall have no obligation to remove any Alterations at the end of the Term unless Landlord, concurrently with giving its consent to such Alterations (at the written request of Tenant) notifies Tenant in writing that removal and restoration of such Alterations shall be required. Tenant shall not be required to remove any initial Tenant Improvements.

18.8. For purposes of this Article 18, “Tenant’s Property” shall mean all moveable furniture, trade fixtures, equipment and personal property that were supplied by or paid for by Tenant. Tenant’s Property shall include, without limitation, those items listed on Exhibit H attached hereto (as the same may be updated from time to time with the reasonable consent of both parties). If Tenant shall fail to remove any of its effects from the Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of said personal property.

18.9. Other than Tenant’s Property, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including, without limitation, the Tenant Improvements made pursuant to the Work Letter without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

18.10. Tenant shall pay to Landlord in relation to all changes installed by Tenant or its contractors or agents all of Landlord’s actual third party costs for plan review, coordination, scheduling and supervision thereof. Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.

18.11. Within sixty (60) days after final completion of Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Alterations performed by Tenant together with supporting documentation reasonably acceptable to Landlord.

18.12. Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and lenders as additional insureds on their respective insurance policies.

19. Repairs and Maintenance.

19.1. Following the Term Commencement Date, Tenant, at its sole cost and expense, shall maintain and keep the Premises (except Landlord’s Items) in good condition and in a manner consistent with the Permitted Use. Tenant shall make all repairs, replacements and improvements (except with respect to Landlord’s Items), including, without limitation, all HVAC, plumbing and electrical repairs, replacements and improvements required, and shall keep the same free and clear from all rubbish and debris. All repairs made by Tenant shall be at least equal in quality to the original work, and shall be made only by Tenant’s employees (provided they are qualified to perform such repairs and maintenance, do not void any warranties on the Building’s equipment, and perform the repairs in accordance with Applicable Laws) or by a licensed, bonded contractor approved in advance by Landlord; provided, however, that such contractor need not be bonded or approved by Landlord if the non-structural alterations, repairs, additions or improvements to be performed do not exceed Twenty-Five Thousand Dollars ($25,000) in value. Landlord may impose reasonable restrictions and requirements with respect to such repairs. Tenant shall not take or fail to take any action, the taking or failure of which shall cause waste, damage or injury to the Premises. Tenant shall indemnify, save, defend (by legal counsel acceptable to Landlord) and hold harmless Landlord from and against any and all Claims (as defined below) arising out of the failure of Tenant or Tenant’s Agents to perform the covenants contained in this paragraph. “Tenant’s Agents” shall be defined to include Tenant’s officers, employees, agents, contractors, invitees, customers and subcontractors. Landlord shall repair and maintain the Common Areas of the Project, the structural and exterior portions of the Building (including, without limitation, the Building’s shell, roof, foundation, structural components and windows), the BMS system (only in regards to the BMS system’s ability to measure the utilities entering the Building, and provided Tenant shall have secure online access to monitor and control Tenant’s system) elevators, fire sprinkler systems, fire alarm panels, elevator and fire alarm telephone lines (collectively, “Landlord’s Items”). Except as otherwise stated in Section 10.1(b), any costs related to the repair or maintenance activities specified in this Section 19.1 shall be included as a part of Operating Expenses, unless such repairs or maintenance is required in whole or in part because of any act, neglect, fault or failure to act of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of such repairs and maintenance; provided, however, that costs related to window repairs and maintenance to protect against water intrusion after the first (1st) thirty-six (36) months following the Term Commencement Date shall constitute an Operating Expense.

19.2. Except for services of Landlord, if any, required by Section 19.1, following the Term Commencement Date, Tenant shall at Tenant’s sole cost and expense maintain and keep the Premises (except Landlord’s Items) and every part thereof in good condition and repair, damage thereto from ordinary wear and tear and casualty and condemnation excepted. Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises (except with respect to Landlord’s Items) to Landlord in as good of a condition as when received, ordinary wear and tear and casualty and condemnation excepted; and shall, at Landlord’s request, remove all telephone and data systems, wiring and equipment from the Premises, and repair any damage to the Premises caused thereby. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than pursuant to the terms and provisions of the Work Letter and with respect to Landlord’s Items.

19.3. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is an obligation of Landlord unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance. Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense. If Tenant shall fail, after reasonable notice, to maintain or to commence and thereafter to proceed with diligence to make any repair required of it pursuant to the terms of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default by Tenant, may so maintain or make such repair and may charge Tenant for the costs thereof. Any expense reasonably incurred by Landlord in connection with the making of such repairs may be billed by Landlord to Tenant monthly or, at Landlord’s option, immediately, and shall be due and payable within ten (10) days after such billing or, at Landlord’s option, may be deducted from the Security Deposit.

19.4. Repairs under this Article 19 that are obligations of Landlord are subject to allocation among Tenant and other tenants as Operating Expenses, except as otherwise provided in this Article 19.

19.5. This Article 19 relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project and any related facilities. In the event of fire, earthquake, flood, vandalism, war, terrorism, natural disaster or similar cause of damage or destruction, Article 25 shall apply in lieu of this Article 19.

19.6. If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease.

19.7. Landlord and Landlord’s agents shall have the right to enter upon the Premises or any portion thereof for the purposes of performing any repairs or maintenance Landlord is permitted to make pursuant to this Lease, and of ascertaining the condition of the Premises or whether Tenant is observing and performing Tenant’s obligations hereunder, all without unreasonable interference from Tenant or Tenant’s Agents. Notwithstanding anything in this Section 19.7 to the contrary, except in the case of an emergency, Landlord shall not enter the Premises unescorted by an employee or agent of Tenant; provided that Tenant shall make an employee or agent reasonably available.

20. Liens.

20.1. Subject to the immediately succeeding sentence, Tenant shall keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises or the Project for work claimed to have been done for, or materials claimed to have been furnished to, shall be discharged or bonded by Tenant within twenty (20) days after the filing thereof, at Tenant’s sole cost and expense.

20.2. Should Tenant fail to discharge or bond against any lien of the nature described in Section 20.1, Landlord may, at Landlord’s election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent.

20.3. In the event that Tenant leases or finances the acquisition of office, laboratory or manufacturing equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Building be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises or the Project.

21. Estoppel Certificate. Tenant shall, within ten (10) days of receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit I, or on any other form reasonably requested by a proposed lender, mortgagee or beneficiary (each, a “Lender”) or purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such the prescribed time shall, at Landlord’s option, constitute a Default (as defined below) under this Lease, and, in any event, shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

21.1. Landlord shall, within ten (10) days of receipt of written notice from Tenant, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit J, or on any other form reasonably requested by a proposed lender, mortgagee or beneficiary (each, a “Lender”) or purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Landlord’s knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be requested thereon. Landlord’s failure to deliver such statement within such the prescribed time shall be binding upon Landlord that the Lease is in full force and effect and without modification except as may be represented by Tenant in any certificate prepared by Tenant and delivered to Landlord for execution.

22. Hazardous Materials.

22.1. Tenant shall not cause or (during the Lease Term) permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises or the Project in violation of Applicable Laws by Tenant, its agents, employees, contractors or invitees. If Tenant breaches such obligation, or if the presence of Hazardous Materials as a result of such a breach results in contamination of the Premises or the Project or any adjacent property, or if contamination of the Premises or the Project or any adjacent property by Hazardous Materials otherwise occurs during the Term of this Lease or any extension or renewal hereof or holding over hereunder, then Tenant shall indemnify, save, defend and hold Landlord, its agents and contractors harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in value of the Premises or the Project or any portion thereof; damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or Project; damages arising from any adverse impact on marketing of space in the Premises or the Project; and sums paid in settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees) that arise during or after the Term as a result of such breach or contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under the Premises during the Term or due to Tenant’s breach of this Lease. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Premises or the Project or any adjacent property caused or permitted by Tenant results in any contamination of the Premises or the Project or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises or the Project and any adjacent property to their respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Premises or the Project. This Section 22.1 shall be subject to the terms of Article 44.

22.2. Landlord acknowledges that it is not the intent of this Article 22 to prohibit Tenant from operating its business as described in Section 2.7. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each category of Hazardous Material to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Premises (the “Hazardous Materials List”). Tenant’s current Hazardous Materials List is attached to this Lease as Exhibit G. Tenant shall deliver to Landlord an updated Hazardous Materials List on or prior to each annual anniversary of the Term Commencement Date and shall deliver updated Hazardous Materials Lists to Landlord when required to give the same to any Governmental Authority. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date or, if unavailable at that time, concurrent with the receipt from or submission to any Governmental Authority: permits; approvals; reports and correspondence; storage and management plans; notices of violations of Applicable Laws; plans relating to the installation of any storage tanks to be installed in or under the Premises or the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion); and all closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on or under the Premises or the Project for the closure of any such storage tanks. Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature that, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Upon Landlord’s written request, Tenant agrees that it shall enter into a written agreement with other tenants of the Project concerning the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Project is located (the “UBC”)) within the Project for the storage of Hazardous Materials. In the event that Tenant’s use of Hazardous Materials is such that it utilizes fire control areas in the Project in excess of Tenant’s Pro Rata Share of the Project as set forth in Section 2.2, Tenant agrees that it shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials or take such other action as is necessary to ensure that its share of the fire control areas of the Project is not greater than Tenant’s Pro Rata Share of the Project.

22.3. Notwithstanding the provisions of Section 22.1, if Tenant or any transferee, assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials at the Project and the condition triggering such enforcement order affects other tenant premises or materially affects the Project (or any portion thereof) or the use thereof, then Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion (with respect to any such matter involving Tenant). Further if Tenant or any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, Lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property as a result of such party’s action or failure to act or use of the property in question, then Landlord may reasonably refuse to consent to a proposed transfer, assignment or sublease to such person.

22.4. At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Premises or the Project to demonstrate that Hazardous Materials are present or that contamination has occurred due to Tenant or Tenant’s agents, employees or invitees. Tenant shall pay all reasonable costs of such tests of the Premises if the tests disclose that Tenant has failed to comply with its obligations under this Article 22.

22.5. If underground or other storage tanks storing Hazardous Materials are hereafter placed on the Premises by Tenant, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws.

22.6. Tenant’s obligations under this Article 22 shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall continue to pay Rent in accordance with this Lease, which Rent shall be prorated daily. Nothing in this Article 22, however, shall create any liability on the part of Tenant for any Hazardous Materials present at or about the Project prior to the Term Commencement Date, which emanate onto the Project or Premises from outside the Project or Premises, or which were introduced to the Project or Premises by Landlord, its employees, contractors, agents or representatives, unless to the extent caused by Tenant or its agents, employees or contractors.

22.7. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste that is or becomes regulated by any Governmental Authority.

22.8. To Landlord’s knowledge, no Hazardous Materials exist at the Project in violation of Applicable Laws, other than as may be set forth in that certain Phase I Environmental Site Assessment by URS dated as of July 11, 2006, a copy of which has been provided to Tenant.

23. Odors and Exhaust.

23.1. Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises that are deemed offensive by a reasonable person.

23.2. Provided Landlord maintains the Building’s Capacity with respect to the ventilation and electrical systems, Tenant shall vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) in compliance with Applicable Laws. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Tenant’s and Landlord’s approval.

23.3. In the event that Landlord or Tenant receives complaints regarding the release of such odors from the Premises, Tenant shall, at Tenant’s sole cost and expense, use commercially reasonable methods to provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may be necessary or appropriate from time to time) to abate such offensive odors, fumes or other substances in Tenant’s exhaust stream that emanate from the Premises. Any work Tenant performs under this paragraph shall constitute Alterations.

24. Insurance; Waiver of Subrogation.

24.1. Landlord shall maintain insurance for the Building and the Project in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect, provided that such coverage shall not be less than ninety percent (90%) of such full replacement cost or the amount of such insurance Landlord’s Lender, if any, requires Landlord to maintain, providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workmen’s compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Building.

24.2. In addition, Landlord shall carry commercial liability insurance with a single limit of not less than Three Million Dollars ($3,000,000), which, at Landlord’s discretion, may be provided through a combination of primary and umbrella coverage, for death or bodily injury, or property damage with respect to the Project.

24.3. Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Term Commencement Date or the date of occupancy, whichever occurs first, and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) commercial general liability insurance with limits of not less than Three Million Dollars ($3,000,000) per occurrence (which, at Tenant’s discretion, may be provided through a combination of primary and umbrella coverage) for death or bodily injury and for property damage with respect to the Premises (including $100,000 fire legal liability (each loss).

24.4. The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc., and their respective officers, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds. Said insurance shall be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in “Best’s Insurance Guide.” Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Tenant from the insurer (except in the event of non-payment of premium, in which case ten (10) days written notice shall be given) and Tenant shall prompt provide Landlord with a copy of any such notification. In addition, the insurer shall endeavor to provide thirty (30) days’ prior written notice to Landlord of any reduction of coverage or other modification or cancellation of any such policy. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.

24.5. Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

24.6. In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building or the Project, (b) the landlord under any lease whereunder Landlord is a tenant of the real property upon which the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and (c) any management company retained by Landlord to manage the Project.

24.7. Notwithstanding anything to the contrary set forth in this Lease, Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents and representatives of the other on account of loss or damage occasioned by such waiving party or its property or the property of others under such waiving party’s control, in each case to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy that either Landlord or Tenant may have in force at the time of such loss or damage. Such waivers shall continue so long as their respective insurers so permit. Any termination of such a waiver shall be by written notice to the other party, containing a description of the circumstances hereinafter set forth in this Section 24.7. Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then the party seeking such policy shall notify the other of such conditions, and the party so notified shall have ten (10) days thereafter to either (a) procure such insurance with companies reasonably satisfactory to the other party or (b) agree to pay such additional premium (in Tenant’s case, in the proportion that the area of the Premises bears to the insured area). If the parties do not accomplish either (a) or (b), then this Section 24.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, then neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 24.7, shall contravene

Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party’s insurer.

24.8. Landlord may require insurance policy limits required under this Lease to be raised to conform with reasonable requirements of any Lenders of Landlord.

24.9. Any costs incurred by Landlord pursuant to this Article 24 (other than costs and claims waived under Section 24.7 above) shall constitute a portion of Operating Expenses.

25. Damage or Destruction.

25.1. In the event of a partial destruction of the Building or the Project by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that (a) the damage thereto is such that the Building or the Project may be repaired, reconstructed or restored within a period of twelve (12) months from the date of the happening of such casualty and (b) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense if the date of destruction is after the Term Commencement Date), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Building or the Project, as applicable, and this Lease shall continue in full force and effect.

25.2. In the event of any damage to or destruction of the Building or the Project other than as described in Section 25.1, Landlord may elect to repair, reconstruct and restore the Building or the Project, as applicable, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction. In the event Landlord elects to terminate this Lease, Tenant shall have the right within thirty (30) days of receipt of Landlord’s notice of termination to (a) notify Landlord that Tenant elects to repair the Premises (except the Building’s shell and core, which Landlord shall repair) and (b) demonstrate to Landlord’s satisfaction that Tenant has (i) sufficient financial resources reasonably dedicated to pay its share of the cost of repair and (ii) the expertise and experience to ensure the repairs will occur in a manner and result in Premises satisfactory to Landlord, in which event this Lease shall continue in full force and effect; provided, however, that (x) Tenant may only make such repairs if Tenant agrees to lease the entire Building for a minimum of five (5) years following completion of such repairs, on terms mutually agreeable to Landlord and Tenant, (y) Tenant shall have no right to terminate the Lease thereafter related to such damage or destruction and (z) Tenant’s right to make such repairs shall be subject to the rights of any Lender of Landlord. Tenant shall proceed to make such repairs in a manner reasonably acceptable to Landlord and at Tenant’s sole cost and expense, and subject to such conditions as Landlord may reasonably impose, except that Landlord shall pay over and assign to Tenant all insurance proceeds with respect to such damage and restoration, subject to the rights of any Lenders of Landlord.

25.3. Landlord shall give written notice to Tenant within sixty (60) days following the date of damage or destruction of the estimated time to repair the Premises (“Repair Notice”) its election not to repair, reconstruct or restore the Building or the Project, as applicable.

25.4. Upon any termination of this Lease under any of the provisions of this Article 25, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

25.5. In the event of repair, reconstruction and restoration as provided in this Article 25, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business; provided, however, that the amount of such abatement shall be reduced by the proceeds of lost rental income insurance actually received by Tenant with respect to the Premises.

25.6. Notwithstanding anything to the contrary contained in this Article 25, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure, then the time for Landlord to commence or complete repairs shall be extended on a day-for-day basis; provided, however, that, at Landlord’s election, Landlord shall be relieved of its obligation to make such repair, reconstruction or restoration.

25.7. If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repair, reconstruction or restoration only with regard to those portions of the Premises or the Project that were originally provided at Landlord’s expense (including the Tenant Improvements). After the Term Commencement Date, the repair, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense shall be the obligation of Tenant. In the event Tenant has elected to upgrade certain improvements from the Building Standard, Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repair, reconstruction and restoration of the Premises and the Project.

25.8. Notwithstanding anything to the contrary contained in this Article 25, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article 25 occurs during the last twenty-four (24) months of the Term or any extension hereof, or to the extent that insurance proceeds are not available therefor.

25.9. Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Property and the Building; provided that Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction. If the Property or the Building is to be repaired in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease; provided Tenant is not then in default (other than as a result of a change in control that constitutes a default under Section 30.1) under this Lease (and provided that, if Tenant cures such default within the cure period (if any) permitted under this Lease, Landlord shall no longer be permitted to withhold such proceeds from Tenant), and subject to the requirements of any Lender of Landlord.

25.10. Notwithstanding the foregoing, Tenant may terminate this Lease upon thirty (30) days’ prior written notice (which notice shall be delivered to Landlord, if at all, no later than fifteen (15) days after Landlord delivers the Repair Notice to Tenant) if Landlord is required to or elects to perform such repair or restoration and either (a) the Repair Period exceeds twelve (12) months (as the same may be extended due to a Tenant-caused delay or Force Majeure) or (b) the damage or destruction occurs within the last twelve (12) months of the Term.

25.11. Notwithstanding anything to the contrary set forth in this Section 25, in the event of a casualty occurring prior to the Term Commencement Date, (a) any costs or expenses incurred in connection with repairing any damage or restoring the Property and Premises as a result of such casualty shall not be included in TI Costs or Excess TI Costs and (b) Tenant shall not have any responsibility to restore the Premises or Property.

26. Eminent Domain.

26.1. In the event the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

26.2. In the event of a partial taking of the Building or the Project, or of drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in Landlord’s sole opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.

26.3. Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

26.4. If, upon any taking of the nature described in this Article 26, this Lease continues in effect, then Landlord shall promptly proceed to restore the Premises and the Project, as applicable, to substantially their same condition prior to such partial taking. To the extent such restoration is feasible, as determined by Landlord in its reasonable discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

26.5. Notwithstanding anything to the contrary set forth in this Article 26, in the event of a taking (as described above) prior to the Term Commencement Date, (a) any costs or expenses incurred in connection with the Property and Premises as a result of such taking shall not be included in TI Costs or Excess TI Costs and (b) Tenant shall not have any responsibility to restore the Premises or Property.

27. Surrender.

27.1. At least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) a Phase I environmental assessment (“Phase I”) for the Premises and (b) written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including, without limitation, laws pertaining to the surrender of the Premises. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Phase I for which Tenant is responsible hereunder and compliance with any recommendations set forth in the Phase I with respect to any conditions set forth in the Phase I for which Tenant is responsible hereunder. Tenant’s obligations under this Section 27.1 shall survive the expiration or earlier termination of the Lease.

27.2. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

27.3. The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises or the Property, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

27.4. The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.

28. Holding Over.

28.1. If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 8, as adjusted in accordance with Article 9, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including, without limitation, payments for Tenant’s Pro Rata Share of Operating Expenses. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

28.2. Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term.

28.3. Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

28.4. The foregoing provisions of this Article 28 are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

29. Indemnification and Exculpation.

29.1. Tenant agrees to indemnify, save, defend and hold Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred in investigating or resisting the same (collectively, “Claims”) arising from injury or death to any person or damage to any property occurring within or about the Premises or the Project arising directly or indirectly out of Tenant’s or Tenant’s employees’, agents’ or guests’ use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by Landlord’s willful misconduct or gross negligence. Notwithstanding the above, with respect to any Claims accruing prior to the Term Commencement Date, Tenant’s indemnity obligation under this Lease shall be limited to Claims made by or against Landlord only, to the extent such Claims arise from (a) Exempt Causes, as defined in Section 44.3 below, (b) the acts or failures to act of Tenant or any employee, contractor or agent of Tenant acting on behalf of Tenant and such acts or failures to act are not related to the construction of the Tenant Improvements, or (c) the acts or failures to act of Tenant or any employee, contractor or agent of Tenant acting on behalf of Tenant and such acts or failures to act are related to the construction of the Tenant Improvements (provided, however, that in the case of any Claim under this Subsection 29.1(c), the amounts recoverable from Tenant shall be limited as provided in Article 44 below).

29.2. Notwithstanding any provision of Section 29.1 to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research, including, without limitation, loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including, without limitation, broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time. Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section 29.2.

29.3. Landlord shall not be liable for any damages arising from any act, failure to act or neglect of any other tenant in the Project, or of any other third party.

29.4. Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.

29.5. The provisions of this Article 29 shall survive the expiration or earlier termination of this Lease.

30. Assignment or Subletting.

30.1. Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises (each, a “Transfer”), without Landlord’s prior written consent, which consent Landlord may not unreasonably withhold, condition or delay. Tenant shall have the right to Transfer without Landlord’s prior written consent the Premises or any part hereof to any person that as of the date of determination directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tenant (“Tenant’s Affiliate”), or any person or entity that acquires all or substantially all of Tenant’s assets or all the capital stock or other ownership interest in Tenant; any entity with which Tenant merges, regardless of whether Tenant is the surviving entity; or any person or entity that acquires all or substantially all of the business or assets operated or located on the Premises (“Successor”); provided that such Successor assumes in writing all of Tenant’s obligations under the Lease and the Successor at the time of such Transfer shall have no less than Twenty-Five Million Dollars ($25,000,000) in cash or cash equivalent assets; and provided, further, that a Successor does not become a Successor for purposes of a sham or to evade the requirements of Applicable Laws or this Lease. Tenant shall notify Landlord in writing at least ten (10) days prior to the effectiveness of such Transfer to Tenant’s Affiliate or Successor (an “Exempt Transfer”). In the event the disclosure of such Exempt Transfer would violate Applicable Laws or involve the disclosure to Landlord of material non-public information (a “Confidentiality Issue”), then Tenant shall notify Landlord of such Exempt Transfer within two (2) business days following its consummation, Tenant shall otherwise comply with the requirements of this Lease regarding such Exempt Transfer. For purposes of Exempt Transfers, “control” requires both (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person.

30.2. In the event Tenant desires to effect a Transfer other than an Exempt Transfer having a Confidentiality Issue, then, at least thirty (30) but not more than ninety (90) days prior to the date when Tenant desires the assignment or sublease to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.

30.3. Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises and (c) Landlord’s desire to exercise its rights under Section 30.8 to cancel this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

30.4. As conditions precedent to Tenant subleasing the Premises or to Landlord considering a request by Tenant for Landlord’s consent to Tenant’s transfer of rights or sharing of the Premises, Landlord may require any or all of the following:

(a) Tenant shall remain fully liable under this Lease during the unexpired Term;

(b) Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord’s interest under this Lease shall not be diminished or reduced by the proposed Transfer. Such evidence shall include, without limitation, evidence respecting the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;

(c) Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, including, without limitation, reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request not to exceed Two Thousand Five Hundred Dollars ($2,500) per request;

(d) Other than an Exempt Transfer, if Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including, without limitation, a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises and improving the Premises in connection therewith) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, prior to deductions for any transaction costs incurred by Tenant, including marketing expenses, tenant improvement allowances actually provided by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent. If said consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(e) The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(f) Landlord’s consent to any such Transfer shall be effected on Landlord’s forms;

(g) Tenant shall not then be in default hereunder in any respect;

(h) Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use;

(i) Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(j) Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(k) Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent to any later Transfer;

(l) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(m) A list of Hazardous Materials (as defined in Section 22.7), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 22.2.

30.5. Any Transfer that is not in compliance with the provisions of this Article 30 shall be void and shall, at the option of Landlord, terminate this Lease.

30.6. The consent by Landlord to a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Transfer, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.

30.7. Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

30.8. If Tenant delivers to Landlord a Transfer Notice indicating a desire to transfer this Lease to a proposed transferee, assignee or sublessee other than as provided within Section 30.4, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord’s receipt of such Transfer Notice, to terminate this Lease as of the date specified in the Transfer Notice as the Transfer Date, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof. If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to Landlord written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease. In the event Tenant withdraws the Transfer Notice as provided in this Section 30.8, this Lease shall continue in full force and effect. No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed Transfer.

30.9. If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent.

30.10. Notwithstanding anything to the contrary herein, Tenant may not Transfer this Lease, including as part of an Exempt Transfer, unless it concurrently Transfers the Office Lease to the same party in accordance with the terms of the Office Lease.

31. Subordination and Attornment.

31.1. This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Building or the Project and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

31.2. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. If Tenant fails to execute any document required from Tenant under this Section within ten (10)

days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable. Tenant’s obligations to subordinate its interest in this Lease are subject to Tenant’s receipt from any Mortgagee of a non-disturbance agreement on such Mortgagee’s typical form.

31.3. Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease, if required by a mortgagee or beneficiary of a deed of trust encumbering real property of which the Premises constitute a part incident to the financing of the real property of which the Premises constitute a part. Any change affecting the amount or timing of the consideration to be paid by Tenant or modifying the Term of this Lease shall be deemed as materially altering the terms hereof.

31.4. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

32. Defaults and Remedies.

32.1. Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within three (3) days after the date such payment is due, Tenant shall pay to Landlord an additional sum of six percent (6%) of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant.

32.2. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

32.3. If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided that such failure by Tenant continues for three (3) days after Landlord delivers notice to Tenant demanding performance by Tenant; or provided that such failure by Tenant unreasonably interfered with the use of the Project by any other tenant or with the efficient operation of the Project, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 32.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest thereon, from the date Tenant receives written notice that such sums were paid or incurred, at the annual rate equal to twelve percent (12%) per annum or the highest rate permitted by Applicable Laws, whichever is less.

32.4. The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a) The abandonment of the Premises by Tenant;

(b) The failure by Tenant to make any payment of Rent, as and when due, or to satisfy its obligations under Article 20, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant;

(c) The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Subsections 32.4(a) and 32.4(b)) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in Default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion;

(d) Tenant makes an assignment for the benefit of creditors;

(e) A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;

(f) Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(g) Any involuntary petition if filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h) Failure to deliver an estoppel certificate in accordance with Article 21 within three (3) days after Tenant’s receipt of a second (2nd) request therefor; or

(i) Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

Notices given under this Section 32.4 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

32.5. In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord shall be entitled to terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, without limitation:

(a) The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.

As used in Subsections 32.5(a) and 32.5(b), “worth at the time of award” shall be computed by allowing interest at the rate specified in Section 32.3. As used in Subsection 32.5(c), the “worth at the time of the award” shall be computed by taking the present value of such amount, using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point.

32.6. In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 and may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Section 32.6, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a) Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

32.7. If Landlord does not elect to terminate this Lease as provided in Section 32.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

32.8. In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

(a) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, without limitation, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b) Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c) Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d) Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

32.9. Notwithstanding anything to the contrary set forth herein, if the Default by Tenant occurs prior to the Term Commencement Date, Tenant’s liability shall be limited as provided in Article 44 below.

32.10. Notwithstanding anything to the contrary herein contained, or any other provisions of this Lease, if Landlord is exercising remedies due solely to a Default arising from a Transfer of the Lease arising from a change of control of Tenant, any Tenant Affiliate or Successor that has not been approved by Landlord as required herein, and Tenant does not reasonably have any control over such Transfer (“Limited Remedy Default”), then the aggregate amount Tenant shall be required to pay to Landlord from and after the date of the occurrence of such Limited Remedy Default (the “Occurrence Date”) shall be limited to the sum of (a) the present value as of the Occurrence Date, discounted at the annual rate of twelve percent (12%) of all Rent for the unexpired portion of the Term from and after the Occurrence Date as if this Lease had not been terminated, (b) any amounts of Additional Rent that are due and payable or have accrued under this Lease through the Occurrence Date, and (c) any amounts of Additional Rent that are due and payable or have accrued under this Lease after the Occurrence Date while the Tenant remains in possession of the Premises after any Limited Remedy Default that relates to insurance, utilities, repairs, maintenance, environmental maintenance, remediation and compliance and other routine and customary costs and expenses of operating and maintaining the Premises. Furthermore, additional reimbursement for any unpaid damages caused solely by a Limited Remedy Default may not be claimed by Landlord under any other provision of this Lease or the Office Lease. In the event of a conflict between the provisions under this Section and any other provision of this Lease or the Office Lease, the provisions contained in this Section shall prevail. Nothing contained in this Section shall limit any amounts payable by Tenant with respect to Base Rent or Additional Rent or any other amounts if any Default that is not a Limited Remedy Default has occurred.

32.11. Except as provided in Sections 32.9 and 32.10 above, all of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any failure by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

32.12. Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (i) the date of Lease termination or (ii) the date Tenant surrenders possession of the Premises.

32.13. To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

32.14. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

32.15. In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises or the Project and to any landlord of any lease of land upon or within which the Premises or the Project is located, and shall allow such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial action if such should prove necessary to effect a cure; provided that

Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.

33. Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

33.1. Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

33.2. A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

33.3. A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

33.4. The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

34. Brokers.

34.1. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Mark Pearson of CRESA Partners and Mark Daschbach of Cornish & Carey (collectively, “Tenant’s Brokers”) and GVA Kidder Mathews and Cushman & Wakefield (collectively, “Landlord’s Brokers” and, collectively with Tenant’s Brokers, “Brokers”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Brokers in relation to this Lease pursuant to separate agreements between Landlord and Brokers.

34.2. Tenant represents and warrants that Tenant has not relied upon any representation or warranty made by any broker or agent in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

34.3. Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 34.1 and 34.2.

34.4. Each party agrees to indemnify, defend and hold harmless the other from any and all cost or liability for compensation claimed by any other broker or agent, other than Brokers, employed or engaged by the indemnifying party or claiming to have been employed or engaged by the indemnifying party.

35. Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

36. Limitation of Landlord’s Liability.

36.1. If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Project of which the Premises are a part, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Project of which the Premises are a part.

36.2. Landlord shall not be personally liable for any deficiency under this Lease. If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord’s obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Landlord’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord. If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord’s obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company. No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord.

36.3. Each of the covenants and agreements of this Article 36 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

37. Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:

37.1. Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant; and

37.2. The term “Tenant,” as used in this Lease shall mean and include each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including, without limitation, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

38. Authority. Tenant covenants, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

39. Confidentiality. Tenant shall not disclose any terms or conditions of this Lease (including Rent) or give a copy of this Lease to any third party, and Landlord shall not release to any third party any nonpublic financial information or nonpublic information about Tenant’s ownership structure that Tenant gives Landlord, except (a) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (b) to a party’s attorneys, accountants, brokers, lenders, investors and other bona fide consultants or advisers and potential purchasers; provided such third parties agree to be bound by this paragraph or (c) to bona fide prospective assignees or subtenants of this Lease; provided they agree in writing to be bound by this paragraph.

40. Notices. Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal delivery, overnight delivery with a reputable nationwide overnight delivery service, or certified mail (return receipt requested), and if given by personal delivery, shall be deemed delivered upon receipt; if given by overnight delivery, shall be deemed delivered one (1) day after deposit with a reputable nationwide overnight delivery service; and, if given by certified mail (return receipt requested), shall be deemed delivered three (3) business days after the time the notifying party deposits the notice with the United States Postal Service. Any notices given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

41. Miscellaneous.

41.1. Landlord reserves the right to change the name of the Project or the Building in its sole discretion.

41.2. To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent unaudited (or, if available, audited) year-end financial statements reflecting Tenant’s current financial condition. Tenant shall, within ninety (90) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s unaudited (or, if available, audited) year-end financial statements for the previous year. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all material respects.

41.3. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

41.4. If either party commences an action against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, charges and disbursements and costs of suit.

41.5. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

41.6. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

41.7. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

41.8. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

41.9. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

41.10. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this

Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

41.11. Landlord may, but shall not be obligated to, record a short form or memorandum hereof without Tenant’s consent. Neither party shall record this Lease.

41.12. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

41.13. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section 41.13 shall in any way alter the provisions of this Lease restricting assignment or subletting.

41.14. This Lease shall be governed by, construed and enforced in accordance with the laws of the State in which the Premises are located, without regard to such State’s conflict of law principles.

41.15. This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

41.16. No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant. The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

41.17. The parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

42. Options to Extend Term. Tenant shall have two (2) options (each, an “Option”) to extend the Term of this Lease by seven (7) years each as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions. Any extension of the Term pursuant to an Option shall be on all the same terms and conditions as this Lease, except as follows:

42.1. No Option is assignable separate and apart from this Lease.

42.2. An Option is conditional upon Tenant giving Landlord written notice of its election to exercise such Option at least twelve (12) months prior to the end of the expiration of the then-current Term of this Lease. Time shall be of the essence as to Tenant’s exercise of an Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise an Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of an Option after the date provided for in this paragraph.

42.3. Base Rent during each Option term shall equal ninety-five percent (95%) of the fair market rent as of the commencement of such Option term, including fair market rent increases (“FMR”). If Landlord and Tenant cannot agree on the FMR for an Option term within thirty (30) days after the date on which Tenant notifies Landlord that it is exercising an Option, then, no later than an additional thirty (30) days thereafter (the “Submission Period”), Landlord and Tenant shall each furnish to the other a notice in writing (a “FMR Notice”) stating such party’s estimate of the FMR. Such notices shall be accompanied by a statement from a qualified, licensed real estate appraiser with at least ten (10) years’ experience in the Fremont/Newark area (an “Appraiser”) stating such Appraiser’s opinion of FMR. If, within twenty (20) days after expiration of the Submission Period, Landlord and Tenant still cannot agree on the FMR, the two (2) Appraisers shall appoint a third qualified, licensed real estate appraiser (the “Referee”) within seven (7) days thereafter. If the Appraisers are unable to agree upon the selection of the Referee, then the Referee shall be selected within ten (10) days thereafter from among the Northern California panel of qualified Real Estate Industry Arbitrators of the American Arbitrator Association (the “Association”) pursuant to the Real Estate Industry Arbitration rules of the Association. The Referee shall, within thirty (30) days after appointment, render the Referee’s decision as to the FMR, which opinion shall be strictly limited to choosing one of the two determinations made by the Appraisers. The decision by the Referee shall be binding upon Landlord and Tenant, and each shall pay for its own appraisal. The cost of the Referee shall be shared equally by Landlord and Tenant. In determining FMR, Landlord, Tenant and, if applicable, the Appraisers and Referee shall each take into account all relevant factors, including, without limitation, (i) the size of the Premises and length of the Option term, (ii) Tenant’s creditworthiness, (iii) rent in comparable buildings in the relevant competitive market, including concessions offered to new tenants, such as free rent, tenant improvement allowances, and moving allowances, and (iv) the quality and location of the Premises and the Project.

42.4. Notwithstanding anything contained in this Article 42, Tenant shall not have the right to exercise an Option:

(a) During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or

(b) At any time after any Default as described in Article 32 of the Lease (provided, however, that, for purposes of this Subsection 42.4(b), Landlord shall not be required to provide Tenant with notice of such Default) and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or

(c) In the event that Tenant has defaulted in the performance of its obligations under this Lease two (2) or more times and a service or late charge has become payable under Section 32.1 for each of such defaults during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise an Option, whether or not Tenant has cured such defaults.

42.5. The period of time within which Tenant may exercise an Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 42.4.

42.6. All of Tenant’s rights under the provisions of an Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of such Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or (c) Tenant has defaulted under this Lease two (2) or more times and a service or late charge under Section 32.1 has become payable for any such default, whether or not Tenant has cured such defaults.

43. Right of First Refusal. Subject to the rights of Risk Management Solutions, Inc., and its successors and assigns, and (with respect to the portion of Building No. 1 depicted on Exhibit M attached hereto) any other tenants that enter into leases for Building No. 1 within six (6) months after the Execution Date (the “Prior Rights”), and for so long as Tenant has not assigned the Lease (other than as part of an Exempt Transfer) and is not then subleasing more than twenty-five percent (25%) of the Premises, Tenant shall have a right of first refusal (“ROFR”) as to any rentable premises in Building No. 1 and/or Building No. 3 for which Landlord is seeking a tenant (“Available ROFR Premises”) and for which Landlord receives a bona fide offer from a third party (an “Offer”); provided, however, that in no event shall Landlord be required to lease any Available ROFR Premises to Tenant for any period past the date on which this Lease expires or is terminated pursuant to its terms. To the extent that Landlord renews or extends a then-existing lease with any then-existing tenant of any space, or enters into a new lease with such then-existing tenant, the affected space shall not be deemed to be Available ROFR Premises. In the event Landlord receives an Offer, Landlord shall provide written notice thereof to Tenant (the “Notice of Offer”).

43.1. Within five (5) business days following its receipt of a Notice of Offer, Tenant shall advise Landlord in writing whether Tenant elects to lease all (not just a portion) of the Available ROFR Premises on the terms and conditions set forth in the Notice of Offer. If Tenant fails to notify Landlord of Tenant’s election within said five (5) business day period, then Tenant shall be deemed to have elected not to lease the Available ROFR Premises.

43.2. If Tenant timely notifies Landlord that Tenant elects to lease the Available ROFR Premises on the terms and conditions set forth in the Notice of Offer, then Landlord shall lease the Available ROFR Premises to Tenant upon the terms and conditions set forth in the Notice of Offer.

43.3. If Tenant notifies Landlord that Tenant elects not to lease the Available ROFR Premises on the terms and conditions set forth in the Notice of Offer, or if Tenant fails to notify Landlord of Tenant’s election within the five (5) business day period described above, then Landlord shall have the right to consummate the lease of the Available ROFR Premises on the same terms as set forth in the Notice of Offer within one hundred eighty (180) days following Tenant’s election (or deemed election) not to lease the Available ROFR Premises. If Landlord does not lease the Available ROFR Premises within said one hundred eighty (180)-day period on such terms or materially comparable terms, then the ROFR shall be fully reinstated, and Landlord shall not thereafter lease the Available ROFR Premises without first complying with the procedures set forth in this Article 43.

43.4. Notwithstanding anything in this Article 43 to the contrary, Tenant shall not exercise the ROFR during such period of time that Tenant is in default under any provision of this Lease. Any attempted exercise of the ROFR during a period of time in which Tenant is so in default shall be void and of no effect. In addition, Tenant shall not be entitled to exercise the ROFR if Landlord has given Tenant two (2) or more notices of default under this Lease, whether or not the defaults are cured, during the twelve (12) month period prior to the date on which Tenant seeks to exercise the ROFR.

43.5. Other than in connection with an Exempt Transfer, Tenant shall not assign or transfer the ROFR, either separately or in conjunction with an assignment or transfer of Tenant’s interest in the Lease, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

44. Liability of Tenant. Notwithstanding anything to the contrary set forth in this Lease, except for any damages, claims and liabilities arising directly from Exempt Causes (as defined below), in no event shall Tenant’s liability for obligations payable or accruing under this Lease prior to the Term Commencement Date, including without limitation any Rent, indemnification and hold harmless obligations, or any damages for any breach occurring prior to the Term Commencement Date, exceed (a) eighty-nine and ninety-five hundredths percent (89.95%) of the then-incurred construction costs for the Property that are properly capitalizable under generally accepted accounting principles as of such date (after having decreased such costs for any Force Majeure Costs (as defined below) and for the remediation of any Force Majeure Event) minus the sum of any payments previously paid to Landlord by Tenant toward such construction costs that have been future valued at twelve percent (12%) to such point in time plus (b) the present value of any future payments made by Tenant towards such construction costs discounted at twelve percent (12%) that Tenant is obligated to make to Landlord, but in each case excluding payments that are not required to be included in the calculation of the Tenant’s maximum guaranty amount under EITF 97-10.

44.1. “Force Majeure Costs” means the sum of (a) all costs and expenses that are incurred by Landlord to restore the Premises in connection with a Force Majeure Event (as defined below), including (i) all capitalized interest and other collateral costs and carrying costs accruing on such costs and expenses necessary to repair and restore damage caused by such Force Majeure Event following such Force Majeure Event and (ii) all capitalized interest and other collateral costs and carrying costs accruing as a result of time delays necessary to repair and restore damage caused by such Force Majeure Event following such Force Majeure Event) less the amount of all insurance proceeds applied to the restoration of the Premises and (b) to the extent the Premises is not restored following such Force Majeure Event, the reduction, if any, in the fair market value of the Premises as a result of such Force Majeure Event, as set forth in an appraisal in form and substance reasonably satisfactory to Landlord conducted by an independent appraiser selected by Landlord; provided, however, that in no event shall the amount determined in the foregoing clause (b) be less than the remaining estimated cost to restore the Premises to substantially the same condition as immediately prior to the Force Majeure Event.

44.2. “Force Majeure Event” shall mean the occurrence of one or more events that causes damage to the Premises or any portion thereof caused by Landlord or Landlord’s employees, agents, contractors or subcontractors, acts of God (including fire, floods, tornadoes or hurricanes) or any other cause, unless such damage is caused by Tenant or its agents, employees or contractors.

44.3. “Exempt Causes” means (a) any misapplication of funds, fraud, willful misconduct or illegal acts and (b) Tenant’s filing of a voluntary petition under the Bankruptcy Code or an order for relief being entered against Tenant pursuant to a voluntary or an involuntary proceeding being commenced under any chapter of the Bankruptcy Code.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

BMR-GATEWAY BOULEVARD LLC, a Delaware limited liability company

By:	/s/ John F. Wilson, II
Name:	John F. Wilson, II
Title:	Executive V.P.

TENANT:

REVANCE THERAPEUTICS, INC., a Delaware corporation

By:	/s/ L. Daniel Browne
Name:	L. Daniel Browne
Title:	President / CEO

EXHIBIT A

PREMISES

Exhibit A
Revance Therapeutics

PRC - Building 2
7555 Gateway Blvd.
Newark CA
First Floor

Phased Occupancy Plans
March 31, 2008

Phase 3 Occupancy
June 1, 2009
Lobby Core
Required for
Phase 1 - June 30,3008
PHASE 2: ~22,000 SQ FT
Nov 1, 2008
Occupancy
SK-1
FIRST FLOOR
TEST FIT
86 Workstations
18 Offices
PCR - BLDG. 2
Revance
Therapeutics
DGA

A-1

EXHIBIT B

WORK LETTER

This Work Letter (the “Work Letter”) is made and entered into as of the 31st day of March, 2008, by and between BMR-GATEWAY BOULEVARD LLC, a Delaware limited liability company (“Landlord”), and REVANCE THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of March 31, 2008 (the “Lease”), by and between Landlord and Tenant for the Premises located at 7555 Gateway Boulevard in Newark, California. This Work Letter describes the process pursuant to which Landlord shall cause the Tenant Improvements to be constructed. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1. General Requirements.

1.1. Tenant’s Authorized Representatives. Tenant designates (a) L. Daniel Browne and (b) Sharron Reiss-Miller of SRM Consulting Services, LLC (“Tenant’s Authorized Representatives”), as the persons authorized to approve and initial all plans, drawings, changes orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed by either one or both of Tenant’s Authorized Representatives. Sharron Reiss-Miller may attend design meetings as deemed necessary by Tenant.

1.2. Landlord’s Authorized Signatory and Project Manager. Landlord designates Chuck Flynn as Landlord’s project manager in connection with managing construction of the Tenant Improvements (“Landlord’s Project Manager”). Landlord’s third party construction manager (“Third Party Manager”) shall be Matrix Construction Management, Inc. Landlord may change Landlord’s Project Manager or Third Party Manager from time to time upon prior written notice to Tenant, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

1.3. Tenant Improvements Schedule. The schedule for the design and development of Tenant Improvements, including, without limitation, the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule prepared by Landlord and Tenant (the “Schedule”). The current Schedule is attached as Attachment 1 hereto, although Landlord and Tenant acknowledge and agree that the Schedule shall be updated to reflect a start date of April 14, 2008, and the remaining items on the Schedule adjusted accordingly. The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.4. Architects and Consultants. The general contractor, architect, engineering consultants, and major subcontractors responsible for the construction of the Tenant Improvements (“Subject Vendors”) shall be retained by Landlord and approved by Tenant, which approval Tenant shall not unreasonably withhold, condition or delay. Landlord and Tenant hereby approve of the following vendors (vendors approved in writing by Tenant are referred to herein individually as a “Tenant Approved Vendor” and collectively as “Tenant Approved Vendors”).

(a) XL Construction Corporation (such entity, or its replacement in accordance with the terms of this Work Letter, “Contractor”) as the general contractor.

(b) DGA planning | architecture | interiors (such entity, or its replacement in accordance with the terms of this Work Letter, “Architect”) as the architect;

(c) Affiliated Engineers, Inc. (such entity, or its replacement in accordance with the terms of this Work Letter, “MEP Engineer”) as the MEP engineer. The MEP’s current scope of work is attached as Attachment 2 to this Work Letter;

(d) CRB Consulting Engineers and Andrew Malcolm Consulting (collectively, such entities or their replacements in accordance with the terms of this Work Letter, “Process Engineers”) as the process engineers; and

(e) ACME Security as the security system vendor.

In the event that Landlord deems it reasonably necessary to replace a Subject Vendor, Tenant shall have the right to approve such replacement within five (5) days after written notice from Landlord, which approval Tenant shall not unreasonably withhold, condition or delay. The structural engineer’s current scope of work is attached as Attachment 3 to this Work Letter

2. Tenant Improvements.

2.1. Budget. Landlord shall coordinate the completion of cost analysis/budget estimates at each significant phase (establishment of Draft Plans Design Development Plans, Permit Set Plans and Final Plans) (each, a “Budget”), and shall submit the estimates to Tenant for Tenant’s approval, which approval Tenant shall not unreasonably withhold, condition or delay. Tenant shall have five (5) business days to approve or disapprove each proposed Budget, and failure to respond within such time shall be deemed approval by Tenant. If a Budget is disapproved by Tenant, then Tenant shall at the time of such disapproval notify Landlord in writing of its objections to such Budget and the parties shall confer and negotiate in good faith to reach agreement on the Budget, including, without limitation, by agreeing to request redesign efforts by Architect, MEP Engineer or Process Engineers, as applicable, to reduce the Budget to an amount reasonably acceptable to Tenant. A conceptual budget has been completed and is attached as Attachment 4 to this Work Letter (the “Conceptual Budget”).

2.2. Plans.

(a) Conceptual Plans. Tenant has prepared a conceptual plan for the Tenant Improvements that has been approved by Landlord and is attached as Attachment 5 to this Work Letter (the “Conceptual Plans”).

(b) Draft Plans. Landlord shall prepare draft plans (“Draft Plans”) for the Tenant Improvements that (1) are consistent with and are logical evolutions of the Conceptual Plans, (2) incorporate Permitted Changes (as defined in Section 2.3(c) below), and (3) incorporate any other Landlord-requested Changes approved in writing by Tenant, if required by the terms of this Work Letter. The Draft Plans shall contain sufficient information and detail to accurately describe the proposed design, and shall reflect consideration of adjacencies, process flows, HVAC zoning and pressurization, building circulation and exiting, and utility and electrical requirements. Tenant shall be solely responsible for ensuring that the Draft Plans satisfy Tenant’s requirements for the Tenant Improvements.

(i) Tenant Approval of Draft Plans. Promptly after the Draft Plans are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval may not be unreasonably withheld, conditioned or delayed, and may be withheld, conditioned or delayed only if the Draft Plans are not consistent with or logical evolutions of the Conceptual Plans. Such Draft Plans shall be approved or disapproved by Tenant within five (5) business days after delivery to Tenant. If Tenant fails to notify Landlord of disapproval within this five (5) business day period, the Draft Plans shall be deemed approved. If the Draft Plans are disapproved by Tenant, then Tenant shall at the time of such disapproval notify Landlord in writing of its objections to such Draft Plans and the parties shall confer and negotiate in good faith to reach agreement on the Draft Plans. The Draft Plans approved or deemed approved by Tenant are referred to herein as the “Approved Draft Plans.”

(c) Design Development Plans. Landlord shall prepare design development plans (“Design Development Plans”) for the Tenant Improvements that (1) are consistent with and are logical evolutions of the Approved Draft Plans, (2) incorporate Permitted Changes (as defined in Section 2.3(c) below), and (3) incorporate any other Landlord-requested Changes approved in writing by Tenant, if required by the terms of this Work Letter.

(i) Tenant Approval of Design Development Plans. Promptly after the Design Development Plans are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval may not be unreasonably withheld, conditioned or delayed, and may be withheld, conditioned or delayed only if the Design Development Plans are not consistent with or logical evolutions of the Approved Draft Plans. Such Design Development Plans shall be approved or disapproved by Tenant within five (5) business days after delivery to Tenant. If Tenant fails to notify Landlord of disapproval within this five (5) business day period, the Design Development Plans shall be deemed approved. If the Design Development Plans are disapproved disapproved by Tenant, then Tenant shall at the time of such disapproval notify Landlord in writing of its objections to such Design Development Plans and the parties shall confer and negotiate in good faith to reach agreement on the Design Development Plans. The Design Development Plans approved or deemed approved by Tenant are referred to herein as the “Approved Design Development Plans.”

(d) Permit Set Plans. Landlord shall prepare permit set plans (“Permit Set Plans”) for the Tenant Improvements that (1) are consistent with and are logical evolutions of the Approved Design Development Plans, (2) incorporate Permitted Changes (as defined in Section 2.3(c) below), and (3) incorporate any other Landlord-requested Changes approved in writing by Tenant, if required by the terms of this Work Letter.

(i) Tenant Approval of Permit Set Plans. Promptly after the Permit Set Plans are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval may not be unreasonably withheld, conditioned or delayed, and may be withheld, conditioned or delayed only if the Permit Set Plans are not consistent with or logical evolutions of the Approved Design Development Plans. Such Permit Set Plans shall be approved or disapproved by Tenant within ten (10) days after delivery to Tenant. If Tenant fails to notify Landlord of disapproval within this ten (10) day period, the Permit Set Plans shall be deemed approved. If the Permit Set Plans are disapproved by Tenant, then Tenant shall at the time of such disapproval notify Landlord in writing of its objections to such Permit Set Plans and the parties shall confer and negotiate in good faith to reach agreement on the Permit Set Plans. The Permit Set Plans approved or deemed approved by Tenant are referred to herein as the “Approved Permit Set Plans.”

(e) Final Plans. Landlord shall prepare final plans (“Final Plans”) for the Tenant Improvements that (1) are consistent with and are logical evolutions of the Approved Permit Set Plans, (2) incorporate Permitted Changes (as defined in Section 2.3(c) below), and (3) incorporate any other Landlord-requested Changes approved in writing by Tenant, if required by the terms of this Work Letter.

(i) Tenant Approval of Final Plans. Promptly after the Final Plans are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval may not be unreasonably withheld, conditioned or delayed, and may be withheld, conditioned or delayed only if the Permit Set Plans are not consistent with or logical evolutions of the Approved Permit Set Plans. Such Final Plans shall be approved or disapproved by Tenant within ten (10) days after delivery to Tenant. If Tenant fails to notify Landlord of disapproval within this ten (10) day period, the Final Plans shall be deemed approved. If the Final Plans are disapproved by Tenant, then Tenant shall at the time of such disapproval notify Landlord in writing of its objections to such Final Plans and the parties shall confer and negotiate in good faith to reach agreement on the Final Plans. The Final Plans approved or deemed approved by Tenant, together with any Changes made in accordance with this Work Letter, are referred to herein as the “Approved Plans.”

2.3. Changes to Tenant Improvements. Any changes to the Final Plans or the Approved Plans (each, a “Change”) requested by Landlord or Tenant (other than Permitted Changes made by Landlord) shall be requested and instituted in accordance with the provisions of this Article 3 and shall be subject to the written approval of the other party in accordance with this Work Letter.

(a) Changes Requested by Tenant.

(i) Tenant Change Order Request. Tenant may request Changes after Tenant approves the Final Plans or the Approved Plans, as applicable, by notifying Landlord thereof in writing in substantially the same form as the AIA standard change order form (a “Tenant Change Order Request”), which Tenant Change Order Request shall detail the nature and extent of any requested Changes, including, without limitation, (A) the Change, (B) the party required to perform the Change and (C) any modification of the Final Plans or the Approved Plans, as applicable, or the respective Schedule necessitated by the Change.

(ii) Landlord’s Approval of Changes. All Tenant-requested Changes shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld.

Landlord shall have five (5) business days after receipt of a Tenant Change Order Request to notify Tenant in writing of Landlord’s approval or disapproval of any such Tenant-requested Change. If Landlord does not approve in writing a Tenant Change Order Request, then such Tenant Change Order Request shall be deemed approved.

(b) Changes Requested by Landlord.

(i) Landlord Change Order Request. Tenant’s consent shall not be required in connection with Landlord-requested Permitted Changes to the Tenant Improvements. Other than Permitted Changes, Landlord may request Changes after Tenant approves the Approved Plans by notifying Tenant thereof in writing in substantially the same form as the AIA standard change order form (a “Landlord Change Order Request”), which Landlord Change Order Request shall detail the nature and extent of any requested Changes, including, without limitation, (A) the Change, (B) the party required to perform the Change and (C) any modification of the Approved Plans or the respective Schedule necessitated by the Change. If the nature of a Change requires revisions to the Approved Plans, then Landlord shall be solely responsible for the cost and expense of such revisions and such costs and expenses shall not be included in TI Costs.

(ii) Tenant’s Approval of Change. Tenant shall have five (5) business days after receipt of a Landlord Change Order Request to notify Landlord in writing of Tenant’s approval or rejection of the Landlord-requested Change, which approval shall not be unreasonably withheld. Tenant’s failure to respond within such five (5) business day period shall be deemed approval by Tenant

(c) Permitted Changes. For purposes of this Work Letter, a “Permitted Change” shall mean (A) minor field changes, (B) changes required by any Governmental Authority, (C) any other changes that (1) do not materially and adversely affect the building structure, roof, or building service equipment to be constructed as part of the Tenant Improvements, (2) do not materially change the size, cost, configuration, or overall appearance of the Tenant Improvements or Tenant’s ability to operate its business in the Building and (3) will not extend the Scheduled Completion Date of the Tenant Improvements (as set forth in the Tenant Improvement Schedule) beyond February 28, 2010 (as such date may be extended due to Force Majeure), and (D) ordinary development of the Approved Plans in a manner not inconsistent with the Approved Plans; provided that, in the case of (A), (C) and (D) above, Permitted Changes that, in the aggregate, exceed the Cap (as defined below) shall require Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

(d) Revised Budgets Reflecting Changes. Notwithstanding anything in the Lease or this Work Letter to the contrary, changes to a Budget to reflect approved Landlord- or Tenant-requested Changes and Permitted Changes shall not require Tenant’s approval.

3. Landlord Responsibilities. Landlord shall construct the Tenant Improvements using the Tenant Approved Vendors at Landlord’s sole cost and expense in accordance with the Approved Plans (as defined below). Landlord shall not accept any bids or change orders not approved by Tenant in accordance with this Work Letter that add more than Ten Thousand Dollars ($10,000) in any one instance or One Hundred Thousand Dollars ($100,000) in the aggregate to TI Costs (the “Cap”). Tenant shall provide its approval or disapproval of such bids and change orders within five (5) days following submission of the same by Landlord, and if Tenant fails to provide such approval or disapproval within said period, then such submission shall be deemed approved by Tenant. In addition, Landlord shall:

3.1. Cause the Tenant Improvements to be constructed using the design/bid method;

3.2. Landlord shall incorporate into its contract with General Contractor the minimum performance requirements specified in Attachment 6 to this Work Letter;

3.3. Cause Landlord’s Project Manager and Third Party Manager to participate in weekly coordination meetings;

3.4. Ensure that a project website for the sharing of information and storage of project data and documents (similar to Project Path http://www.37signals.com) related to the Tenant

Improvements is developed and maintained for the duration of the construction of the Tenant Improvements;

3.5. Provide to Tenant four (4) sets of blueprints at each plan review stage;

3.6. Cause all final drawings to be completed on AutoCAD and specifications to be written using Microsoft Word, and obligate the Tenant Approved Vendors to convey title to all final drawings and specifications to Tenant promptly after completion of the Tenant Improvements;

3.7. Cause Architect to provide to Tenant a complete set of updated, as-built drawings and specifications upon Substantial Completion of the Tenant Improvements in both electronic and paper formats, with drawing files to be in AutoCAD and PDF formats, and specifications to be in Microsoft Word;

3.8. Coordinate cost analysis and value engineering throughout all phases of design and construction;

3.9. Coordinate reviews of the Tenant Improvements with relevant City officials to develop project criteria;

3.10. Require representatives of the Tenant Approved Vendors to attend weekly job site meetings;

3.11. Monitor Tenant Improvements costs, Permitted Changes, Tenant Change Order Requests and Landlord Change Order Requests and keep Tenant informed of the same in a timely manner, including, without limitation, the issuance of monthly status reports;

3.12. Monitor construction progress and quality and keep Tenant informed of the same in a timely manner;

3.13. Coordinate all FAT, SAT and commissioning activities as detailed in Exhibit N to the Lease;

3.14. Give Tenant’s Authorized Representative reasonable prior notice of start-up of the Building’s utility systems; and

3.15. Complete the items of work listed on Attachment 7 to this Work Letter at Landlord’s sole cost and expense (except in the case of replacing the Building’s roof, the cost of which shall be paid one-half (1/2) by Landlord and one-half (1/2) by Tenant as part of the Tenant Improvements).

Notwithstanding anything in the Lease or this Work Letter to the contrary, Landlord shall only be responsible for constructing the Tenant Improvements in accordance with the Approved Plans and shall not in any way be responsible for ensuring that the Tenant Improvements satisfy the requirements of Governmental Authorities (including, without limitation, the Food and Drug Administration) regarding use of the Premises or any portion thereof as a “clean room” in accordance with good manufacturing purposes or for obtaining validation or licensing from any such Governmental Authorities, the responsibility for which shall be borne exclusively by Tenant.

4. Requests for Consent. Except as otherwise provided in this Work Letter, Tenant shall respond to all requests for consents, approvals or directions made by Landlord pursuant to this Work Letter within five (5) days following Tenant’s receipt of such request. Tenant’s failure to respond within such five (5) day period shall be deemed approval by Tenant. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary in this Work Letter.

5. Miscellaneous.

5.1. Headings, Etc. Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

5.2. Time of the Essence. Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.

5.3. Entire Agreement. The terms of this Work Letter are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement, other than the Lease.

5.4. Invalid Provisions. Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

5.5. Construction. The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

5.6. Assigns. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section 5.6 shall in any way alter the provisions of the Lease restricting assignment or subletting.

5.7. Authority. Each party warrants and represents to the other that the individual or individuals signing this Work Letter have the power, authority and legal capacity to sign this Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

5.8. Counterparts. This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

5.9. Attachments. The following Attachments are hereby incorporated into this Work Letter by this reference.

Attachment 1: Schedule

Attachment 2: MEP Engineer’s Scope of Work

Attachment 3: Structural Engineer’s Scope of Work

Attachment 4: Conceptual Budget

Attachment 5: Conceptual Plans

Attachment 6: General Contractor Minimum Performance Requirements

Attachment 7: Landlord’s Work

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-GATEWAY BOULEVARD LLC, a Delaware limited liability company

By:	/s/ John F. Wilson, II
Name:	John F. Wilson, II
Title:	Executive V.P.

TENANT:

REVANCE THERAPEUTICS, INC., a Delaware corporation

By:	/s/ L. Daniel Browne
Name:	L. Daniel Browne
Title:	President / CEO

ATTACHMENT 1 TO EXHIBIT B

SCHEDULE

XL CONSTRUCTION
DGA
AEI
CRB
XL PROJECT No.: 3052

Issued: 03/5/08

ID	Task Name	Duration	Start	Finish
1	PRECONSTRUCTION	365 days	Mon 10/15/07	Thu 4/9/09
2	BASIS OF DESIGN	30 days	Mon 3/10/08	Fri 4/18/08
3	Final Basis of Design	4 wks	Mon 3/10/08	Fri 4/4/08
4	BOD Review	2 wks	Mon 4/7/08	Fri 4/18/08
5	BOD Approval	0 days	Fri 4/18/08	Fri 4/18/08
6	PROCURE SITE FOR CONSTRUCTION*	35 days	Mon 3/10/08	Fri 4/25/08
7	Finalize Search	0 days	Mon 3/10/08	Mon 3/10/08
8	Negotiate Lease	7 wks	Mon 3/10/08	Fri 4/25/08
9	Sign Lease	0 days	Fri 4/25/08	Fri 4/25/08
10	PROJECT APPROVAL	0 days	Mon 10/15/07	Mon 10/15/07
11	Revance Board of Directors Project Approval	0 days	Mon 10/15/07	Mon 10/15/07
12	DESIGN DOCUMENT DEVELOPMENT	80 days	Mon 3/10/08	Fri 6/27/08
13	CP-1 OPEN OFFICE DESIGN DEVELOPMENT	25 days	Mon 3/10/08	Fri 4/11/08
14	Design	3 wks	Mon 3/10/08	Fri 3/28/08
15	Issue for Permit	0 days	Fri 3/28/08	Fri 3/28/08
16	Issue for Review	0 days	Fri 3/28/08	Fri 3/28/08
17	Fly Spec Review	1 wk	Mon 3/31/08	Fri 4/4/08
18	Issue for Bidding	1 wk	Mon 4/7/08	Fri 4/11/08
19	PREPURCHASE WFI, CLEAN STEAM, PW, DIESEL GENERATOR	30 days	Mon 3/10/08	Fri 4/18/08
20	Issue Prepurchase Specifications	1 wk	Mon 3/10/08	Fri 3/14/08
21	Review Prepurchase Specifications	1 wk	Mon 3/17/08	Fri 3/21/08
22	Develop Bid Packages	1 wk	Mon 3/17/08	Fri 3/21/08
23	Diesel Generator	13 days	Fri 3/28/08	Wed 4/16/08
24	Issue for Bid	0 days	Fri 3/28/08	Fri 3/28/08
25	Bids Due	1 wk	Mon 3/31/08	Fri 4/4/08
26	Bid Evaluation/RFA	3 days	Mon 4/7/08	Wed 4/9/08
27	Revance Authorize Purchase	1 wk	Thu 4/10/08	Wed 4/16/08
28	WFI	15 days	Fri 3/21/08	Fri 4/11/08
29	Issue for Bid	0 days	Fri 3/21/08	Fri 3/21/08
30	Bids Due	2 wks	Mon 3/24/08	Fri 4/4/08
31	Bid Evaluation/RFA	1 wk	Mon 4/7/08	Fri 4/11/08
32	Revance Authorize Purchase	0 days	Fri 4/11/08	Fri 4/11/08
33	Clean Steam	15 days	Fri 3/21/08	Fri 4/11/08
34	Issue for Bid	0 days	Fri 3/21/08	Fri 3/21/08
35	Bids Due	2 wks	Mon 3/24/08	Fri 4/4/08
36	Bid Evaluation/RFA	1 wk	Mon 4/7/08	Fri 4/11/08
37	Revance Authorize Purchase	0 days	Fri 4/11/08	Fri 4/11/08
38	Purified Water	20 days	Fri 3/21/08	Fri 4/18/08
39	Issue for Bid	0 days	Fri 3/21/08	Fri 3/21/08
40	Bids Due	3 wks	Mon 3/24/08	Fri 4/11/08
41	Bid Evaluation/RFA	1 wk	Mon 4/14/08	Fri 4/18/08
42	Revance Authorize Purchase	0 days	Fri 4/18/08	Fri 4/18/08
43	CP-2 OFFICE, WPS, R&D DESIGN DEVELOPMENT	80 days	Mon 3/10/08	Fri 6/27/08
44	Design	10 wks	Mon 3/10/08	Fri 5/16/08
45	Issue for Planning	4 wks	Mon 3/10/08	Fri 4/4/08
46	Issue for Permitting	2 wks	Mon 5/19/08	Fri 5/30/08
47	Issue for Review	1 wk	Mon 6/2/08	Fri 6/6/08
48	Fly Spec Review	1 wk	Mon 6/9/08	Fri 6/13/08
49	Issue for Bidding	2 wks	Mon 6/16/08	Fri 6/27/08
50	REGULATORY AGENCY PLAN CHECK & PERMITTING	113 days	Mon 3/31/08	Thu 9/4/08
51	CP-1 - OFFICE PERMIT	23 days	Mon 3/31/08	Wed 4/30/08
52	First City Plan Check	4 wks	Mon 3/31/08	Fri 4/25/08
53	Office Permit Issued	0 days	Wed 4/30/08	Wed 4/30/08
54	BAAQMD PERMITTING	100 days	Thu 4/17/08	Thu 9/4/08
55	Submit Information for Approval	4 wks	Thu 4/17/08	Wed 5/14/08
56	Obtain Approvals	16 wks	Thu 5/15/08	Thu 9/4/08
57	CP-2 - WPS & R&D MODIFICATIONS	75 days	Mon 4/7/08	Mon 7/21/08
58	City Planning Review	6 wks	Mon 4/7/08	Fri 5/16/08
59	First City Plan Check	4 wks	Mon 6/2/08	Fri 6/27/08
60	Team Respond To Plan Check Comments	1 wk	Mon 6/30/08	Mon 7/7/08
61	Second City Plan Check	2 wks	Tue 7/8/08	Mon 7/21/08
62	Building Official Mfg./R&D Labs Permit Issued	0 days	Mon 7/21/08	Mon 7/21/08
63	CONTRACTOR SELECTION, ESTIMATING, BUYOUT & GMP	93 days	Mon 3/31/08	Thu 8/7/08
64	BUDGETING	10 days	Mon 4/7/08	Fri 4/18/08
65	CP-2 Design Development Budget	2 wks	Mon 4/7/08	Fri 4/18/08
66	SUBCONTRACTOR BUYOUT	90 days	Mon 3/31/08	Mon 8/4/08

Page 1

Printed: [illegible]

B-1-1

ATTACHMENT 1 TO EXHIBIT B

SCHEDULE

XL CONSTRUCTION

DGA

AEI

CRB

XL PROJECT No.: 3052 REVANCE THERAPEUTICS Headquarters and Manufacturing Facility NEWARK Proposed Construction Schedule Issued: 03/5/08

4th Quarter 1st Quarter 2nd Quarter 3rd Quarter 4th Quarter 1st Quarter 2nd Quarter 3rd Quarter 4th Quart

ID Task Name Duration Start Finish Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov

1 PRECONSTRUCTION 380 days Mon 10/15/07 Thu 4/9/09

2 BASIS OF DESIGN 30 days Mon 3/10/08 Fri 4/18/08 BASIS OF DESIGN

3 Final Basis of Design 4 wks Mon 3/10/08 Fri 4/4/08 3/10 Final Basis of Design

4 BOD Review 2 wks Mon 4/7/08 Fri 4/18/08 4/7 BOD Review

5 BOD Approval 0 days Fri 4/18/08 Fri 4/18/08 4/18 BOD Approval

6 PROCURE SITE FOR CONSTRUCTION’ 35 days Mon 3/10/08 Fri 4/25/08 PROCURE SITE FOR CONSTRUCTION*

7 Finalize Search 0 days Mon 3/10/08 Mon 3/10/08 3/10 Finalize Search

8 Negotiate Lease 7 wks Mon 3/10/08 Fri 4/25/08 3/10 Negotiate Lease

9 Sign Lease 0 days Fri 4/25/08 Fri 4/25/08 4/25 Sign Lease

10 PROJECT APPROVAL 0 days Mon 10/15/07 Mon 10/15/07

11 Revance Board of Directors Project Approval 0 days Mon 10/15/07 Mon 10/15/07 5 Revance Board of Directors Project Approval

12 DESIGN DOCUMENT DEVELOPMENT 80 days Mon 3/10/08 Fri 6/27/08 DESIGN DOCUMENT DEVELOPMENT

13 CP-1 OPEN OFFICE DESIGN DEVELOPMENT 25 days Mon 3/10/08 Fri 4/11/08 CP-1 OPEN OFFICE DESIGN DEVELOPMENT

14 Design 3 wks Mon 3/10/08 Fri 3/28/08 3/10 Design

15 Issue for Permit 0 days Fri 3/28/08 Fri 3/28/08 3/28 Issue for Permit

16 Issue for Review 0 days Fri 3/28/08 Fri 3/28/08 3/28 Issue for Review

17 Fly Spec Review 1 wk Mon 3/31/08 Fri 4/4/08 3/31 Fly Spec Review

18 Issue for Bidding 1 wk Mon 4/7/08 Fri 4/11/08 4/7 Issue for Bidding

19 PREPURCHASE WFI, CLEAN STEAM, PW, DIESEL GENERATOR 30 days Mon 3/10/08 Fri 4/18/08 PREPURCHASE WFI, CLEAN STEAM, PW, DIESEL GENERATOR

20 Issue Prepurchase Specifications 1 wk Mon 3/10/08 Fri 3/14/08 3/10 Issue Prepurchase Specifications

21 Review Prepurchase Specifications 1 wk Mon 3/17/08 Fri 3/21/08 3/7 Review Prepurchase Specifications

22 Develop Bid Packages 1 wk Mon 3/17/08 Fri 3/21/08 3/7 Develop Bid Packages

23 Deisel Generator 13 days Fri 3/28/08 Wed 4/16/08 Deisel Generator

24 Issue for Bid 0 days Fri 3/28/08 Fri 3/28/08 3/28 Issue for Bid

25 Bids Due 1 wk Mon 3/31/08 Fri 4/4/08 3/31 Bids Due

26 Bid Evaluation/RFA 3 days Mon 4/7/08 Wed 4/9/08 4/7 Bid Evaluation/RFA

27 Revance Authorize Purchase 1 wk Thu 4/10/08 Wed 4/16/08 4/10 Revance Authorize Purchase

28 WFI 15 days Fri 3/21/08 Fri 4/11/08 WFI

29 Issue for Bid 0 days Fri 3/21/08 Fri 3/21/08 3/21 Issue for Bid

30 Bids Due 2 wks Mon 3/24/08 Fri 4/4/08 3/24 Bids Due

31 Bid Evaluation/RFA 1 wk Mon 4/7/08 Fri 4/11/08 4/7 Bid Evaluation/RFA

32 Revance Authorize Purchase 0 days Fri 4/11/08 Fri 4/11/08 4/11 Revance Authorize Purchase

33 Clean Steam 15 days Fri 3/21/08 Fri 4/11/08 Clean Steam

34 Issue for Bid 0 days Fri 3/21/08 Fri 3/21/08 3/21 Issue for Bid

35 Bids Due 2 wks Mon 3/24/08 Fri 4/4/08 3/24 Bids Due

36 Bid Evaluation/RFA 1 wk Mon 4/7/08 Fri 4/11/08 4/7 Bid Evaluation/RFA

37 Revance Authorize Purchase 0 days Fri 4/11/08 Fri 4/11/08 4/11 Revance Authorize Purchase

38 Purified Water 20 days Fri 3/21/08 Fri 4/18/08 Purified Water

39 Issue for Bid 0 days Fri 3/21/08 Fri 3/21/08 3/31 Issue for Bid

40 Bids Due 3 wks Mon 3/24/08 Fri 4/11/08 3/24 Bids Due

41 Bid Evaluation/RFA 1 wk Mon 4/14/08 Fri 4/18/08 4/14 Bid Evaluation/RFA

42 Revance Authorize Purchase 0 days Fri 4/18/08 Fri 4/18/08 4/18 Revance Authorize Purchase

43 CP-2 OFFICE, MFG, R&D DESIGN DEVELOPMENT 80 days Mon 3/10/08 Fri 6/27/08

44 Design 10 wks Mon 3/10/08 Fri 5/16/08 3/10 Design

45 Issue for Planning 4 wks Mon 3/10/08 Fri 4/4/08 3/10 Issue for Planning

46 Issue for Permitting 2 wks Mon 5/19/08 Fri 5/30/08 5/19 Issue for Permitting

47 Issue for Review 1 wk Mon 6/2/08 Fri 6/6/08 6/2 Issue for Review

48 Fly Spec Review 1 wk Mon 6/9/08 Fri 6/13/08 6/9 Fly Spec Review

49 Issue for Bidding 2 wks Mon 6/16/08 Fri 6/27/08 6/16 Issue for Bidding

50 REGULATORY AGENCY PLAN CHECK & PERMITTING 113days Mon 3/31/08 Thu 9/4/08

51 CP-1-OFFICE PERMIT 23 days Mon 3/31/08 Wed 4/30/08 CP-1—OFFICE PERMIT

52 First City Plan Check 4 wks Mon 3/31/08 Fri 4/25/08 3/31 First City Plan Check

53 Office Permit Issued 0 days Wed 4/30/08 Wed 4/30/08 4/30 Office Permit Issued

54 BAAQMD PERMITTING 100 days Thu 4/17/08 Thu 9/4/08 BAAQMD PERMITTING

55 Submit Information for Approval 4 wks Thu 4/17/08 Wed 5/14/08 4/17 Submit Information for Approval

56 Obtain Approvals 16 wks Thu 5/15/08 Thu 9/4/08 5/15 Obtain Approvals

57 CP-2—MFG & R&D MODIFICATIONS 75 days Mon 4/7/08 Mon 7/21/08 CP-2 - MFG & R&D MODIFICATIONS

58 City Planning Review 6 wks Mon 4/7/08 Fri 5/16/08 4/7 City Planning Review

59 First City Plan Check 4 wks Mon 6/2/08 Fri 6/27/08 6/2 First City Plan Check

60 Team Respond To Plan Check Comments 1 wk Mon 6/30/08 Mon 7/7/08 6/30 Team Respond To Plan Check Comments

61 Second City Plan Check 2 wks Tue 7/8/08 Mon 7/21/08 7/8 Second City Plan Check

62 Building Office/ Mfg./R&D Labs Permit Issued 0 days Mon 7/21/08 Mon 7/21/08 7/21 Building Office/ Mfg./R&D Labs Permit Issued

63 CONTRACTOR SELECTION, ESTIMATING, BUYOUT & GMP 93 days Mon 3/31/08 Thu 8/7/08

64 BUDGETING 10 days Mon 4/7/08 Fri 4/18/08 BUDGETING CONTRACTOR SELECTION, ESTIMATING, BUYOUT & GMP

65 CP-2 Design Development Budget 2 wks Mon 4/7/08 Fri 4/18/08 4/7 CP-2 Design Development Budget

66 SUBCONTRACTOR BUYOUT 90 days Mon 3/31/08 Mon 8/4/08 SUBCONTRACTOR BUYOUT

Page 1 Printed. Fri 3/7/08

XL CONSTRUCTION

DGA

AEI

CRB

XL PROJECT No.: 3052

REVANCE THERAPEUTICS Headquarters and Manufacturing Facility

NEWARK Proposed Construction Schedule

Issued: 03/5/08

ID Task Name Duration Start Finish

67 Bid CP-1 Office 23 days Mon 3/31/08 Wed 4/30/08

68 XL Prepare ITB’s/Subcontractor Approval 1 wk Mon 3/31/08 Fri 4/4/08

69 Bid Period 2 wks Mon 4/14/08 Fri 4/25/08

70 Bids Due 0 days Fri 4/25/08 Fri 4/25/08

71 Evaluation Period 3 days Mon 4/28/08 Wed 4/30/08

72 GMP Submitted 0 days Wed 4/30/08 Wed 4/30/08

73 Bid CP-2 OFFICE, MFG and R&D 25 days Mon 6/30/08 Mon 8/4/08

74 XL Prepare ITB’s/Subcontractor Approval 2 wks Mon 6/30/08 Mon 7/14/08

75 Bid Period 2 wks Tue 7/15/08 Mon 7/28/08

76 Bids Due 0 days Mon 7/28/08 Mon 7/28/08

77 Evaluation Period 1 wk Tue 7/29/08 Mon 8/4/08

78 GMP Submitted 0 days Mon 8/4/08 Mon 8/4/08

79 GUARANTEED MAXIMUM PRICE 70 days Thu 5/1/08 Thu 8/7/08

80 CP-1 GMP Approval 3 days Thu 5/1/08 Mon 5/5/08

81 OK to Proceed with CP-1 0 days Mon 5/5/08 Mon 5/5/08

82 CP-2 GMP Approval 3 days Tue 8/5/08 Thu 8/7/08

83 OK to Proceed with CP-2 0 days Thu 8/7/08 Thu 8/7/08

84 PROCUREMENT 280 days Mon 3/10/08 Thu 4/9/09

85 CONSULTANT / VENDOR PROCUREMENT 100 days Mon 3/10/08 Mon 7/28/08

86 Tele / Data System 36 days Mon 3/10/08 Mon 4/28/08

87 Determine Revance IT Dep’t to Provide Design Dev. Info 0 days Mon 3/10/08 Mon 3/10/08

88 Tele/Data System Design 4 wks Mon 3/10/08 Fri 4/4/08

89 Bid Structured Cabling 2 wks Mon 4/7/08 Fri 4/18/08

90 Bids Due 0 days Mon 4/21/08 Mon 4/21/08

91 Evaluation Period 1 wk Tue 4/22/08 Mon 4/28/08

92 Sub Selected 0 days Mon 4/28/08 Mon 4/28/08

93 High Density Storage 100 days Mon 3/10/08 Mon 7/28/08

94 Select Vendor 0 days Mon 3/10/08 Mon 3/10/08

95 Design 8 wks Mon 3/10/08 Fri 5/2/08

96 Fabrication & Deliver 12 wks Mon 5/5/08 Mon 7/28/08

97 Security 40 days Mon 3/10/08 Fri 5/2/08

98 Design 8 wks Mon 3/10/08 Fri 5/2/08

99 Furniture 35 days Mon 3/10/08 Fri 4/25/08

100 Select Vendor and Negotiate Contract 3 wks Mon 3/10/08 Fri 3/28/08

101 Finalize Layout and Product Specification 4 wks Mon 3/31/08 Fri 4/25/08

102 Pre- Purchase Manufacturing Equip. & Utility Systems 280 days Mon 3/10/08 Thu 4/9/09

103 GMP Autoclave 190 days Mon 3/10/08 Thu 12/4/08

104 Bid, Evaluate & Issue P.O. 6 wks Mon 3/10/08 Fri 4/18/08

105 Shop Drawings Submittal & Approval 10 wks Mon 4/21/08 Fri 6/27/08

106 Fabricate & Delivery Autoclave 22 wks Mon 6/30/08 Thu 12/4/08

107 GMP Glass washer 150 days Mon 3/10/08 Tue 10/7/08

108 Bid, Evaluate & Issue P.O. 6 wks Mon 3/10/08 Fri 4/18/08

109 Shop Drawings Submittal & Approval 10 wks Mon 4/21/08 Fri 6/27/08

110 Fabricate & Delivery 14 wks Mon 6/30/08 Tue 10/7/08

111 Bio Safety Cabinets 160 days Mon 3/10/08 Tue 10/21/08

112 Bid, Evaluate & Issue P.O. 6 wks Mon 3/10/08 Fri 4/18/08

113 Shop Drawings Submittal & Approval 10 wks Mon 4/21/08 Fri 6/27/08

114 Delivery 16 wks Mon 6/30/08 Tue 10/21/08

115 TFF Skids 215 days Mon 3/10/08 Thu 1/8/09

116 Bid, Evaluate & Issue P.O. 6 wks Mon 3/10/08 Fri 4/18/08

117 Shop Drawings Submittal & Approval 10 wks Mon 4/21/08 Fri 6/27/08

118 Delivery 27 wks Mon 6/30/08 Thu 1/8/09

119 Lyophilizers 280 days Mon 3/10/08 Thu 4/9/09

120 Bid, Evaluate & Issue P.O. 12 wks Mon 3/10/08 Fri 5/30/08

121 Shop Drawings Submittal & Approval 12 wks Mon 6/2/08 Mon 8/25/08

122 Delivery 32 wks Tue 8/26/08 Thu 4/9/09

123 Fermentor Skids 205 days Mon 3/10/08 Thu 12/25/08

124 Bid, Evaluate & Issue P.O. 6 wks Mon 3/10/08 Fri 4/18/08

125 Shop Drawings Submittal & Approval 10 wks Mon 4/21/08 Fri 6/27/08

126 Delivery 25 wks Mon 6/30/08 Thu 12/25/08

127 Purified Water System 190 days Mon 4/21/08 Thu 1/15/09

128 Prepare Submittals 10 wks Mon 4/21/08 Fri 6/27/08

129 Review and Approve Submittals 4 wks Mon 6/30/08 Mon 7/28/08

130 Fabricate & Delivery Skid 24 wks Tue 7/29/08 Thu 1/15/09

131 WFI System 150 days Mon 4/14/08 Tue 11/11/08

132 Prepare Submittals 10 wks Mon 4/14/08 Fri 6/20/08

133 Review and Approve Submittals 4 wks Mon 6/23/08 Mon 7/21/08

134 Fabricate & Delivery Skid 16 wks Tue 7/22/08 Tue 11/11/08

135 Clean Steam Generator 150 days Mon 4/14/08 Tue 11/11/08

4th Quarter 1st Quarter 2nd Quarter 3rd Quarter 4th Quarter 1st Quarter 2nd Quarter 3rd Quarter 4th Quart

Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov

Bid CP-1 Office

3/31 XL Prepare ITB’s/Subcontractor Approval

4/14 Bid Period

4/25 Bids Due

4/28 Evaluation Period

4/30 GMP Submitted

Bid CP-2 OFFICE, MFG and R&D

6/30 (XL Prepare ITB’s/Subcontractor Approval

7/15 Bid Period

7/28 Bids Due

7/29 Evaluation Period

8/4 GMP Submitted

GUARANTEED MAXIMUM PRICE

5/1 CP-1 GMP Approval

5/5 OK to Proceed with CP-1

8/5 CP-2 GMP Approval

8/7 OK to Proceed with CP-2

PROCUREMENT

CONSULTANT / VENDOR PROCUREMENT

Tele / Data System

3/10 Determine Revance IT Dep’t to Provide Design Dev. Info

3/10 Tele/Data System Design

4/7 Bid Structured Cabling

4/21 Bids Due

4/22 Evaluation Period

4/28 Sub Selected

High Density Storage

3/10 Select Vendor

3/10 Design

5/5 Fabrication & Deliver

Security

3/10 Design

Furniture

3/10 Select Vendor and Negotiate Contract

3/31 Finalize Layout and Product Specification

Pre- Purchase Manufacturing Equip. & Utility Systems

GMP Autoclave

3/10 Bid, Evaluate & Issue P.O.

4/21 Shop Drawings Submittal & Approval

6/30 Fabricate & Delivery Autoclave

GMP Glass washer

3/10 Bid, Evaluate & Issue P.O.

4/21 Shop Drawings Submittal & Approval

6/30 Fabricate & Delivery

Bio Safety Cabinets

3/10 Bid, Evaluate & Issue P.O.

4/21 Shop Drawings Submittal & Approval

6/30 Delivery

TFF Skids

3/10 Bid, Evaluate & Issue P.O.

4/21 Shop Drawings Submittal & Approval

6/30 Delivery

Lyophilizers

3/10 Bid, Evaluate & Issue P.O.

6/2 Shop Drawings Submittal & Approval

8/26 Delivery

Fermentor Skids

3/10 Bid, Evaluate & Issue P.O.

4/21 Shop Drawings Submittal & Approval

6/30 Delivery

Purified Water System

4/21 Prepare Submittals

6/30 Review and Approve Submittals

7/29 Fabricate & Delivery Skid

WFI System

4/14 Prepare Submittals

6/23 Review and Approve Submittals

7/22 Fabricate & Delivery Skid

Clean Steam Generator

Page 2 Printed: Fri 3/7/08

XL CONSTRUCTION

DGA

AEI

CRB

XL PROJECT No.: 3052 REVANCE THERAPEUTICS Issued: 03/5/08

Headquarters and Manufacturing Facility

NEWARK

Proposed Construction Schedule

ID Task Name Duration Start Finish

136 Prepare Submittals 10 wks Mon 4/14/08 Fri 6/20/08

137 Review and Approve Submittals 4 wks Mon 6/23/08 Mon 7/21/08

138 Fabricate & Delivery Generator 16 wks Tue 7/22/08 Tue 11/11/08

139 Steam Boilers 140 days Fri 8/8/08 Tue 2/24/09

140 Bid, Evaluate & Issue P.O. 6 wks Fri 8/8/08 Fri 9/19/08

141 Prepare Submittals 6 wks Mon 9/22/08 Fri 10/31/08

142 Review and Approve Submittals 4 wks Mon 11/3/08 Tue 12/2/08

143 Fabricate & Delivery Boilers 12 wks Wed 12/3/08 Tue 2/24/09

144 CP-1 OFFICE PROCUREMENT 203 days Mon 3/31/08 Tue 1/13/09

145 Generator 190 days Thu 4/17/08 Tue 1/13/09

146 Prepare Shop Drawings 6 wks Thu 4/17/08 Wed 5/28/08

147 Review and Approve Shop Drawings 2 wks Thu 5/29/08 Wed 6/11/08

148 Fabricate & Deliver Generators 30 wks Thu 6/12/08 Tue 1/13/09

149 Architectural Casework 60 days Tue 5/6/08 Tue 7/29/08

150 Prepare Architectural Casework Shop Drawings 3 wks Tue 5/6/08 Mon 5/26/08

151 Review and Approve Shop Drawings 1 wk Tue 5/27/08 Mon 6/2/08

152 Fabricate & Ship Architectural Casework 8 wks Tue 6/3/08 Tue 7/29/08

153 Carpet/Sheet Goods 30 days Tue 5/6/08 Mon 6/16/08

154 Prepare Flooring Shop Drawings 1 wk Tue 5/6/08 Mon 5/12/08

155 Review and Approve Shop Drawings 1 wk Tue 5/13/08 Mon 5/19/08

156 Fabricate & Ship Carpet / Sheet Goods 4 wks Tue 5/20/08 Mon 6/16/08

157 Doors/Frames/Hardware 55 days Tue 5/6/08 Tue 7/22/08

158 Prepare Door and Hardware Submittal 3 wks Tue 5/6/08 Mon 5/26/08

159 Review and Approve Submittal 2 wks Tue 5/27/08 Mon 6/9/08

160 Fabricate & Ship Doors and Hardware 6 wks Tue 6/10/08 Tue 7/22/08

161 Light Fixtures 55 days Tue 5/6/08 Tue 7/22/08

162 Prepare Lighting Submittal 3 wks Tue 5/6/08 Mon 5/26/08

163 Review and Approve Lighting Submittal 2 wks Tue 5/27/08 Mon 6/9/08

164 Fabricate & Ship Lights 6 wks Tue 6/10/08 Tue 7/22/08

165 MEP Coordination Drawings 18 days Tue 5/6/08 Thu 5/29/08

166 Develop Shop Drawings & Coordinate 1 wk Tue 5/6/08 Mon 5/12/08

167 Review & Approve Shop Drawings 3 days Tue 5/13/08 Thu 5/15/08

168 Fabricate Ductwork 2 wks Fri 5/16/08 Thu 5/29/08

169 HVAC Equipment 45 days Tue 5/6/08 Tue 7/8/08

170 AIR TERMINALS 45 days Tue 5/6/08 Tue 7/8/08

171 Prepare Submittals 2 wks Tue 5/6/08 Mon 5/19/08

172 Review and Approve Submittals 1 wk Tue 5/20/08 Mon 5/26/08

173 Fabricate & Delivery Equipment 6 wks Tue 5/27/08 Tue 7/8/08

174 Specialty Ceiling Systems 50 days Tue 5/6/08 Tue 7/15/08

175 Prepare Submittals 1 wk Tue 5/6/08 Mon 5/12/08

176 Review and Approve Submittals 1 wk Tue 5/13/08 Mon 5/19/08

177 Fabricate & Delivery Ceiling Systems 8 wks Tue 5/20/08 Tue 7/15/08

178 Fire Alarm System 60 days Tue 5/6/08 Tue 7/29/08

179 Prepare Submittals 2 wks Tue 5/6/08 Mon 5/19/08

180 Review and Approve Submittals 2 wks Tue 5/20/08 Mon 6/2/08

181 Fabricate & Delivery Ceiling Systems 8 wks Tue 6/3/08 Tue 7/29/08

182 Furniture 40 days Mon 3/31/08 Fri 5/23/08

183 Order, Fabricate, and Ship Partitions 8 wks Mon 3/31/08 Fri 5/23/08

184 CP-2 MFG, R&D PROCUREMENT 170 days Thu 8/7/08 Tue 4/7/09

185 Fill Machine 170 days Thu 8/7/08 Tue 4/7/09

186 Issue RFP 0 days Thu 8/7/08 Thu 8/7/08

187 Bid, Review & Authorization 6 wks Fri 8/8/08 Fri 9/19/08

188 Shop Drawings Submittal & Approval 10 wks Mon 9/22/08 Tue 12/2/08

189 Delivery 18 wks Wed 12/3/08 Tue 4/7/09

190 Light Fixtures 70 days Fri 8/8/08 Fri 11/14/08

191 Prepare Lighting Submittal 4 wks Fri 8/8/08 Thu 9/4/08

192 Review and Approve Lighting Submittal 2 wks Fri 9/5/08 Fri 9/19/08

193 Fabricate & Ship Lights 8 wks Mon 9/22/08 Fri 11/14/08

194 Misc Structural Steel 60 days Fri 8/8/08 Fri 10/31/08

195 Prepare Shop Drawings 4 wks Fri 8/8/08 Thu 9/4/08

196 Structural & HVAC Platform Coordination 2 wks Fri 9/5/08 Fri 9/19/08

197 Review and Approve Shop Drawings 1 wk Mon 9/22/08 Fri 9/26/08

198 Fabricate & Deliver Steel 5 wks Mon 9/29/08 Fri 10/31/08

199 Underground Utilities 25 days Fri 8/8/08 Fri 9/12/08

200 Prepare Shop Drawings 3 wks Fri 8/8/08 Thu 8/28/08

201 Review and Approve Shop Drawings 1 wk Fri 8/29/08 Thu 9/4/08

202 Fabricate & Deliver Pipe 1 wk Fri 9/5/08 Fri 9/12/08

203 Laboratory Casework 85 days Fri 8/8/08 Tue 12/9/08

204 Prepare Shop Drawings 4 wks Fri 8/8/08 Thu 9/4/08

4th Quarter

1st Quarter 2nd Quarter 3rd Quarter 4th Quarter 1st Quarter 2nd Quarter 3rd Quarter 4th Quart

Oct Nov Dec

Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov

4/14 Prepare Submittals

6/23 Review and Approve Submittals

7/22 Fabricate & Delivery Generator

Steam Boilers

8/8 Bid, Evaluate & Issue P.O.

9/22 Prepare Submittals

11/3 Review and Approve Submittals

12/3 Fabricate & Delivery Boilers

CP-1 OFFICE PROCUREMENT

Generator

4/17 Prepare Shop Drawings

5/29 Review and Approve Shop Drawings

6/12 Fabricate & Deliver Generators

Architectural Casework

5/6 Prepare Architectural Casework Shop Drawings

5/27 Review and Approve Shop Drawings 6/3 Fabricate & Ship Architectural Casework

Carpet/Sheet Goods

5/6 Prepare Flooring Shop Drawings

5/13 Review and Approve Shop Drawings

5/20 Fabricate & Ship Carpet / Sheet Goods

Doors/Frames/Hardware

5/6 Prepare Door and Hardware Submittal

5/27 Review and Approve Submittal

6/10 Fabricate & Ship Doors and Hardware

Light Fixtures

5/6 Prepare Lighting Submittal

5/27 Review and Approve Lighting Submittal

6/10 Fabricate & Ship Lights

MEP Coordination Drawings

5/6 Develop Shop Drawings & Coordinate

5/13 Review & Approve Shop Drawings

5/16 Fabricate Ductwork

HVAC Equipment

AIR TERMINALS

5/6 Prepare Submittals

5/20 Review and Approve Submittals

5/27 Fabricate & Delivery Equipment

Specialty Ceiling Systems

5/6 Prepare Submittals

5/13 Review and Approve Submittals

5/20 Fabricate & Delivery Ceiling Systems

Fire Alarm System

5/6 Prepare Submittals

5/20 Review and Approve Submittals

6/3 Fabricate & Delivery Ceiling Systems

Furniture

3/31 Order, Fabricate, and Ship Partitions

CP-2 MFG, R&D PROCUREMENT

Fill Machine

8/7 Issue RFP

8/8 Bid, Review & Authorization

9/22 Shop Drawings Submittal & Approval

12/3 Delivery

Light Fixtures

8/8 Prepare Lighting Submittal

9/5 Review and Approve Lighting Submittal

9/22 Fabricate & Ship Lights

Misc Structural Steel

8/8 Prepare Shop Drawings

9/5 Structural & HVAC Platform Coordination

9/22 Review and Approve Shop Drawings

9/29 Fabricate & Deliver Steel

Underground Utilities

8/8 Prepare Shop Drawings

8/29 Review and Approve Shop Drawings

9/5 Fabricate & Deliver Pipe

Laboratory Casework

8/8 Prepare Shop Drawings

Page 3 Printed: Fri 3/7/08

XL CONSTRUCTION

DGA

AEI

CRB

XL PROJECT No.: 3052

REVANCE THERAPEUTICS Headquarters and Manufacturing Facility NEWARK

Proposed Construction Schedule

ID Task Name Duration Start

Finish

205 Review and Approve Shop Drawings 3 wks Fri 9/5/08 Fri 9/26/08

206 Fabricate & Deliver Casework 10 wks Mon 9/29/08 Tue 12/9/08

207 Doors/Frames/Hardware 60 days Fri 8/8/08 Fri 10/31/08

208 Prepare Door and Hardware Submittal 2 wks Fri 8/8/08 Thu 8/21/08

209 Review and Approve Submittal 2 wks Fri 8/22/08 Thu 9/4/08

210 Fabricate & Ship Doors and Hardware 8 wks Fri 9/5/08 Fri 10/31/08

211 Cold Rooms 90 days Fri 8/8/08 Tue 12/16/08

212 Prepare Shop Drawings 8 wks Fri 8/8/08 Fri 10/3/08

213 Review and Approve Shop Drawings 2 wks Mon 10/6/08 Fri 10/17/08

214 Fabricate & Deliver Cold Room 8 wks Mon 10/20/08 Tue 12/16/08

215 Specialty Ceiling Systems 50 days Fri 8/8/08 Fri 10/17/08

Prepare Submittals 1 wk Fri 8/8/08 Thu 8/14/08

217 Review and Approve Submittals 1 wk Fri 8/15/08 Thu 8/21/08

218 Fabricate & Delivery Ceiling Systems 8 wks Fri 8/22/08 Fri 10/17/08

219 Main Electrical Gear 75 days Fri 8/8/08 Fri 11/21/08

220 Prepare Shop Drawings 3 wks Fri 8/8/08 Thu 8/28/08

221 Review and Approve Shop Drawings 2 wks Fri 8/29/08 Fri 9/12/08

222 Fabricate & Deliver Gear 1 wks Mon 9/15/08 Fri 11/21/08

223 MEP Coordination Drawings 50 days Fri 8/8/08 Fri 10/17/08

Develop Shop Drawings & Coordinate 4 wks Fri 8/8/08 Thu 9/4/08

225 Review & Approve Shop Drawings 2 wks Fri 9/5/08 Fri 9/19/08

226 Fabricate Ductwork 4 wks Mon 9/22/08 Fri 10/17/08

HEPA Filters 65 days Fri 8/8/08 Fri 11/7/08

228 Prepare HEPA Submittal 3 wks Fri 8/8/08 Thu 8/28/08

229 Review and Approve Submittal 2 wks Fri 8/29/08 Fri 9/12/08

230 Fabricate & Ship HEPA Filters 8 wks Mon 9/15/08 Fri 11/7/08

231 Cooling Tower 55 days Fri 8/8/08 Fri 10/24/08

232 Prepare Shop Drawings ( Cut Sheets for Structural Steel @ Roof) 1 wk Fri 8/8/08 Thu 8/14/08

233 Review and Approve Shop Drawings 2 wks Fri 8/15/08 Thu 8/28/08

234 Fabricate & Deliver Cooling Tower 8 wks Fri 8/29/08 Fri 10/24/08

235 Mech Equipment (AHU, Chillers, EF, CDA & Air Treatment System & Vacuum Skid) 75 days Fri 8/8/08 Fri 11/21/08

236 Prepare Submittals 3 wks Fri 8/8/08 Thu 8/28/08

237 Review and Approve Submittals 2 wks Fri 8/29/08 Fri 9/12/08

238 Fabricate & Delivery Equipment 10 wks Mon 9/15/08 Fri 11/21/08

239 JOBSITE MOBILIZATION 28 days Mon 4/28/08 Wed 6/4/08

240 Deliver and Set Up Two Trailers 1 wk Mon 4/28/08 Fri 5/2/08

241 Install Site Construction Fence 3 days Mon 5/5/08 Wed 5/7/08

242 Install Scaffolding to Roof / Bid. Protection 2 wks Thu 5/8/08 Wed 5/21/08

243 Install Building Temp Lighting 2 wks Thu 5/22/08 Wed 6/4/08

244 CONSTRUCTION—BUILDING 288 days Mon 5/5/08 Wed 6/17/09

245 OK To Proceed With Phase 1 Construction 0 days Mon 5/5/08 Mon 5/5/08

246 PHASE 1:2ND FLOOR OPEN OFFICE 55 days Tue 5/6/08 Tue 7/22/08

247 OPEN OFFICE BUILD OUT 55 days Tue 5/6/08 Tue 7/22/08

248 Interior Demo 9 days Tue 5/6/08 Fri 5/16/08

249 Electrical Safe-Off 3 days Tue 5/6/08 Thu 5/8/08

250 Demo (E) T-Bar Ceiling 5 days Wed 5/7/08 Tue 5/13/08

251 Strategic Mechanical Demo 3 days Wed 5/14/08 Fri 5/16/08

252 Demo (E) Walls 2 days Mon 5/12/08 Tue 5/13/08

253 Misc. Demo Complete 0 days Tue 5/13/08 Tue 5/13/08

254 Overhead Rough-ln 14 days Mon 5/19/08 Thu 6/5/08

255 Modify Fire Sprinkler Piping 1 wk Mon 5/19/08 Fri 5/23/08

256 Rough In HVAC Duct Work 5 days Mon 5/26/08 Fri 5/30/08

257 Install Horizontal Duct mains & Branch lines 1 wk Mon 5/26/08 Fri 5/30/08

258 Rough In HW Piping 1 wk Wed 5/28/08 Tue 6/3/08

259 Rough In Overhead Electric 7 days Wed 5/28/08 Thu 6/5/08

260 Rough In Tele-Com Data Cable Trays 3 days Fri 5/30/08 Tue 6/3/08

261 Over Head Rough In Complete 0 days Tue 6/3/08 Tue 6/3/08

262 Wall Construction 12 days Mon 6/2/08 Tue 6/17/08

263 Frame Full Height Walls 2 days Mon 6/2/08 Tue 6/3/08

264 In Wall Electrical Rough In 2 days Tue 6/3/08 Wed 6/4/08

265 Wall Inspection 0 days Wed 6/4/08 Wed 6/4/08

266 Install Drywall 1 Side 1 day Thu 6/5/08 Thu 6/5/08

267 Install Wall Insulation 1 day Fri 6/6/08 Fri 6/6/08

268 Rock Walls & Ceilings 1 day Fri 6/6/08 Fri 6/6/08

269 Screw Inspection 0 days Fri 6/6/08 Fri 6/6/08

270 Tape and Finish Drywall 5 days Mon 6/9/08 Fri 6/13/08

271 Install Aluminum Door & Window Frames 2 days Mon 6/16/08 Tue 6/17/08

4th Quarter 1st Quarter 2nd Quarter 3rd Quarter 4th Quarter 1st Quarter 2nd Quarter 3rd Quarter 4th Quart

Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov

9/5 Review and Approve Shop Drawings

9/29 Fabricate & Deliver Casework

8/8 Prepare Door and Hardware Submittal

8/22 Review and Approve Submittal

9/5 Fabricate & Ship Doors and Hardware

Prepare Shop Drawings

10/6 Review and Approve Shop Drawings

10/20 Fabricate & Deliver Cold Room

8/6 Prepare Submittals

8/15 Review and Approve Submittals

8/22 Fabricate & Delivery Ceiling Systems

8/8 Prepare Shop Drawings

8/29 Review and Approve Shop Drawings

9/15 Fabricate & Deliver Gear

Develop Shop Drawings & Coordinate

9/5 Review & Approve Shop Drawings

9/22 Fabricate Ductwork

8/8 Prepare HEPA Submittal

8/29 Review and Approve Submittal

9/15 Fabricate & Ship HEPA Filters

8/8 Prepare Shop Drawings (Cut Sheets for Structural Steel @ Roof)

8/15 Review and Approve Shop Drawings

8/29 Fabricate & Deliver Cooling Tower

8/8 Prepare Submittals

8/29 Review and Approve Submittals

9/15 Fabricate & Delivery Equipment

JOBSITE MOBILIZATION

4/28 Deliver and Set Up Two Trailers

5/5 | Install Site Construction Fence

5/8 Install Scaffolding to Roof / Bid. Protection

5/22 Install Building Temp Lighting

5/5 OK To Proceed With Phase 1 Construction

Interior Demo

5/6 Electrical Safe-Off

5/7 Demo (E) T-Bar Ceiling

5/14 Strategic Mechanical Demo

5/12 Demo (E) Walls

5/13 Misc. Demo Complete

Overhead Rough-In

5/19 Modify Fire Sprinkler Piping

Rough In HVAC Duct Work

5/26 Install Horizontal Duct mains & Branch lines

5/28 Rough In HW Piping

5/28 Rough In Overhead Electric

5/30 Rough In Tele-Com Data Cable Trays

6/3 Over Head Rough In Complete

Wall Construction 6/2 Frame Full Height Walls

6/3 In Wall Electrical Rough In

6/4 Wall Inspection

6/5 Install Drywall 1 Side

6/6 Install Wall insulation

6/6 Rock Walls & Ceilings

6/6 Screw Inspection

6/9 Tape and Finish Drywall

6/16 Install Aluminum Door & Window Frames

Page 4 Printed: Fri 3/7/08

Issued: 03/5/08

XL CONSTRUCTION

DGA

AEI

CRB

XL PROJECT No.: 3052

REVANCE THERAPEUTICS Headquarters and Manufacturing Facility

NEWARK Proposed Construction Schedule

issued: 03/5/08

ID Task Name Duration Start Finish

272 Walls Construction Complete 0 days Tue 6/17/08 Tue 6/17/08

273 Ceiling Construction 30 days Tue 6/10/08 Tue 7/22/08

274 Install T-bar Ceiling 1 wk Tue 6/10/08 Mon 6/16/08

275 Install Specialty Ceiling 1 wk Wed 7/16/08 Tue 7/22/08

276 Install Light Fixtures 1 wk Tue 6/10/08 Mon 6/16/08

277 Install Registers 1 wk Tue 6/10/08 Mon 6/16/08

278 Trim Fire Sprinkler Heads 3 days Tue 6/17/08 Thu 6/19/08

279 Install Telephone/Data Cabling 1 wk Tue 6/17/08 Mon 6/23/08

280 Above Ceiling Fire Inspection 0 days Mon 6/23/08 Mon 6/23/08

281 Above Ceiling Building Inspection 0 days Tue 6/24/08 Tue 6/24/08

282 Drop Ceiling Tiles 1 wk Wed 6/25/08 Tue 7/1/08

283 Finishes 13 days Mon 6/16/08 Wed 7/2/08

284 Paint Walls 1 wk Mon 6/16/08 Fri 6/20/08

285 Trim Out Elect/Data 3 days Tue 6/24/08 Thu 6/26/08

286 Install Open Office Carpet 1 wk Thu 6/19/08 Wed 6/25/08

287 Install Open Office Partitions / Hookup / Furniture 1 wk Thu 6/26/08 Wed 7/2/08

288 Install Carpet Offices & Conference Rm. 2 days Mon 6/23/08 Tue 6/24/08

289 Install Doors & Hardware 1 day Wed 6/25/08 Wed 6/25/08

290 BATHROOM & SHOWER CONSTRUCTION 2 days Mon 6/23/08 Tue 6/24/08

291 Paint Walls and Ceilings 2 days Mon 6/23/08 Tue 6/24/08

292 1st Floor Bathroom Const Complete 0 days Tue 6/24/08 Tue 6/24/08

293 Open Office Complete 0 days Wed 7/2/08 Wed 7/2/08

294 City & Fire Inspections 2 days Thu 7/3/08 Mon 7/7/08

295 Startup & Balance Office AHU’s 3 days Wed 6/25/08 Fri 6/27/08

296 Temporary Certificate Of Occupancy for Office Area 0 days Mon 7/7/08 Mon 7/7/08

297 PHASE 2: LABS/MANUFACTURING/OFFICE 167 days Thu 8/7/08 Thu 4/2/09

298 OK To Proceed With Phase 2 Construction 0 days Thu 8/7/08 Thu 8/7/08

299 DEMO 33 days Fri 8/8/08 Wed 9/24/08

300 Electrical Safe-Off 2 wks Fri 8/8/08 Thu 8/21/08

301 Demo (E) T-Bar Ceiling 2 wks Wed 8/20/08 Tue 9/2/08

302 Strategic Mechanical Demo 2 wks Wed 9/3/08 Wed 9/17/08

303 Demo (E) Walls 2 wks Thu 9/11/08 Wed 9/24/08

304 Misc. Demo Complete 0 days Wed 9/24/08 Wed 9/24/08

305 OPEN OFFICE BUILDOUT 98 days Fri 8/8/08 Fri 12/26/08

306 Below Slab Plumbing & Electrical 18 days Fri 8/8/08 Tue 9/2/08

307 Layout Trenches 2 days Fri 8/8/08 Mon 8/11/08

308 Locate Underground Utilities 1 day Tue 8/12/08 Tue 8/12/08

309 Saw cut and Remove Concrete 2 days Wed 8/13/08 Thu 8/14/08

310 Excavate Trenches 2 days Fri 8/15/08 Mon 8/18/08

311 Install Plumbing and Electrical 1 wk Tue 8/19/08 Mon 8/25/08

312 Inspection 0 days Mon 8/25/08 Mon 8/25/08

313 Backfill Trenches 2 days Tue 8/26/08 Wed 8/27/08

314 Install Rebar 2 days Thu 8/28/08 Fri 8/29/08

315 Inspection 0 days Fri 8/29/08 Fri 8/29/08

316 Patch Concrete 2 days Mon 9/1/08 Tue 9/2/08

317 Below Slab Work Complete 0 days Tue 9/2/08 Tue 9/2/08

318 Overhead Rough-in 22 days Wed 9/3/08 Fri 10/3/08

319 Modify Fire Sprinkler Piping 1 wk Wed 9/3/08 Wed 9/10/08

320 Rough In HVAC Duct Work 10 days Thu 9/11/08 Wed 9/24/08

321 Install Horizontal Duct mains & Branch lines 2 wks Thu 9/11/08 Wed 9/24/08

322 Rough In HW Piping 7 days Thu 9/25/08 Fri 10/3/08

323 Rough In Overhead Electric 7 days Thu 9/25/08 Fri 10/3/08

324 Rough In Tele-Com Data Cable Trays 1 wk Mon 9/29/08 Fri 10/3/08

325 Overhead Rough In Complete 0 days Fri 10/3/08 Fri 10/3/08

326 Wall Construction 23 days Mon 10/6/08 Wed 11/5/08

327 Frame Full Height Walls ( Rated Walls & Coordinate With MEP) 1 wk Mon 10/6/08 Fri 10/10/08

328 In Wall MEP Rough In 1 wk Mon 10/13/08 Fri 10/17/08

329 Wall Inspection 0 days Fri 10/17/08 Fri 10/17/08

330 Install Drywall 1 Side 1 wk Mon 10/20/08 Fri 10/24/08

331 Install Wall Insulation 3 days Mon 10/27/08 Wed 10/29/08

332 Rock Walls & Ceilings 1 wk Mon 10/27/08 Fri 10/31/08

333 Tape and Finish Drywall 8 days Mon 10/27/08 Wed 11/5/08

334 Install Aluminum Door & Window Frames 1 wk Thu 10/30/08 Wed 11/5/08

335 Walls Construction Complete 0 days Wed 11/5/08 Wed 11/5/08

336 Ceiling Construction 34 days Mon 10/20/08 Mon 12/8/08

337 Install T-bar Ceiling 2 wks Thu 11/6/08 Wed 11/19/08

338 Install Specialty Ceiling 1 wk Mon 10/20/08 Fri 10/24/08

339 Install Light Fixtures 1 wk Thu 11/13/08 Wed 11/19/08

4th Quarter 1st Quarter 2nd Quarter 3rd Quarter 4th Quarter 1st Quarter 2nd Quarter 3rd Quarter 4th Quart

Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov

6/17 Walls Construction Complete

Ceiling Construction

6/10 Install T-bar Ceiling

7/16 Install Specialty Ceiling

6/10 Install Light Fixtures

6/10 Install Registers

6/17 Trim Fire Sprinkler Heads

6/17 Install Telephone/Data Cabling

6/23 Above Ceiling Fire Inspection

6/24 Above Ceiling Building Inspection

6/25 Drop Ceiling Tiles

Finishes

6/16 Paint Walls

6/24 Trim Out Elect/Data

6/19 Install Open Office Carpet

6/26 Install Open Office Partitions/Hookup/Furniture

6/23 | Install Carpet Offices & Conference Rm.

6/25 | Install Doors & Hardware

BATHROOM SHOWER CONSTRUCTION

6/23 Paint Walls and Ceilings

6/24 1st Floor Bathroom Const Complete

7/2 Open Office Complete

7/3 City & Fire Inspections

6/25 Startup & Balance Office AHU’s

7/7 Temporary Certificate Of Occupancy for Office Area

8/7 OK To Proceed With Phase 2 Construction

DEMO

8/8 Electrical Safe-Off

8/20 Demo (E)T-Bar Ceiling

9/3 Strategic Mechanical Demo

9/11 Demo (E) Walls

9/24 Misc. Demo Complete

Below Slab Plumbing & Electrical

8/8 Layout Trenches

8/12 Locate Underground Utilities

8/13 Saw cut and Remove Concrete

8/15 Excavate Trenches

8/19 Install Plumbing and Electrical

8/25 Inspection

8/26 Backfill Trenches

8/28 Install Rebar

8/29 Inspection

9/1 Patch Concrete

9/2 Below Slab Work Complete

Overhead Rough-In

9/3 Modify Fire Sprinkler Piping

Rough In HVAC Duct Work

9/11 Install Horizontal Duct mains & Branch lines

9/25 Rough In HW Piping

9/25 Rough In Overhead Electric

9/29 Rough In Tele-Com Data Cable Trays

10/3 Overhead Rough In Complete

Wall Construction

10/6 Frame Full Height Walls ( Rated Walls & Coordinate With MEP)

10/13 In Wall MEP Rough In

10/17 Wall Inspection

10/20 Install Drywall 1 Side

10/27 | Install Wail Insulation

10/27 | Rock Walls & Ceilings

10/27 Tape and Finish Drywall

10/30 Install Aluminum Door & Window Frames

11/5 Walls Construction Complete

Ceiling Construction

11/6 Install T-bar Ceiling

10/20 Install Specialty Ceiling

11/13 Install Light Fixtures

Page 5 Printed: Fri 3/7/08

XL CONSTRUCTION

DGA

AEI

CRB

XL PROJECT No.: 3052 REVANCE THERAPEUTICS Issued: 03/5/08 Headquarters and Manufacturing Facility

NEWARK Proposed Construction Schedule

4th Quarter 1st Quarter 2nd Quarter 3rd Quarter 4th Quarter 1st Quarter 2nd Quarter 3rd Quarter 4th Quart

ID Task Name Duration Start Finish Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov

340 Install Register’s 1 wk Thu 11/20/08 Wed 11/26/08 11/20 Install Registers

341 Trim Fire Sprinkler Heads 3 days Thu 11/20/08 Mon 11/24/08 11/20 Trim Fire Sprinkler Heads

342 Install Telephone/Data Cabling 1 wk Thu 11/20/08 Wed 11/26/08 11/20 Install Telephone/Data Cabling

343 Above Ceiling Fire Inspection 0 days Wed 11/26/08 Wed 11/26/08 11/26 Above Ceiling Fire Inspection

344 Above Ceiling Building Inspection 0 days Mon 12/1/08 Mon 12/1/08 12/1 Above Ceiling Building Inspection

345 Drop Ceiling Tiles 1 wk Tue 12/2/08 Mon 12/8/08 12/2 Drop Ceiling Tiles

346 Finishes 30 days Thu 11/6/08 Fri 12/19/08 Finishes

347 Paint Walls 2 wks Thu 11/6/08 Wed 11/19/08 11/6 Paint Walls

348 Trim Out Elect/Data 2 wks Thu 11/13/08 Wed 11/26/08 11/13 Trim Out Elect/Data

349 Install Open Office Carpet 1 wk Thu 11/20/08 Wed 11/26/08 11/20 Install Open Office Carpet

350 Install Open Office Partitions / Hookup / Furniture 2 wks Mon 12/1/08 Fri 12/12/08 12/1 Install Open Office Partitions / Hookup / Furniture

351 Install Carpet Offices & Conference Rm. 1 wk Mon 12/8/08 Fri 12/12/08 12/8 Install Carpet Offices & Conference Rm.

352 Install Doors & Hardware 1 wk Mon 12/15/08 Fri 12/19/08 12/15 Install Doors & Hardware

353 BATHROOM & SHOWER CONSTRUCTION 5 days Thu 11/20/08 Wed 11/26/08 BATHROOM & SHOWER CONSTRUCTION

354 Remove Toilet/ Shower Partitions and Accessories 2 days Thu 11/20/08 Fri 11/21/08 11/20 | Remove Toilet/Shower Partitions and Accessories

355 Paint Walls and Ceilings 3 days Mon 11/24/08 Wed 11/26/08 11/24 | Paint Walls and Ceilings

356 Install Toilet/ Shower Partitions and Accessories 2 days Mon 11/24/08 Tue 11/25/08 11/24 Install Toilet/Shower Partitions and Accessories

357 1st Floor Bathroom Const Complete 0 days Tue 11/25/08 Tue 11/25/08 11/25 1st Floor Bathroom Const Complete

358 Open Office Complete 0 days Fri 12/19/08 Fri 12/19/08 12/19 Open Office Complete

359 City & Fire Inspections 1 wk Mon 12/22/08 Fri 12/26/08 12/22 City & Fire Inspections

360 Startup & Balance Office AHU’s 1 wk Tue 12/9/08 Mon 12/15/08 12/9 Startup & Balance Office AHU’s

361 Temporary Certificate Of Occupancy for Office Area 0 days Fri 12/26/08 Fri 12/26/08 12/26 Temporary Certificate Of Occupancy for Office Area

362 ASEPTIC & MANUFACTURING BUILDOUT 167 days Fri 8/8/08 Thu 4/2/09 ASEPTIC & MANUFACTURING BUILDOUT

363 Overhead Rough-in 45 days Mon 10/6/08 Tue 12/9/08 Rough In HVAC Ductwork

364 Rough In HVAC Ductwork 30 days Mon 10/6/08 Fri 11/14/08 Rough In HVAC Ductwork

365 Vertical Raiser Duct @ Shafts 2 wks Mon 10/6/08 Fri 10/17/08 10/6 Vertical Raiser Duct @ Shafts

366 Horizontal Duct Mains & Branch Duct Lines 4 wks Mon 10/20/08 Fri 11/14/08 10/20 Horizontal Duct Mains & Branch Duct Lines

367 Rough In Overhead Electric 3 wks Mon 11/17/08 Tue 12/9/08 11/17 Rough In Overhead Electric

368 Rough In Tele-Com Data 2 wks Mon 11/24/08 Tue 12/9/08 11/24 Rough In Tele-Com Data

369 Modify Fire Sprinkler Piping (Remove @ new added beams / New 3 wks Mon 11/17/08 Tue 12/9/08 11/17 Modify Fire Sprinkler Piping (Remove @ new added beams / New Drops)

Drops)

370 Rough In Process Piping Mains 3 wks Mon 11/3/08 Fri 11/21/08 11/3 Rough In Process Piping Mains

371 Over Head Rough In Complete 0 days Tue 12/9/08 Tue 12/9/08 12/9 Over Head Rough In Complete

372 Below Slab Plumbing & Electrical 41 days Fri 8/8/08 Mon 10/6/08 Below Slab Plumbing & Electrical

373 Layout Trenches 1 wk Fri 8/8/08 Thu 8/14/08 8/8 Layout Trenches

374 Locate Underground Utilities 2 days Fri 8/15/08 Mon 8/18/08 8/15 | Locate Underground Utilities

375 Saw cut and Remove Concrete 3 days Tue 8/19/08 Thu 8/21/08 8/19 | Saw cut and Remove Concrete

376 Excavate Trenches 1 wk Fri 8/22/08 Thu 8/28/08 8/22 Excavate Trenches

377 Remove Soil & Demo Existing Grade Beams & Coring 1 wk Fri 8/29/08 Thu 9/4/08 8/29 Remove Soil & Demo Existing Grade Beams & Coring

378 Install Plumbing and Electrical 2 wks Fri 9/5/08 Fri 9/19/08 9/5 Install Plumbing and Electrical

379 Inspection 0 days Fri 9/19/08 Fri 9/19/08 9/19 Inspection

380 Backfill Trenches 1 wk Mon 9/22/08 Fri 9/26/08 9/22 Backfill Trenches

381 Install Visqueen / Sand / Rebar 1 wk Mon 9/29/08 Fri 10/3/08 9/29 Install Visqueen / Sand / Rebar

382 Inspection 0 days Fri 10/3/08 Fri 10/3/08 10/3 Inspection

383 Patch / Pour Back Concrete 1 day Mon 10/6/08 Mon 10/6/08 10/6 Patch /Pour Back Concrete

77 days 10/6 Patch / Pour Back Concrete

385 Early Wall Layout & Install Overhead High Wall Track 2 wks Tue 9/9/08 Mon 9/22/08 9/9 Early Wall Layout & Install Overhead High Wail Track

386 Frame Ceiling High Walls (MEP Coordination Work Around) 8 days Mon 11/3/08 Wed 11/12/08 11/3 Frame Ceiling High Walls (MEP Coordination Work Around)

387 Frame Walls ( Corridors ) 2 wks Mon 11/10/08 Fri 11/21/08 11/10 Frame Walls ( Corridors )

388 Install Hollow Metal Door Frames & Window Frames 6 days Mon 11/10/08 Mon 11/17/08 11/10 Install Hollow Metal Door Frames & Window Frames

389 In Wall MEP Rough In 2 wks Mon 11/10/08 Fri 11/21/08 11/10 In Wall MEP Rough In

390 Install HM Welded Frames 3 days Thu 11/6/08 Mon 11/10/08 11/6 Install HM Welded Frames

391 Frame Corridor Ceiling 2 wks Mon 11/17/08 Tue 12/2/08 11/17 Frame Corridor Ceiling

392 Wall Inspection 0 days Fri 11/21/08 Fri 11/21/08 11/21 Wall Inspection

393 Install Drywall 1 Side Facing Open Areas 1 wk Mon 11/24/08 Tue 12/2/08 11/24 Install Drywall 1 Side Facing Open Areas

394 Install Wall Insulation 4 days Mon 12/1/08 Thu 12/4/08 12/1 Install Wall Insulation

395 Protocol Clean Track / Rock Walls & Ceilings 13 days Wed 12/3/08 Fri 12/19/08 12/3 Protocol Clean Track / Rock Walls & Ceilings

396 Tape and Finish Drywall 2 wks Mon 12/15/08 Fri 12/26/08 12/15 Tape and Finish Drywall

397 Walls Construction Complete 0 days Fri 12/26/08 Fri 12/26/08 12/26 Walls Construction Complete

398 Gyp. Board Ceiling Construction 46 days Gyp. Board Ceiling Construction

399 Frame Drywall Ceilings & Soffits 4 wks Mon 11/24/08 Tue 12/23/08 11/24 Frame Drywall Ceilings & Soffits

400 Rough-In Lights 2 wks Wed 12/17/08 Tue 12/30/08 12/17 | Rough-In Lights

401 Trim Fire Sprinkler Heads 4 days Wed 12/24/08 Mon 12/29/08 12/24 Trim Fire Sprinkler Heads

402 Above Ceiling Fire Inspection 0 days Tue 12/30/08 Tue 12/30/08 12/30 Above Ceiling Fire Inspection

403 Above Ceiling Building Inspection 0 days Tue 12/30/08 Tue 12/30/08 12/30 Above Ceiling Building Inspection

404 Drywall Soffits and Ceilings 2 wks Wed 12/31/08 Tue 1/13/09 12/31 Drywall Soffits and Ceilings

405 Tape Soffits and Ceilings 8 days Wed 1/14/09 Fri 1/23/09 1/14 Tape Soffits and Ceilings

406 Trim Out Elect and Sprinklers 3 days Mon 1/26/09 Wed 1/28/09 1/26 | Trim Out Elect and Sprinklers

407 Finishes 32 days Mon 1/26/09 Tue 3/10/09 Finishes

Page 6 Printed: Fri 3/7/08

XL CONSTRUCTION

DGA

AEI

CRB

XL PROJECT No.: 3052

REVANCE THERAPEUTICS Headquarters and Manufacturing Facility

NEWARK Proposed Construction Schedule

Issued: 03/5/08

ID Task Name Duration Start Finish

408 Paint Walls (Epoxy Finish) 3 wks Mon 1/26/09 Fri 2/13/09

409 Doors & Hardware 2 wks Mon 2/16/09 Fri 2/27/09

410 Install Vinyl Flooring 2 wks Mon 2/16/09 Fri 2/27/09

411 Install Lab Equip. & Casework 2 wks Mon 2/23/09 Fri 3/6/09

412 Trim Out Elec./ Data 2 wks Wed 2/25/09 Tue 3/10/09

413 Install Signage 4 days Thu 2/12/09 Tue 2/17/09

414 T-bar Ceiling Construction 16 days Mon 2/16/09 Mon 3/9/09

415 Install T-bar Ceiling Open Areas 1 wk Mon 2/16/09 Fri 2/20/09

416 Install Light Fixtures 5 days Mon 2/16/09 Fri 2/20/09

417 Install Registers 1 wk Mon 2/23/09 Fri 2/27/09

418 Trim Fire Sprinkler Heads 1 wk Mon 2/23/09 Fri 2/27/09

419 Install Telephone/Data Cabling 1 wk Mon 2/23/09 Fri 2/27/09

420 Above Ceiling Fire Inspection 0 days Fri 2/27/09 Fri 2/27/09

421 Above Ceiling Building Inspection 0 days Mon 3/2/09 Mon 3/2/09

422 Drop Ceiling Tiles 1 wk Tue 3/3/09 Mon 3/9/09

423 Area Fill/Lyo/Capping 20 days Fri 3/6/09 Thu 4/2/09

424 Install Clean Wall System 2 wks Fri 3/6/09 Thu 3/19/09

425 Install Stainless Pass Thru 5 days Fri 3/20/09 Thu 3/26/09

426 Install Manufacturing Equipment 5 days Fri 3/27/09 Thu 4/2/09

427 1st Floor Manufacturing Area Complete 0 days Fri 3/6/09 Fri 3/6/09

428 Level 2 Protocol Begins 0 days Fri 3/6/09 Fri 3/6/09

429 Area 2- Wash Area/ Gown & Clean Equipment Staging 19 days Mon 3/9/09 Thu 4/2/09

430 Install GMP Autoclave 1 wk Mon 3/9/09 Fri 3/13/09

431 Install Stainless Pass Thrus 5 days Mon 3/16/09 Fri 3/20/09

432 Install Glass Wash Equipment 1 wk Mon 3/23/09 Fri 3/27/09

433 Install Scullery Sink & Stainless Equipment 4 days Mon 3/30/09 Thu 4/2/09

434 MECHANICAL ROOM CONSTRUCTION BUILD-OUT 90 days Thu 11/6/08 Fri 3/13/09

435 Mechanical Room Construction 30 days Thu 11/6/08 Fri 12/19/08

436 Frame Full Height Wall 4 days Thu 11/6/08 Tue 11/11/08

437 Install Hollow Metal Door Frames 2 days Fri 11/7/08 Mon 11/10/08

438 In Wall MEP Rough In 1 wk Wed 11/12/08 Tue 11/18/08

439 Wall Inspection 0 days Tue 11/18/08 Tue 11/18/08

440 Install Drywall 1 Side Facing Open Areas 1 wk Wed 11/19/08 Tue 11/25/08

441 Install Wall Insulation 1 day Wed 11/26/08 Wed 11/26/08

442 Rock Walls & Ceilings 5 days Wed 11/26/08 Thu 12/4/08

443 Tape and Finish Drywall 8 days Wed 11/26/08 Tue 12/9/08

444 Paint Interior Wall 3 days Wed 12/10/08 Fri 12/12/08

445 Install Lighting Fixtures 5 days Mon 12/15/08 Fri 12/19/08

446 Mechanical Equipment Installation 68 days Wed 12/10/08 Fri 3/13/09

447 UPS Room 68 days Wed 12/10/08 Fri 3/13/09

448 Install Epoxy Flr. System 5 days Wed 12/10/08 Tue 12/16/08

449 Install Battery Racks & UPS Controls / Battery Monitoring 3 wks Wed 12/17/08 Tue 1/6/09

450 Install Room Finishes & life Safety Controls & Testing 2 wks Wed 1/7/09 Tue 1/20/09

451 Level 2 Protocol 0 days Fri 3/6/09 Fri 3/6/09

452 Testing UPS System 5 days Mon 3/9/09 Fri 3/13/09

453 Install High Purity Water System 20 days Fri 1/16/09 Thu 2/12/09

454 Install High Purity Skid & Piping 3 wks Fri 1/16/09 Thu 2/5/09

455 Install High Purity Water Storage Tank & Piping 1 wk Fri 2/6/09 Thu 2/12/09

456 Pure Steam Generator 23 days Fri 1/30/09 Tue 3/3/09

457 Install Steam Generator Skid 4 wks Fri 1/30/09 Thu 2/26/09

458 Install WFI Storage Tank & Piping 8 days Fri 2/20/09 Tue 3/3/09

459 WAREHOUSE & SHIPPING / RECEIVING 30 days Tue 11/11/08 Wed 12/24/08

460 Warehouse/Shipping Construction 25 days Tue 11/11/08 Wed 12/17/08

461 Frame Full Height Wall 3 days Tue 11/11/08 Thu 11/13/08

462 Install Hollow Metal Door Frames 1 day Tue 11/11/08 Tue 11/11/08

463 In Wall MEP Rough In 1 wk Wed 11/12/08 Tue 11/18/08

464 Wall Inspection 0 days Tue 11/18/08 Tue 11/18/08

465 Install Drywall 1 Side Facing Open Areas 1 wk Wed 11/19/08 Tue 11/25/08

466 Install Wall Insulation 1 day Wed 11/26/08 Wed 11/26/08

467 Rock Walls & Ceilings 5 days Wed 11/26/08 Thu 12/4/08

468 Tape and Finish Drywall 8 days Wed 11/26/08 Tue 12/9/08

469 Paint Interior Wall 3 days Wed 12/10/08 Fri 12/12/08

470 Install Hung Lighting Fixtures 3 days Mon 12/15/08 Wed 12/17/08

471 High Bay Storage Racks 5 days Thu 12/18/08 Wed 12/24/08

472 Layout Storage Racks & Install 1 wk Thu 12/18/08 Wed 12/24/08

473 ROOF CONSTRUCTION 35 days Mon 11/3/08 Tue 12/23/08

474 Install GMP AHU’s 2 wks Mon 11/24/08 Tue 12/9/08

4th Quarter 1st Quarter 2nd Quarter 3rd Quarter 4th Quarter 1st Quarter 2nd Quarter 3rd Quarter 4th Quart

Oct Nov Dec Jan Feb Mar Apr May Jun July Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov

1/26 Paint Walls (Epoxy Finish)

2/16 Doors & Hardware

2/16 Install Vinyl Flooring

2/23 Install Lab Equip. & Casework

2/25 Trim Out Elec./ Data

2/12 Install Signage

T-bar Ceiling Construction

2/16 Install T-bar Ceiling Open Areas

2/16 Install Light Fixtures

2/23 Install Registers

2/23 Trim Fire Sprinkler Heads

2/23 Install Telephone/Data Cabling

2/27 Above Ceiling Fire Inspection

3/2 Above Ceiling Building Inspection

3/3 DroP Ceiling Tiles

Area Fill/Lyo/Capping

3/6 Install Clean Wall System

3/20 Install Stainless Pass Thru

3/27 Install Manufacturing Equipment

3/6 1st Floor Manufacturing Area Complete

3/6 Level 2 Protocol Begins

Area 2- Wash Area/ Gown & Clean Equipment Staging

3/9 Install GMP Autoclave

3/16 Install Stainless Pass Thrus

3/23 Install Glass Wash Equipment

3/30 Install Scullery Sink & Stainless Equipment

MECHANICAL ROOM CONSTRUCTION BUILD-OUT

Mechanical Room Construction

11/6 Frame Full Height Wall

11/7 Install Hollow Metal Door Frames

11/12 In Wall MEP Rough In

11/18 Wall Inspection

11/19 Install Drywall 1 Side Facing Open Areas

11/26 | Install Wall Insulation

11/26 Rock Walls & Ceilings

11/26 Tape and Finish Drywall

12/10 | Paint Interior Wall

12/15 Install Lighting Fixtures

UPS Room

12/10 Install Epoxy Flr. System

12/17 Install Battery Racks & UPS Controls / Battery Monitoring

1/7 Install Room Finishes & life Safety Controls & Testing

3/6 Level 2 Protocol

3/9 Testing UPS System

Install High Purity Water System

1/16 Install High Purity Skid & Piping

2/6 Install High Purity Water Storage Tank & Piping

Pure Steam Generator

1/30 Install Steam Generator Skid

2/20 Install WFI Storage Tank & Piping

WAREHOUSE & SHIPPING / RECEIVING

Warehouse / Shipping Construction

11/11 Frame Full Height Wall

11/11 | Install Hollow Metal Door Frames

11/12 In Wall MEP Rough In

11/18 Wall Inspection

11/19 Install Drywall 1 Side Facing Open Areas

11/26 Install Wall Insulation

11/26 Rock Walls & Ceilings

11/26 Tape and Finish Drywall

12/10 | Paint Interior Wall

12/15 | Install Hung Lighting Fixtures

High Bay Storage Racks

12/18 Layout Storage Racks & Install

ROOF CONSTRUCTION

11/24 Install GMP AHU’s

Page 7 Printed: Fri 3/7/08

XL CONSTRUCTION

DGA

AEI

CRB

XL PROJECT No.: 3052

REVANCE THERAPEUTICS Headquarters and Manufacturing Facility NEWARK Proposed Construction Schedule

Issued: 03/5/08

ID Task Name

Duration Start Finish

475 Penthouse Area Construction 35 days Mon 11/3/08 Tue 12/23/08

476 Install Chiller Pads 3 wks Mon 11/3/08 Fri 11/21/08

477 Install Chiller / Piping 4 wks Mon 11/24/08 Tue 12/23/08

478 EQUIPMENT START UP AND COMMISSIONING 59 days Tue 3/10/09 Fri 5/29/09

479 M.E.P. COMMISSIONING 59 days Tue 3/10/09 Fri 5/29/09

480 Air Balance Office 2 wks Tue 3/10/09 Mon 3/23/09

481 Water Balance System 2 wks Mon 4/20/09 Fri 5/1/09

482 Air Balance Controlled HVAC Areas (GMP Controlled Areas) 3 wks Mon 5/4/09 Fri 5/22/09

483 System Trending 2 wks Mon 5/18/09 Fri 5/29/09

484 Air Monitor Bio Safety Cabinets Testing 1 wk Mon 5/25/09 Fri 5/29/09

485 Start Up Lab & Manufacturing Equipment 2 wks Fri 4/3/09 Thu 4/16/09

486 HVAC EQUIPMENT START UP 24 days Fri 4/3/09 Wed 5/6/09

487 Protocol 2 - Wipe Down Ail Areas 3 days Fri 4/3/09 Tue 4/7/09

488 Start Up AHU’s GMP Areas 1 wk Wed 4/8/09 Tue 4/14/09

489 Start Up Chilled Water 3 days Wed 4/15/09 Fri 4/17/09

490 Start Plant Steam Boiler 3 days Mon 4/20/09 Wed 4/22/09

491 Start Up Generator & Systems Testing 2 wks Thu 4/23/09 Wed 5/6/09

492 PROCESS EQUIPMENT START UP 30 days Mon 4/20/09 Fri 5/29/09

493 Pure Water Skid 2 wks Mon 4/20/09 Fri 5/1/09

494 Pure Steam Generator 2 wks Mon 5/4/09 Fri 5/15/09

495 WFI System 2 wks Mon 5/18/09 Fri 5/29/09

496 FINAL INSPECTIONS 54 days Thu 4/2/09 Wed 6/17/09

497 Construction Complete 0 days Thu 4/2/09 Thu 4/2/09

498 Fire Life Safety Inspections 1 wk Mon 5/18/09 Fri 5/22/09

499 Owner / Architecture Building Sign Off & Verification 1 wk Mon 5/25/09 Fri 5/29/09

500 Fire Final 3 wks Mon 5/25/09 Fri 6/12/09

501 Building Final 3 days Mon 6/15/09 Wed 6/17/09

502 REVANCE THERAPEUTICS OCCUPANCY 0 days Wed 6/17/09 Wed 6/17/09

4th Quarter 1st Quarter 2nd Quarter 3rd Quarter 4th Quarter 1st Quarter 2nd Quarter 3rd Quarter 4th Quart

Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov

Penthouse Area Construction

11/3 Install Chiller Pads

11/24 Install Chiller / Piping

EQUIPMENT START UP AND COMMISSIONING

M.E.P. COMMISSIONING

3/10 Air Balance Office

4/20 Water Balance System

5/4 Air Balance Controlled HVAC Areas (GMP Controlled

5/18 pm System Trending

5/25 Air Monitor Bio Safety Cabinets Testing

4/3 Start Up Lab & Manufacturing Equipment

HVAC EQUIPMENT START UP

4/3 Protocol 2—Wipe Down All Areas

4/8 Startup AHU’s GMP Areas

4/15 Start Up Chilled Water

4/20 Start Plant Steam Boiler

4/23 Start Up Generator & Systems Testing

PROCESS EQUIPMENT START UP

4/20 Pure Water Skid

5/4 Pure Steam Generator

5/18 WFI System

FINAL INSPECTIONS

4/2 Construction Complete

5/18 Fire Life Safety Inspections

5/25 Owner / Architecture Building Sign Off & Verification

5/25 Fire Final

6/15 Building Final

6/17 REVANCE THERAPEUTICS OCCUPANCY

Printed: Fri 3/7/08

ATTACHMENT 2 TO EXHIBIT B

MEP ENGINEER’S SCOPE OF WORK

The following is the preliminary scope of the work for which mechanical, plumbing, process utility, electrical and fire protection engineering services will be provided. A detailed scope of work will be developed during the design phases.

1)	Mechanical (HVAC) Systems

The mechanical scope of work shall include but is not necessarily limited to:

•	Conditioned air ventilation systems.

•	Chilled water and heating hot water generation plant(s). Integration of existing chilled water plant

•	Chilled water connection to equipment

•	Building chilled water and heating hot water distribution systems.

•	Air handling equipment and distribution systems. Integration of existing equipment.

•	Supply air filtration.

•	Exhaust air ventilation systems.

•	General exhaust.

•	Laboratory fume exhaust, including hoods, exhausted enclosures and snorkel exhaust.

•	General and laboratory fume exhaust equipment and distribution systems.

•	Process exhaust.

•	Exhaust air filtration.

•	Building Management and Control Systems. (BMS)

•	HVAC equipment.

•	Coordination with lighting control system.

•	Integration of existing BMS, non validated system

•	Design of GMP specific BMS, validated system

•	Coordination with process utility control

•	Plant Steam

•	Plant steam generation equipment and distribution

•	Plant steam connections to equipment.

2)	Plumbing Systems

The plumbing scope of work shall include but is not necessarily limited to:

•	Waste systems.

•	Review of existing sanitary sewer systems within building. Expansion as necessary for Tenant’s requirements

•	Laboratory and process waste systems within building and to sampling station located outside building.

•	Laboratory and process waste sampling station(s)/hold tank(s) and potentially neutralization system.

•	Storm drain system.

•	Modification of existing systems for new work within the building.

•	Natural Gas.

•	Natural gas equipment and distribution from the building(s) meter.

•	Distribution of natural gas for equipment and process use.

•	Natural gas upgrade coordination with PG&E

•	Domestic Water.

•	Integrate existing domestic water systems within building and expand as necessary for Tenant’s requirements

•	Integrate existing domestic hot water heating equipment.

•	Cold and hot water distribution equipment and piping.

•	Tempered water systems for emergency showers and eyewashes.

B-2-1

•	Industrial Water.

•	Industrial water for laboratory use within building.

•	Backflow prevention devices.

•	Industrial hot water heating equipment.

•	Industrial cold and hot water distribution equipment and piping.

•	Connections to designated laboratory and process support equipment.

•	Miscellaneous.
•	Fuel systems for emergency power generation systems.

3)	Process Utility Systems

The process utility systems scope of work shall include but is not necessarily limited to:

•	Purified Water.

•	USP Purified Water for use within Manufacturing and laboratory areas.

•	Points of use include the suites with in the manufacturing facility, the QC Labs and the R&D Labs, the Clean Steam Skid, the WFI skid and process equipment

•	Booster pump for city water pressure, filtration and treatment equipment.

•	Storage and distribution equipment and piping.

•	System monitoring and controls.

•	Prepare pre-purchase package

•	WFI

•	WFI for use within the Manufacturing plant.

•	Points of use include the suites with in the manufacturing facility and process equipment

•	Distribution equipment and piping.

•	System monitoring and controls.

•	Prepare pre-purchase package.

•	Clean Steam.

•	Clean steam for process equipment.

•	Points of use include process equipment and the fermentation skid

•	Distribution equipment and piping.

•	System monitoring and controls.

•	Prepare pre-purchase package.

•	CDA.

•	CDA will be distributed to the Manufacturing and laboratory areas from a central generation skid.

•	Preliminary points of use include suites within the manufacturing facility, the QC Labs and the R&D Labs, instrument air, and process equipment.

•	Storage and distribution equipment and piping.

•	System monitoring and controls.

•	Nitrogen.

•	Nitrogen will be distributed to the Manufacturing and laboratory areas from a mini-bulk tank.

•	Preliminary points of use include suites within the manufacturing facility, the QC Labs and the R&D Labs.

•	Storage and distribution equipment and piping.

•	System monitoring and controls.

•	Vacuum.

•	Vacuum will be distributed to the Manufacturing and laboratory areas from a central generation skid.

•	Preliminary points of use include suites within the manufacturing facility, the QC Labs and the R&D Labs, and process equipment.

•	Storage and distribution equipment and piping.

•	System monitoring and controls.

B-2-2

•	Process Heating and Cooling Water.

•	Process heating and cooling water will be provided to the jackets of the fermentation vessels.

•	The process heating and cooling water will be provided by a remote re-circulating unit with heating and cooling capabilities.

•	Distribution equipment and piping.

•	System monitoring and controls.

•	Laboratory and Process Gases.

•	Laboratory and process vacuum systems, including equipment, distribution to bench and connection to designated equipment.

•	Laboratory and process compressed dry air systems, including equipment, distribution to bench and connection to designated equipment.

•	Laboratory and process specialty gas systems, including carbon dioxide, nitrogen, liquid nitrogen. Gas manifolds, distribution and connection to selected bench and/or designated equipment.

4)	Fire Protection Systems.

The Fire Protection scope of work shall include but is not necessarily limited to:

•	Integration of existing fire sprinkler infrastructure

•	Fire main modification from site water source as necessary.

•	Fire riser and automatic sprinkler system within building.

•	Pre-action systems at designated locations.

•	Alternative fire protection systems at designated locations.

5)	Electrical Systems.

The Electrical scope of work shall include but is not necessarily limited to:

•	Power Systems

•	Main electrical service, including primary service, service transformer and main switchgear.

•	Power distribution systems, including secondary transformers and distribution panels.

•	Power raceways, wiring, boxes, and devices.

•	Power for designated equipment.

•	Emergency and Standby power systems.

•	Integration of existing emergency generator and transfer switch. Expansion as necessary

•	Emergency power distribution systems, including secondary transformers and distribution panels.

•	Uninterruptible power systems.

•	Prepare pre-purchase package.

•	Grounding Systems.

•	Building and equipment grounding systems.

•	Lighting Systems.

•	Site lighting at equipment yards.

•	Interior and exterior building lighting.

•	Power distribution for lighting systems.

•	Lighting control systems.

•	Special Systems.

•	Expansion of existing fire alarm system, including manual systems and smoke detection.

•	Telephone cable trays, raceways and device boxes.

•	Data cable trays, raceways and device boxes.

•	Security system raceways and device boxes.

SCOPE OF SERVICES

B-2-3

The following scope of services is required for the scope of the work delivered by the design/bid method. The services will be provided from Basis of Design through Commissioning and Qualification phases.

Basis of Design Phase

1)	General

•	Perform preliminary site investigation.

•	Participate in weekly design meetings.

•	Prepare Basis of Design report describing the preliminary criteria and concept for each system and identifying any unresolved issues.

•	Provide input and review cost estimate prepared by others.

2)	Mechanical Systems

•	Identify mechanical systems.

•	Develop design criteria for each system.

•	Identify system flexibility and redundancy issues.

•	Develop alternative system concepts for discussion & evaluation.

•	Preliminary layouts including space allocations for equipment, ductwork, locations for equipment, etc.

3)	Plumbing Systems

•	Identify plumbing systems.

•	Develop design criteria for each system.

•	Identify system flexibility and redundancy issues.

•	Develop alternative system concepts for discussion & evaluation.

•	Preliminary layouts including space allocations for equipment, piping, locations for equipment, etc.

4)	Process Utility Systems

•	Identify process utility systems.

•	Develop design criteria for each system.

•	Identify system flexibility and redundancy issues.

•	Develop alternative system concepts for discussion & evaluation.

•	Preliminary layouts including space allocations for equipment, piping, locations for equipment, etc.

5)	Fire Protection Systems

•	Identify site fire main capacity.

•	Develop design criteria including identification of insurance underwriter’s requirements

Identify special fire protection system requirements, including pre-action, FM-200, etc

4)	Electrical Systems

•	Identify electrical power, lighting and special systems. Integrate existing infrastructure

•	Develop general design criteria for each electrical system.

•	Identify system flexibility and redundancy issues.

•	Develop alternative system concepts for discussion & evaluation.

•	Develop preliminary power load study.

•	Preliminary layouts including space allocations for site and building equipment and distribution.

Preliminary Design Phase

1)	General

•	Perform detailed site investigation.

•	Attend weekly design meetings.

B-2-4

•	Prepare report documenting major decisions related to the mechanical, electrical and plumbing systems.

•	Perform detailed code analysis.

•	Coordinate acoustical and vibration criteria with acoustical/vibration consultant

•	Coordinate equipment vendors and concepts with subcontractors.

•	Coordinate equipment power requirements – normal and emergency.

•	Coordinate equipment weights with structural consultant.

•	Coordinate equipment gas, water, and waste requirements. Prepare and submit required documentation for utility company service requests

•	Provide input and review cost estimate prepared by the General Contractor.

2)	Mechanical Systems

•	Finalize design criteria.

•	Finalize system selection.

•	Prepare preliminary building load calculations.

•	Prepare preliminary equipment list.

•	Develop preliminary equipment layouts and major distribution concepts including vent shafts, air handler and exhaust fan locations.

•	Coordinate chilled water and steam system requirements and process utility requirements.

•	Develop facility special requirements

•	Update calculations and equipment lists prepared in previous phase

•	Prepare preliminary equipment energy calculations

•	Develop preliminary system airflow diagrams

•	Develop preliminary control diagrams

•	Finalize major equipment size and locations

•	Identify major penetrations, plenums and ducts

•	Finalize building zoning

•	Develop major duct and pipe routing and typical distribution concepts

•	Prepare preliminary specifications.

3)	Plumbing Systems

•	Finalize design criteria.

•	Finalize system selection.

•	Prepare preliminary system load/capacity calculations for plumbing systems.

•	Prepare preliminary equipment list.

•	Develop preliminary equipment layouts and major distribution concepts.

•	Coordinate preliminary roof drainage locations with the architect.

•	Coordinate site gas, water, and sewer requirements, including tie-ins, meter location, etc.

•	Update calculations and equipment lists prepared in previous phase

•	Finalize major equipment size and locations

•	Develop preliminary plumbing fixture lists.

•	Develop system flow diagrams.

•	Develop major pipe routing and typical distribution concepts

•	Prepare preliminary specifications.

4)	Process Utility Systems

•	Finalize design criteria.

•	Finalize system selection.

•	Prepare preliminary system load/capacity calculations for process utility systems.

•	Prepare preliminary equipment list.

•	Develop preliminary equipment layouts and major distribution concepts.

•	Coordinate plant steam and condensate requirements with mechanical engineer, including loads and capacities, tie-ins, valve and metering requirements, etc.

•	Coordinate industrial water and waster requirements with plumbing engineer, including loads and capacities, tie-ins, valves and metering requirements, etc.

5)	Fire Protection Systems

B-2-5

•	Finalize design criteria.

•	Finalize riser and main locations.

6)	Electrical Systems

•	Finalize design criteria.

•	Prepare preliminary building load calculations.

•	Coordinate main power service with utility company.

•	Coordinate telecommunications service requirements with Tenant’s selected vendor

•	Develop preliminary equipment layouts and major distribution concepts including main electrical room, data closets, etc

•	Prepare schematic single line or riser diagrams for power and special systems

Detailed Design/ Construction Package Phase

1)	General

•	Develop the design for inter-discipline coordination.

•	Prepare documentation adequate for obtaining a building and specialty permits from the authorities have jurisdiction.

•	Prepare documentation adequate for the bidding and construction of the work.

2)	Mechanical Systems

•	Update calculations and equipment lists prepared under previous phase.

•	Prepare final equipment energy calculations.

•	Prepare final system airflow diagrams.

•	Prepare final control diagrams

•	Prepare final specifications.

•	Finalize major equipment size and locations.

•	Finalize major penetrations, plenums and ducts

•	Finalize building zoning

•	Finalize major duct and pipe routing and distributions

•	Coordinate the mechanical work with the work of other disciplines.

•	Submit final calculations and equipment lists.

•	Prepare construction documents for the mechanical work, including calculations, drawings and specifications, required for the permitting and bidding of the work.

3)	Plumbing Systems

•	Update calculations and equipment lists prepared under previous phase.

•	Finalize major equipment size and locations.

•	Prepare final plumbing fixture list.

•	Prepare final system flow diagrams.

•	Prepare final specifications.

•	Finalize major pipe routing and distributions, including riser diagrams

•	Coordinate the plumbing work with the work of other disciplines.

•	Submit final calculations and equipment lists.

•	Prepare construction documents for the mechanical work, including calculations, drawings and specifications, required for the permitting and bidding of the work.

4)	Process Utility Systems

•	Update calculations and equipment lists prepared under previous phase.

•	Prepare final specifications.

•	Finalize major equipment size and locations.

•	Prepare system flow diagrams

•	Finalize major pipe routings and typical distribution.

•	Coordinate the process utility work with the work of other disciplines.

•	Submit final calculations and equipment lists.

•	Prepare construction documents for the process utility work, including calculations, drawings and specifications, required for the permitting and bidding of the work.

B-2-6

5)	Fire Protection Systems

•	Finalize fire protection approach and complete layout

•	Prepare fire protection zoning diagrams.

•	Prepare performance specifications.

6)	Electrical Systems

•	Update calculations, diagrams and equipment lists prepared under previous phase.

•	Finalize layout of main power service and coordinate with utility company

•	Finalize power distribution concepts including distribution panel locations, device type and locations

•	Define emergency power and UPS power requirements

•	Prepare lighting fixture selection and lighting layouts.

•	Prepare fire alarm system layouts and coordinate with mechanical systems

•	Coordinate security, telecommunications and data locations and raceway requirements with Tenant’s vendors

•	Security to be on separate plans, controlled

•	Prepare final specifications.

•	Finalize major equipment size and locations.

•	Finalize major duct and pipe routing and distributions

•	Coordinate the electrical work with the work of other disciplines.

•	Submit final calculations and equipment lists.

•	Prepare construction documents for the electrical work, including calculations, drawings and specifications, required for the permitting and bidding of the work.

Bidding and Permitting Phase

1)	General

•	Review with and advise General Contractor on subcontractor bids.

•	Attend meetings to review General Contractor’s Guaranteed Maximum Price.

•	Participate in the bidding process, answer bid questions, review responses for completeness, compliance to specification and best value

Construction Phase

1)	General

•	Attend weekly coordination meetings, thru the completion of the construction phase.

•	Perform field observations on a regular basis.

•	Timely response to RFIs.

•	Review of submittals.

•	Perform final punch list inspection(s).

Closeout Phase

•

Provide record AutoCAD drawings based upon as-built information received from the General Contractor and system vendors – two sets will be required, one to incorporate the record set from the contractor, the second post qualification activities. Provide drawings in PDFs and AutoCAD formats (electronic).

Extended Services required for scope of work serving the GMP areas:

1)	Basis of Design Phase

•	Development and documentation user requirement specification (URS), including performance criteria and capacities.

•	The BOD will be revised at the completion of the construction phase to reflect as-built conditions

2)	Preliminary Design Phase

B-2-7

•	Complete preliminary equipment layouts

•	Complete Process Flow Diagrams depicting all major equipment, components and points of use

•	Using the PFD(s) as a basis, develop detailed P&IDs for the entire systems (will include all points of use in the R&D facility)

•	P&IDs will include all valve ID numbers

•	Points of use ordering on the P&ID will reflect physical plant layout, pipe branching and sequence of outlets on the detailed orthogonal plans

•

Develop a written Process Description which details operational procedures and process parameters and equipment sizing calculations. The Process Description will be written in a manner such that it can be used for the subsequent preparation of Functional Specifications

3)	Detailed Design/ Construction Package Phase

•	Preparation of the detailed orthogonal piping layout plans coordinated with the architectural and MEP (non process) plans.

•

Development of plans to included cost/benefit study of the installation U-bend transfer panels and/or valve requirements to assure product and process integrity for the connection of process utilities.

•

Prepare detailed specifications for each system. Detailed specifications to include, User Requirement Specifications, mechanical design, including materials of construction, operating criteria, alarming criteria and requirements for integration into the BMS system. Integration of the PLCs into the BMS is currently under consideration.

•	Preparation of the detailed specification to included system cost estimates and cost estimating support for system options

•	The development of the system specifications may require cost studies on redundancy options, energy management optimization, controls and instrumentation philosophy

•

Prepare an instrument index indicating, at a minimum, the following information: instrument tag number, P&ID drawing number, location, service description, set points and once selected the manufacture, model number and calibrated range.

•

Provide a detailed equipment list indicating, at a minimum, the following information: equipment tag number, P&ID drawing number, location, service description, capacity (tank volumes, pump HP, Heat Ex thermal duty etc.), and once selected, the manufacture and model number.

•

Prepare pre-purchase bid packages for long lead items, PW, WFI, Clean Steam are anticipated. Package to include the User Requirement specifications, P&IDs, equipment schedules and system configuration layout.

4)	Construction Phase

•	Review FAT and SAT documents for each system for completeness and accuracy. FAT and SAT documents are expected for:

System	FAT	SAT
Purified Water	Yes	Yes
WFI	Yes	Yes
Clean Steam	Yes	Yes
CDA	No	Yes
Nitrogen	No	Yes
Carbon Dioxide	No	Yes
Vacuum	No	Yes
Process Heating and Cooling Water	No	Yes
Process Data Acquisition	Yes	Yes
CIP for the fermentation vessels	No	Yes
Waste Neutralization	No	No

•	Participate in the execution of the FAT (at the vendor’s site) and SAT for the following systems:

•	Purified Water (generation system)

•	WFI (generation system)

B-2-8

•	Clean Steam

•	Prepare the commissioning documents – pre-functional checklists and functional checklists. Commissioning will be completed for all systems:

•	Purified Water

•	WFI

•	Clean Steam

•	CDA

•	Nitrogen

•	Carbon Dioxide

•	Vacuum

•	Process Heating and Cooling Water

•	Process Data Acquisition

•	CIP for the fermentation vessels

•	Waste Neutralization

•	Review of the IQ, OQ documents pre-execution for accuracy and completeness.

B-2-9

ATTACHMENT 3 TO EXHIBIT B

STRUCTURAL ENGINEER’S SCOPE OF WORK

The following is the preliminary scope of the work for the structural engineering services that will be provided. A detailed scope of work will be developed during the design phases.

1)	Main Structural Systems

•	Below grade foundations and footings.

•	Concrete slab floors, including trenches, pits and depressions.

2)	Secondary Structural Systems

•	Supplemental structural supports and pads for mechanical, plumbing, fire protection, and electrical equipment.

•	Supplemental structural supports for mechanical, plumbing, fire protection, and electrical distribution ductwork, piping and conduit.

•	Supplemental structural support systems for non-structural building elements.

3)	Non Structural Building elements

•	Housekeeping pads.

•	Architectural walls & ceiling supports systems.

•	Seismic bracing systems for laboratory, mechanical, plumbing, fire protection, and electrical equipment, distribution ductwork, piping and conduit.

4)	Detailed scope of work

•	Main structural systems

•	An approximately 600 sq ft of exterior equipment yard for boilers and a generator

•	Roof platforms for new roof mounted mechanical equipment

•	Structural slab modifications for trenches, pits and depressions.

•	Floor penetrations in existing second floor slab for duct penetrations and for maintenance of the commercial lyophilizer

•	Secondary structural systems

•	Support for (3) roof mounted air handlers.

•	Support for (2) cold room condensing units.

•	Supplemental roof equipment screening.

•	Supports for major roof mounted ducts and piping.

•	Typical roof sleepers/supports.

•	Support for emergency generator an boiler

•	Miscellaneous housekeeping and equipment support slabs.

•	The following laboratory/process equipment will require seismic restraint design:

•	Autoclaves (3 types).

•	Equipment washers (2 types).

•	Biosafety cabinets (3 types).

•	Laminar flow units (5 locations).

•	Freezers (Typical).

•	Refrigerators (Typical).

•	Incubator (Typical).

•	The following equipment/systems will be structurally designed by others, but will require review as Engineer of Record for deferred approval.

•	Air handlers.

•	Steam boiler (2 types).

•	Chillers.

•	Main switchgear.

•	Emergency generator.

•	Automatic transfer switch (2).

•	CIP skid.

•	WFI/Clean Steam skid and tank.

B-3-1

•	Purified water skid and tank.

•	Compressed air skid.

•	Vacuum skid.

•	LN2 tank and vaporizer.

•	Fermentor.

•	Decon tank.

•	Filling equipment.

•	Lyophilizers.

•	Capping equipment.

•	Inspection equipment.

•	Cold room.

•	Laboratory casework and fumehoods.

•	General casework.

•	Warehouse shelving and racking.

•	MEP equipment attachment to structural support systems.

•	MEP support systems.

•	Seismic Clarifications:

•	The manufacturing areas will require “clean room” solutions for the seismic anchorage design and details. For instance, no unistrut or floor attachments that create crevices will be allowed.

•	Typical vendor provided seismic solutions may not work in the clean room environment and will need to be re-designed.

•	Cut sheets for the equipment will be available throughout the duration of the project as equipment purchase orders are issued and submittals are received.

•	The equipment will be installed throughout the duration of the project.

•	There will be multiple packages submitted to the City in order to accommodate the schedule and receipt of information.

•	The packages to the City will need to include the seismic calculations, design details and a floor plan clearly showing equipment location and the details associated/linked with that item.

•	The calculations will need to be in and 8.5” x 11” format and the details need to be shown in a standard E drawing format.

•	Six sets of each submittal to the City will be required (Three stamped sets for the City, one for the architect, one for the general contractor and one for the owner)

•	Documents to be issued in PDF format also.

•	The design criteria will be based on Zone 4 with and importance factor (I p) of 1.0.

B-3-2

ATTACHMENT 4 TO EXHIBIT B

CONCEPTUAL BUDGET

Revance Therapeutics EXECUTIVE SUMMARY

PROJECT:	Revance Therapeutics	DATE:	03/11/08
LOCATION:	Newark, CA		Revision 2
CLIENT:	Revance Therapeutics

AREA SUMMARY:
	Office 1st Floor:		SF
	Office 2nd Floor:		SF
	Manufacturing, both Floors:	40,000	SF
	TOTAL BUILDING:	40,000	SF

	Service Yard Enclosure:	600	SF

		Conceptual ROM Manufacturing
Total Construction Costs		CP-2	$/SF

Bass Estimate		$19,029,006	475.73

Accepted Value Engineering		$—	—

REVISED Base Estimate		$19,029,006	475.73

Liability Insurance	1.1%	$209,319	5.23

Contractor’s Fee	2.75%	$529,054	13.23

Design Contingency	10.0%	$1,906,738	47.67	**No contingency on Div 17

Course of Construction Contingency	5.0%	$1,048,706	26.22

Builder’s Risk Insurance		Excluded	—

Subtotal Base Estimate		$22,722,823	568.07

Building Permits Allowance	**ROM based on Newark Fee Schedule	$101,873	2.55

			—

		$—	—

		$—	—

Current Projection		$22,824,696	570.62

See Attached List of Exclusions and Qualifications

XL CONSTRUCTION	Executive Summary	CONFIDENTIAL

B-4-1

Revance Therapeutics
Exclusions and Qualifications
REVISION 2

The basis for the March II, 200S Budget is as follows:

Documentation:

•	Drawings Dated: 2/22/08 - Test Fit Drawings by DGA.

•	Specifications: None.

Clarifications:

The following clarifications are intended to qualify and identify specific items included or not included in the March 11, 2008 Budget.

The following items are not included:

1	Any Sitework, including slurry seal of existing parking lot.

2	Plan Check Fees,

3	Encroachment Fees.

4	Developer Fees.

5	Builders Risk Insurance. Will be quoted for this site at a later date.

6	Hazardous MATERIAL survey and abatement (if required).

7	Tele/Data Cabling in MFG Area. (Rough in only included) Included Tele/Data for the Office Areas.

8	Telephone utility costs.

9	CCTV/Music and Paging Systems (Rough in only include)

10	Utility connection charges and fees (Gas, Electric, Sewer, etc.).

11	Off site work including and sidewalk upgrades.

12	Acceleration/off hours working.

13	Design and Engineering Fees.

14	Special Testing and Inspection.

15	Earthquake Insurance.

16	Start-up, commissioning, training, warranty, etc. of Owner’s equipment.

17	Signage, except for code required signage.

18	Escalation

19	Room furniture, fixtures and equipment.

20	Public space furniture, fixtures and equipment.

21	Elevator Upgrades.

Qualifications/Allowances:

1	Include cost for fumehoods, pallet racks, and cold rooms. Did not include other lab equipment.

2	See detailed estimate for other inclusions and exclusions.

- End of Exclusions, Qualifications and Allowances-

Revance Therapeutics
CSI Systems Summary, ROM Conceptual Estimate

PROJECT:	Revance Therapeutics	UPDATED:	03/11/08
LOCATION:	Newark, CA		Revision 2
CLIENT:	Revance Therapeutics

AREA SUMMARY:
	Office 1st Floor:		SF
	Office 2nd Floor:		SF
	Manufacturing, both Floors:	40,000	SF
	TOTAL BUILDING:	40,000	SF

	Service Yard Enclosure:	600	SF

CSI DIVISION	DESCRIPTION		Conceptual ROM Estimate MANUFACTURING TOTAL $/sf
2	DEMOLITION		$85,000	2.13
2	SITEWORK		$54,900	1.37
3	CONCRETE		$51,000	1.28
4	MASONRY		$—	—
5	STEEL		$138,500	3.46
6	WOOD AND PLASTICS		$173,840	4.35
7	THERMAL & MOISTURE		$120,125	3.00
8	DOORS/WINDOWS		$527,350	13.18
9	FINISHES		$1,458,089	36.45
10	SPECIALTIES		$171,842	4.30
11	EQUIPMENT		$405,000	10.13
12	FURNISHINGS		$3,000	0.08
13	SPECIAL CONSTRUCTION		$62,080	1.55
14	CONVEYING		$—	—
15.1	FIRE PROTECTION		$120,000	3.00
15.2	PLUMBING / PROCESS		$4,200,000	105.00
15.3	HVAC, BALANCE & CONTROLS		$8,059,600	201.49
16	ELECTRICAL, TELE/DATA & FA		$1,495,488	37.39
17	BLDG MGT & SECURITY		$700,000	17.50
25	GENERAL REQUIREMENTS		$1,203,192	30.08

		Subtotal	$19,029,006	475.73

Liability Insurance		1.10%	$209,319	5.23
Contractors Fee		2.75%	$529,054	13.23
Design Contingency		10.00%	$1,906,738	47.67	**No contingency on Div 17
Course of Construction Contingency		5.00%	$1,048,706	26.22
Builder’s Risk Insurance			Excluded	—

Total Estimated Cost to Date			$22,722,823	568.07

XL CONSTRUCTION	CSI Summary	CONFIDENTIAL

Estimate Detail Report Revance Therapeutics Conceptual ROM Estimate	Page 1 Revision 2 3/11/2008

Location	CSI	Phase	Description	Quantity	Total Cost/Unit	Total Amount	Notes / Comments
Manufacturing
	2010		DEMOLITION			85,000
	2200		SITEWORK			54,900
	3000		CONCRETE			51,000
	4000		MASONRY
	5000		STEEL			138,500
	6000		WOOD and PLASTICS			173,840
	7000		THERMAL & MOISTURE			120,125
			PROTECTION
	8000		DOORS & WINDOWS			527,350
	9000		FINISHES			1,458,089
	10000		SPECIALTIES			171,842
	11000		EQUIPMENT			405,000
	12000		FURNISHINGS			3,000
	13000		SPECIAL CONSTRUCTION			62,080
	14000		CONVEYING SYSTEMS
	15000		MECHANICAL SYSTEMS			12,379,600
	16000		ELECTRICAL			1,495,488
	17001		BLDG SECURITY			700,000
	25000		GENERAL CONDITIONS			1,203,192

			Manufacturing			19,029,006

Partial Totals

Material	5,000				0.056 /sf	0.03%
Subcontract	17,584,193				195.380 /sf	88.96%
Equipment	73,000				0.811 /sf	0.37%
Other

	19,029,006	19,029,006			211.433 /sf	96.26	96.26%

Liability Insurance	209,319		1.100%	T	2.326 /sf	1.06%
Fee	529,054		2.750%	T	5.878 /sf	2.68%

XL CONSTRUCTION CORPORATION (CONFIDENTIAL)

Estimate Detail Report Revance Therapeutics Conceptual ROM Estimate	Page 2 Revision 2 3/11/2008

Partial Totals

Builders Risk Insurance		T
Contingencies - See Exec Smry		T
Partial Total	19,767,379		219.638 /sf

XL CONSTRUCTION CORPORATION (CONFIDENTIAL)

Estimate Detail Report Revance Therapeutics Conceptual ROM Estimate	Page 1 Revision 2 3/11/2008

Location	Group	Phase	Location	Description	Quantity	Total Cost/Unit	Total Amount	Notes / Comments	CSI
Manufacturing
	2005.00			ABATEMENT
		2010.00		Abatement
			Manufacturing	Haz. Mat. Abatement - By Owner	ls	/ls		NIC - See Notes and Exclusions

	2060.00			SELECTIVE BLOG DEMO
		2061.00		Selective Building Demo
			Manufacturing	Selective BLDG Demo	40,000.00 sf	1.50 /sf	60,000

				Selective Building Demo		/sf	60,000

		2062.00		Demo: Int. Concrete
			Manufacturing	Demo Interior Concrete	40,000.00 sf	0.63 /sf	25,000	For Pits, Trenches, Footings

				Demo: Int. Concrete		/sf	25,000
				SELECTIVE BLDG DEMO		/sf	85,000

	2116.00			DEWATERING
		2117.00		Dewatering
			Manufacturing	Dewatering Allowance	1.00 ls	/ls		Excluded, S/B Above Groundwater

	2200.00			EARTHWORK
		2215.00		Earthwork: Site Grading
			Manufacturing	Excavation & Offhaul for Pits, Footings & Underslab Trenches	400.00 cy	37.50 /cy	15,000
			Manufacturing	Service Yard (More than Generator Yard)	600.00 sf	5.83 /sf	3,500

				Earthwork: Site Grading		/sf	18,500

		2240.00		Erosion/Sediment Control
			Manufacturing	SWPPP/Erosion Control	1.00 ls	/ls		Excluded, Not Required
				EARTHWORK		/sf	18,500

	2300.00			SITE CONCRETE
		2305.00		Site Concrete
			Manufacturing	Site Concrete Modifications	1.00 ls	/ls		Excluded

	2500.00			ASPHALT PAVING
		2505.00		Asphalt Paving
			Manufacturing	Asphalt Paving / Striping Modifications	600.00 sf	/sf		Excluded, Not Required

	2800.00			UTILITIES
		2801.00		Underground Utilities

XL CONSTRUCTION CORPORATION (CONFIDENTIAL)

Estimate Detail Report Revance Therapeutics Conceptual ROM Estimate	Page 2 Revision 2 3/11/2008

Location	Group	Phase	Location	Description	Quantity	Total Cost/Unit	Total Amount	Notes / Comments	CSI
		2801.00		Underground Utilities
			Manufacturing	Utility Modification due to Service Yard	lf	/lf		Excluded

		2804.00		Domestic Water Lines
			Manufacturing	2” Pipe, PVC	0.00 lf	/lf		Existing Service to Building

		2806.00		Gas Lines
			Manufacturing	Gas Line Upgrade from Low to Medium Pressure	0.00 lf	/lf		No Change in Piping
			Manufacturing	(N) Gas Meter	1.00 ea	/ea		Excluded, by PG&E

		2808.00		Sanitary Sewer
			Manufacturing	6” Sanitary Sewer / Lab Waste	175.00 lf	42.00 /lf	7,350
			Manufacturing	Clean Outs	2.00 ea	400.00/ea	800
			Manufacturing	Tie In To Existing	1.00 ea	750.00 /ea	750

				Sanitary Sewer		/sf	8,900
				UTILITIES		/sf	8,900

	2850.00			SITE ELECTRICAL
		2852.00		Site Electrical
			Manufacturing	Site Electrical	0.00 ls	0.00 /ls	0	Excluded

	2900.00			LANDSCAPE & IRRIGATE
		2905.00		Landscaping & Irrigation
			Manufacturing	Landscape Modifications	1.00 ls	15,000.00/ls	15,000	Allowance for Construction Access

				Landscaping & Irrigation		/sf	15,000
				LANDSCAPE & IRRIGATE		/sf	15,000

	2995.00			MISC. SITE
		2996.00		Misc Site Item
			Manufacturing	Temp Lunch Area	1.00 ls	10,000.00 /ls	10,000
			Manufacturing	Street Sweeping	0.00 ls	0.00 /ls	0	Not Required, By Landlord

				Misc Site Item		/sf	10,000
				MISC. SITE		/sf	10,000

	2999.00			SUPPORT & CONTROL
		2999.20		Underground Locating
			Manufacturing	UG Locating Service	1,00 ls	2,500.00 /ls	2.500

				Underground Locating		/sf	2,500
				SUPPORT & CONTROL		/sf	2,500

XL CONSTRUCTION CORPORATION (CONFIDENTIAL)

Estimate Detail Report Revance Therapeutics Conceptual ROM Estimate	Page 3 Revision 2 3/11/2008

Location	Group	Phase	Location	Description	Quantity	Total Cost/Unit	Total Amount	Notes / Comments	CSI

	3000.00			CONCRETE
		3103.00		Concrete Assemblies
			Manufacturing	Trench Patch & Dowels	1,000.00 sf	17.50 /sf	17,500
			Manufacturing	Mechanical Pads / Curbs	1.00 ls	20,000.00/ls	20,000	Allowance
			Manufacturing	Concrete Assemblies @ Comm’l Lyo	30.00 cy	/cy		Excluded
			Manufacturing	Service Yard Concrete Slab / Footings	600.00 sf	16.67 /sf	10,000
			Manufacturing	Misc. Grouting/Patch	1.00 ls	3,500.00 /ls	3,500	Allowance
			Manufacturing	Autoclave Pits / Hoists Pit	0.00 ea	0.00 /ea	0	Excluded

				Concrete Assemblies		/sf	51,000
				CONCRETE		/sf	51,000

	4000.00			MASONRY
		4005.00		CMU Walls
			Manufacturing	CMU Wall, 10’ High	0.00 sf	0.00 /sf	0	Excluded, Not Required

	5100.00			STEEL
		5105.00		Structural Steel
			Manufacturing	Structural Steel Upgrades	ls	/ls		Excluded, Not Required
			Manufacturing	Canopy at Service Yard	ls	/ls		Excluded, Not Required

	5300.00			METAL DECK
		5305.00		Steel Deck
			Manufacturing	Metal Deck	0.00 sf	0.00 /sf	0	Excluded, Not Required

	5500.00			MISCELLANEOUS STEEL
		5503.00		Subcontract Misc Steel
			Manufacturing	Misc Steel for Support / Platform	40,000.00 sf	1.25 /sf	50,000
			Manufacturing	Roof Screen Substructure & Support	200.00 /lf	400.00 /lf	80,000

				Subcontract Misc Steel		/sf	130,000

		5549.00		Bollards
			Manufacturing	Bollards	10.00 ea	850.00 /ea	8,500	At Quarantine Release
			Manufacturing	Pallet Jack Guardrails	ea	/ea		Excluded; Use Fencing

				Bollards		/sf	8,500
				MISCELLANEOUS STEEL		/sf	138,500

	5800.00			EXPANSION JOINT COVERS

XL CONSTRUCTION CORPORATION (CONFIDENTIAL)

Estimate Detail Report Revance Therapeutics Conceptual ROM Estimate	Page 4 Revision 2 3/11/2008

Location	Group	Phase	Location	Description	Quantity	Total Cost/Unit	Total Amount	Notes / Comments	CSI
		5810.00		Expansion Joint
			Manufacturing	Expansion Joints	0.00 lf	0.00 /lf	0	Excluded, Not Required

	6160.00			SEISMIC CARPENTRY
		6165.00		Seismic Bracing
			Manufacturing	Seismic / Roof Infills	ea	/ea

	6170.00			BLOCKING & MISC FRAMING
		6190.00		Misc Wood Block/Frame Int
			Manufacturing	Rough Carpentry/Wood Blocking	40,000.00 sf	0.54 /sf	21,560
			Manufacturing	Walkable Ceiling Framing	0.00 sf	0.00 /sf	0	Excluded, Not Required

				Misc Wood Block/Frame Int		/sf	21,560
				BLOCKING & MISC FRAMING		/sf	21,560

	6200.00			CASEWORK & MILLWORK
		6201.00		Finish Carpentry
			Manufacturing	Casework / Millwork	lf	/lf		Excluded, None Shown

	6999.00			SUPPORT & CONTROL
		6999.20		Engineering/Layout
			Manufacturing	Layout Verifications	40,000.00 sf	0.41 /sf	16,280

				Engineering/Layout		/sf	16,280

		6999.45		Small Tools & Equipment
			Manufacturing	Material Handling & Hoisting	8.00 mo	6,000.00 /mo	48,000	Gradall / Hyster Lift

				Small Tools & Equipment		/sf	48,000

		6999.50		Safety
			Manufacturing	Safety / Protection	40,000.00 sf	1.58 /sf	63,000	25K Safety Mat’ls, 500 Hours Safety Labor
			Manufacturing	Barricades / Phasing	1.00 ls	25,000.00 /ls	25,000

				Safety		/sf	88,000
				SUPPORT & CONTROL		/sf	152,280

	7200.00			INSULATION
		7205.00		Building Insulation
			Manufacturing	Insulation Wall Only	33,500.00 sf	0.75 /sf	25,125	Excluded at Ceiling

				Building Insulation		/sf	25,125
				INSULATION		/sf	25,125

	7250.00			FIREPROOF & FIRESTOP
		7255.00		Fireproofing: Spray On

XL CONSTRUCTION CORPORATION (CONFIDENTIAL)

Estimate Detail Report Revance Therapeutics Conceptual ROM Estimate	Page 5 Revision 2 3/11/2008

Location	Group	Phase	Location	Description	Quantity	Total Cost/Unit	Total Amount	Notes / Comments	CSI
		7255.00		Fireproofing: Spray On
			Manufacturing	Fireproof Select Area	2,500.00 sf	6.00 /sf	15,000	Excluded Not Required

				Fireproofing: Spray On		/sf	15,000

		7260.00		Firestopping
			Manufacturing	Firestop Patch	40,000.00 sf	/sf		NIC, (E) at Bldg Perimeter, Top of Wall with Drywall
				FIREPROOF & FIRESTOP		/sf	15,000

	7500.00			ROOFING
		7505.00		Built Up Roofing
			Manufacturing	Roof Patch	20,000.00 sf	1.25 /sf	25,000	Patch for New Mechanical Equipment & Roof Screen

				Built Up Roofing		/sf	25,000
				ROOFING		/sf	25,000

	7600.00			FLASHING & SHEET METAL
		7605.00		Architectural Sheet Metal
			Manufacturing	Flashing / Sheet Metal	40,000.00 sf	0.50 /sf	20,000	At Roof Screen, New Penetrations, AHU Curbs

				Architectural Sheet Metal		/sf	20,000
				FLASHING & SHEET METAL		/sf	20,000

	7900.00			CAULKING & SEALANTS
		7912.00		Caulking – GC
			Manufacturing	Misc Caulking & Sealants	40,000.00 sf	0.63 /sf	25,000	(N) Buildout Only

				Caulking – GC		/sf	25,000
				CAULKING & SEALANTS		/sf	25,000

	7999.00			SUPPORT & CONTROL
		7999.50		Protection
			Manufacturing	Roof Protection / Material Staging	1.00 ls	10,000.00 /ls	10,000

				Protection		/sf	10,000
				SUPPORT & CONTROL		/sf	10,000

	8000.00			DOORS & HARDWARE
		8010.00		Doors Frames Hardware
			Manufacturing	Single Doors	62.00 ea	1,850.00 /ea	114,700
			Manufacturing	Uneven Pairs	25.00 ea	3,200.00 /ea	80,000
			Manufacturing	Pairs	7.00 ea	3,500.00 /ea	24,500
			Manufacturing	Extra Clean Area Door Upgrade	10.00 lvs	450.00 /lvs	4,500	Armour Plates, Door Top/Bottoms, Flush Frames

				Doors Frames Hardware		/sf	223,700

		8050.00		Coiling Doors & Grilles
			Manufacturing	Overhead Coiling Door	ea	/ea		Excluded

XL CONSTRUCTION CORPORATION (CONFIDENTIAL)

Estimate Detail Report Revance Therapeutics Conceptual ROM Estimate	Page 6 Revision 2 3/11/2008

Location	Group	Phase	Location	Description	Quantity	Total Cost/Unit	Total Amount	Notes / Comments	CSI

		8062.00		Clean Room Doors
			Manufacturing	Pass Thru, Small	6.00 ea	5,000.00 /ea	30,000
			Manufacturing	Pass Thru, Large	3.00 ea	8,000.00 /ea	24,000

				Clean Room Doors		/sf	54,000
				DOORS & HARDWARE		/sf	277,700

	8400.00			GLASS, GLAZING, WINDOWS
		8420.00		Int. Glass & Glass System
			Manufacturing	Window Film @ Exterior Glazing	0.00 sf	0.00 /sf	0	Excluded, Not Required
			Manufacturing	Allowance for Interior Glazing	40,000.00 sf	1.52 /sf	60,800	Assume View Windows in Manufacturing Area and New Offices/Conf Sidelights

				Int. Glass & Glass System		/sf	60,800
				GLASS, GLAZING, WINDOWS		/sf	60,800

	8800.00			HARDWARE
		8810.00		Hardware
			Manufacturing	Interlock Hardware	47.00 ea	2,500.00 /ea	117,500
			Manufacturing	Panic Hardware	1.00 ls	7,500.00 /ls	7,500	Allowance
			Manufacturing	Maglocks At Exterior Doors	5.00 pr	3,000.00 /pr	15,000
			Manufacturing	Hold Opens	1.00 ls	15,000.00 /ls	15,000	Allowance
			Manufacturing	Card Readers Rough In	50.00 ea	550.00 /ea	27,500	Allowance
			Manufacturing	Glass Break Rough In	1.00 ea	350.00 /ea	350	Allowance
			Manufacturing	Key Pad / Motion Detector Rough In	10.00 ea	600.00 /ea	6,000	Allowance

				Hardware		/sf	188,850
				HARDWARE		/sf	188,850

	9101.00			SCAFFOLDING / SHORING
		9102.00		Scaffold / Shoring
			Manufacturing	Scaffold / Shoring	1.00 ls	15,000.00 /ls	15,000	Allowance

				Scaffold / Shoring		/sf	15,000
				SCAFFOLDING / SHORING		/sf	15,000

	9200.00			METAL STUD & DRYWALL
		9220.00		GWB Systems
			Manufacturing	Drywall Partitions – Thickened Wall	11,700.00 sf	10.00 /sf	117,000
			Manufacturing	Drywall Partitions – Full Height	22,450.00 sf	10.25 /sf	230,113
			Manufacturing	Drywall Ceiling	12,249.00 sf	8.00 /sf	97,992
			Manufacturing	Wall Furring Patch	11,600.00 sf	0.86 /sf	10,000
			Manufacturing	Column Furring	10.00 ea	/ea
			Manufacturing	Drywall Soffits	ls	/ls
			Manufacturing	Coved Corners	40,000.00 sf	1.00 /sf	40,000	Allowance
			Manufacturing	Impact Resistant Drywall	40,020.00 sf	0.63 /sf	25,000

XL CONSTRUCTION CORPORATION (CONFIDENTIAL)

Estimate Detail Report Revance Therapeutics Conceptual ROM Estimate	Page 7 Revision 2 3/11/2008

Location	Group	Phase	Location	Description	Quantity	Total Cost/Unit	Total Amount	Notes / Comments	CSI
		9220.00		GWB Systems
			Manufacturing	Access Doors	40,000.00 sf	0.38 /sf	15,000
			Manufacturing	Drywall Assemblies Miscellaneous	40,000.00 sf	0.63 /sf	25,000	Backing, Level 5, Misc
			Manufacturing	Drywall Shafts	1.00 ls	40,000.00 /ls	40,000

				GWB Systems		/sf	600,105
				METAL STUD & DRYWALL		/sf	600,105

	9300.00			TILE & TERRAZZO
		9305.00		Tile: Floor & Wall
			Manufacturing	Tile	1,300.00 sf	18.00 /sf	23,400

				Tile: Floor & Wall		/sf	23,400
				TILE & TERRAZZO		/sf	23,400

	9500.00			CEILINGS
		9505.00		Ceiling: Acoustical Tile
			Manufacturing	Clean Lay in 2’ x 4’ Mylar Panel	11,766.00 sf	6.00 /sf	70,596
			Manufacturing	Lay in 2’ x 4’ Cortega Panel	4,476.00 sf	5.15 /sf	23,051

				Ceiling: Acoustical Tile		/sf	93,647
				CEILINGS		/sf	93,647

	9600.00			FLOORING
		9610.00		Specialty Flooring
			Manufacturing	Sealed Concrete	8,729.00 sf	/sf		Excluded
			Manufacturing	Moisture Barrier at 1st Floor SV Areas	3,500.00 sf	5.40 /sf	18,900

				Specialty Flooring		/sf	18,900

		9620.00		VCT Flooring
			Manufacturing	VCT Tile	8,429.00 sf	3.50 /sf	29,502
			Manufacturing	Rubber Base	3,152.00 lf	2.00 /lf	6,304

				VCT Flooring		/sf	35,806

		9622.00		Sheet Vinyl Flooring
			Manufacturing	Sheet Vinyl	7,000.00 sf	8.00 /sf	56,000	Adjusted SF by Ratio for Spaces
			Manufacturing	Floor Prep	7,000.00 sf	0.75 /sf	5,250
			Manufacturing	Sheet Vinyl Coved Base	1,500.00 lf	8.00 /lf	12,000

				Sheet Vinyl Flooring		/sf	73,250

		9635.00		Epoxy Floor
			Manufacturing	Epoxy Flooring	9,715.00 sf	12.00 /sf	116,580
			Manufacturing	Epoxy Base	3,649.00 lf	12.00 /lf	43,788
			Manufacturing	Moisture Tests	20.00 ea	50.00 /ea	1,000
			Manufacturing	Bead Blast	9,715.00 sf	2.00 /sf	19,430
			Manufacturing	Minor Patching	9,715.00 sf	1.00 /sf	9,715

				Epoxy Floor		/sf	190,513

		9640.00		Flooring Carpet
			Manufacturing	Carpet	372.00 sf	4.50 /sf	1,674

XL CONSTRUCTION CORPORATION (CONFIDENTIAL)

Estimate Detail Report Revance Therapeutics Conceptual ROM Estimate	Page 8 Revision 2 3/11/2008

Location	Group	Phase	Location	Description	Quantity	Total Cost/Unit	Total Amount	Notes / Comments	CSI
		9640.00		Flooring Carpet
			Manufacturing	Moisture Tests	2.00 ea	50.00 /ea	100
			Manufacturing	Floor Prep	372.00 sf	0.50 /sf	186

				Flooring Carpet		/sf	1,960
				FLOORING		/sf	320,429

	9900.00			PAINTING & WALL COVERING
		9910.00		Painting & Wall Covering
			Manufacturing	Latex Wall Paint	49,820.00 sf	0.80 /sf	39,856
			Manufacturing	Latex Ceiling Paint	1.00 ls	2,500.00 /ls	2,500	530 sf in showers, etc.
			Manufacturing	3rd Coat after Finishes	49,820.00 sf	0.20 /sf	9,964
			Manufacturing	Paint Doors & Frames	101.00 ea	350.00 /ea	35,350
			Manufacturing	Paint Exposed Structure	8,080.00 sf	1.00 /sf	8,080
			Manufacturing	Paint MEP Systems	0.00 ls	0.00 /ls	0	Excluded, Not Required
			Manufacturing	Exterior Painting Allowance	1.00 ls	1,500.00 /ls	1,500	Allowance at Generator Yard only

				Painting & Wall Covering		/sf	97,250

		9940.00		Epoxy Coatings & Systems
			Manufacturing	Saniflex Epoxy Walls	10,000.00 sf	6.00 /sf	60,000	Adjusted SF by Ratio for Spaces
			Manufacturing	Epoxy Wall Paint	26,490.00 sf	1.50 /sf	39,735	Adjusted SF by Ratio for Spaces
			Manufacturing	Saniflex Epoxy Ceilings	2,500.00 sf	6.00 /sf	15,000	Adjusted SF by Ratio for Spaces
			Manufacturing	Epoxy Ceiling Paint	7,215.00 sf	1.50 /sf	10,823	Adjusted SF by Ratio for Spaces

				Epoxy Coatings & Systems		/sf	125,558
				PAINTING & WALL COVERING		/sf	222,808

	9950.00			MISC. FINISHES
		9950.50		Misc. Finishes
			Manufacturing	Finish Protection	40,000.00 sf	0.75 /sf	30,000
			Manufacturing	Temp Openings for Equipment Move in	1.00 ls	10,000.00 /ls	10,000

				Misc. Finishes		/sf	40,000
				MISC. FINISHES		/sf	40,000

	9999.00			SUPPORT & CONTROL
		9999.10		Supervision
			Manufacturing	Foreman	1,393.60 hr	78.00 /hr	108,701
			Manufacturing	Overtime / Offhours Allowance	hr	/hr		Excluded, Not Required

				Supervision		/sf	108,701

		9999.60		Clean Up
			Manufacturing	Final Clean	40,000.00 sf	0.35 /sf	14,000
			Manufacturing	Protocol Level 2 Clean Up	40,000.00 sf	0.50 /sf	20,000

				Clean Up		/sf	34,000
				SUPPORT & CONTROL		/sf	142,701

	10000.00			SPECIALTIES
		10100.00		Visual Display Boards

XL CONSTRUCTION CORPORATION (CONFIDENTIAL)

Estimate Detail Report Revance Therapeutics Conceptual ROM Estimate	Page 9 Revision 2 3/11/2008

Location	Group	Phase	Location	Description	Quantity	Total Cost/Unit	Total Amount	Notes / Comments	CSI
		10100.00		Visual Display Boards
			Manufacturing	Whiteboards	ea	/ea		By Revance

		10160.00		Toilet Partitions
			Manufacturing	Toilet Partitions & Urinal Screens	0.00 ea	0.00 /ea	0	Existing, No New Scope

		10185.00		Shower/Dressing Compart
			Manufacturing	Shower / Dressing Compartments	4.00 ea	750.00 /ea	3,000

				Shower/Dressing Compart		/sf	3,000

		10260.00		Wall & Corner Guards
			Manufacturing	Corner Guards	39.00 ea	250.00 /ea	9,750
			Manufacturing	PVC Wall Protection	4,061.50 sf	8.00 /sf	32,492	Along corridors only

				Wall & Corner Guards		/sf	42,242

		10345.00		Projection Screens
			Manufacturing	Projection Screens, Manual	ea	/ea		By Revance

		10435.00		Signs and Letters
			Manufacturing	Interior Signage at Doors	Revisions 2	/ls		Existing, No New Scope

		10500.00		Lockers & Benches
			Manufacturing	Double Lockers	11.00 ea	450.00 /ea	4,950

				Lockers & Benches		/sf	4,950

		10520.00		Fire Extinguishers Etc
			Manufacturing	FEC’s	4.00 ea	500.00 /ea	2,000

				Fire Extinguishers Etc		/sf	2,000

		10605.00		Wire Mesh Partitions
			Manufacturing	12’-10” High Fencing	165.00 lf	110.00 /lf	18,150
			Manufacturing	8’ Slider Gate, 8’ Wide	4.00 ea	1,800.00 /ea	7,200
			Manufacturing	Double Gate Door, 6080 with panic hardware	1.00 ea	900.00 /ea	900
			Manufacturing	10’ High Fencing/Cages between Pallet Racks	260.00 lf	90.00 /lf	23,400

				Wire Mesh Partitions		/sf	49,650

		10670.00		Storage Shelving
			Manufacturing	Storage Shelving	1.00 ls	25,000.00 /ls	25,000	Allowance at Cold Room & Quarantine

				Storage Shelving		/sf	25,000

		10750.00		Misc. Specialties
			Manufacturing	Gowning Room Accessories	9.00 ea	5,000.00 /ea	45,000

				Misc. Specialties		/sf	45,000

XL CONSTRUCTION CORPORATION (CONFIDENTIAL)

Estimate Detail Report Revance Therapeutics Conceptual ROM Estimate	Page 10 Revision 2 3/11/2008

Location	Group	Phase	Location	Description	Quantity	Total Cost/Unit	Total Amount	Notes / Comments	CSI
				SPECIALTIES		/sf	171,842

	11000.00			EQUIPMENT
		11160.00		Equip: Dock
			Manufacturing	Dock Leveler	ea	/ea		NIC

		11600.00		Equip: Laboratory
			Manufacturing	Scullery Sinks, Fume Hoods	40,000.00 sf	3.75 /sf	150,000	Assumed same equipment as Paseo Padre
			Manufacturing	Laboratory Casework	400.00 lf	500.00 /lf	200,000	Conceptual ROM based on $/SF
			Manufacturing	Lab Equipment	40,000.00 sf	/sf		Revance to provide Lab Equip

				Equip: Laboratory		/sf	350,000
				EQUIPMENT		/sf	350,000

	12000.00			FURNISHINGS
		12324.00		Trim/Misc
			Manufacturing	SS Trim at Equipment	2,200.00 sf	25.00 /sf	55,000	Conceptual ROM based on $/SF

				Trim/Misc		/sf	55,000

		12490.00		Window Treatment
			Manufacturing	Horizontal Louver Blinds Repair at Ext Windows	4,500.00 sf	0.67 /sf	3,000	Allowance
			Manufacturing	Mecho Shades	0.00 sf	0.00 /sf	0	Excluded

				Window Treatment		/sf	3,000
				FURNISHINGS		/sf	58,000

	13000.00			SPECIAL CONSTRUCTION
		13030.00		Clean Rooms
			Manufacturing	Clean Protocol Supplies / Booties / Hairnets / Temp Gowning	1.00 ls	/ls		Materials to be provided by Revance for GMP Protocol Level 2
			Manufacturing	GMP Protocol Supervision	240.00 hrs	92.00 /hrs	22,080

				Clean Rooms		/sf	22,080

		13035.00		Cold Storage Rooms
			Manufacturing	Cold Storage Room – Conceptual	80.00 sf	500.00 /sf	40,000	Process Cold Room, ISO 8
			Manufacturing	Cold Storage Room – Conceptual	sf	/sf		Excluded; Future Cost: 185,700

				Cold Storage Rooms		/sf	40,000
				SPECIAL CONSTRUCTION		/sf	62,080

	14000.00			CONVEYING SYSTEMS
		14040.00		Hoists & Cranes

XL CONSTRUCTION CORPORATION (CONFIDENTIAL)

Estimate Detail Report Revance Therapeutics Conceptual ROM Estimate	Page 11 Revision 2 3/11/2008

Location	Group	Phase	Location	Description	Quantity	Total Cost/Unit	Total Amount	Notes / Comments	CSI
		14040.00		Hoists & Cranes
			Manufacturing	Hoist Industrial Heavy Duty	1.00 ea	/ea

	15000.00			MECHANICAL SYSTEMS
		15300.00		Fire Protection
			Manufacturing	Fire Protection Modifications	40,000.00 sf	3.00 /sf	120,000
			Manufacturing	Fire Protection at Service Yard	0.00 sf	/sf		Excluded, No Canopy at New Service Yard
			Manufacturing	Fire Pump	sf	/sf		Excluded, Not Required

				Fire Protection		/sf	120,000

		15310.00		Special FP Systems
			Manufacturing	PreAction Modifications to Office Server Room	ls	/ls		Excluded, Not Required
			Manufacturing	Foam System	sf	/sf		Excluded, Not Required

		15450.00		Process Piping
			Manufacturing	Gas Line Upgrade to Medium Pressure	0.00 sf	/sf		Exclude, Piping should not change
			Manufacturing	Process / Plumbing Piping – Conceptual	40,000.00 sf	148.38 /sf	5,935,200	Per Paseo Padre Bid
			Manufacturing	Process / Plumbing Piping – Conceptual	–40,000.00 sf	43.38 /sf	(1,735,200)	Reduced unit cost for larger bldg SF & loss GMP area

				Process Piping		/sf	4,200,000

		15500.00		HVAC Systems
			Manufacturing	HVAC Systems – Equipment & Distribution	40,000.00 sf	205.00 /sf	8,200,000	Per Paseo Padre Bid
			Manufacturing	Adjusted Cooling Capacity	–160.00 tons	1,000.00 /tons	(160,000)
			Manufacturing	Eliminate Cooling Towers Assembly	–1.00 ls	107,000.00 /ls	(107,000)
			Manufacturing	Modify (E) AC for Server Room	–1.00 ls	7,500.00 /ls	(7,500)
			Manufacturing	Delete AHU5 since (E) DX Units can serve Manufacturing	–1.00 ea	35,000.00 /ea	(35,000)
			Manufacturing	Increase AHU 3 by 10,000 CFM	10,000.00 cfm	7.49 /cfm	74,900
			Manufacturing	Steam to Water Heat Exchanger to Provide Hot Water for preheat and reheat coils	40,000.00 sf	/sf		Included in $/SF Price above
			Manufacturing	Reduce Cost / SF for Increased Facility Size	–40,000.00 sf	16.64 /sf	(665,400)	Economy of Scale Discount

				HVAC Systems		/sf	7,300,000

		15900.00		Air Balancing
			Manufacturing	Air Balancing	40,000.00 sf	/sf		Included with 15.500

		15910.00		Mechanical/Process Cont

XL CONSTRUCTION CORPORATION (CONFIDENTIAL)

Estimate Detail Report Revance Therapeutics Conceptual ROM Estimate	Page 12 Revision 2 3/11/2008

Location	Group	Phase	Location	Description	Quantity	Total Cost/Unit	Total Amount	Notes / Comments	CSI
		15910.00		Mechanical / Process Cont
			Manufacturing	HVAC Controls	40,000.00 sf	15.74 /sf	629,600	Based on new site per point
			Manufacturing	HVAC Controls – Equipment Monitoring Points	40,000.00 sf	3.25 /sf	130,000	Per Siemens
			Manufacturing	Process Controls	40,000.00 sf	/sf		Excluded, Local Control Only

				Mechanical / Process Cont		/sf	759,600

		15920.00		Clean Room Cert
			Manufacturing	Clean Room Certification	ls	/ls		By Revance

		15940.00		Validation
			Manufacturing	Validation	ls	/ls		NIC, Validation Documentation by MEP Trades
				MECHANICAL SYSTEMS		/sf	12,379,600

	16000.00			ELECTRICAL
		16001.00		Electrical
			Manufacturing	Electrical & Fire Alarm Conceptual	40,000.00 sf	39.58 /sf	1,583,200
			Manufacturing	Electrical Generator, 350KW	1.00 ea	80,288.00 /ea	80,288
			Manufacturing	Removal of Feeds thru Bldg 2 MPOE to Other Buildings	1.00 ea	/ea		By Owner
			Manufacturing	Deduct for (E) Conditions	–40,000.00 sf	3.50 /sf	(140,000)	Economy of Scale Discount
			Manufacturing	350 KVA ATS	1.00 ea	12,000.00 /ea	12,000
			Manufacturing	150 KVA UPS for Server Room	1.00 ea	/ea		By Revance
			Manufacturing	Upgrade of 3000 AMP Switchboard	1.00 ea	/ea		Excluded, Not Required
			Manufacturing	Installation of New PG&E Meter	1.00 ea	/ea		Excluded, By PG&E
			Manufacturing	(E) Gear Deduct	–40,000.00 sf	2.50 /sf	(100,000)	Excluded, By PG&E

				Electrical		/sf	1,435,488

		16020.00		Temporary Electric
			Manufacturing	Temporary Electric, Light and Power	40,000.00 sf	1.50 /sf	60,000

				Temporary Electric		/sf	60,000
				ELECTRICAL		/sf	1,495,488

	17000.00			BLDG MGMNT & SPECL SYS
		17001.00		Security Systems
			Manufacturing	Security System Conduits	26,830.00 sf	/sf		Included in Div 16
			Manufacturing	Security System Equipment & Cameras	26,830.00 sf	26.09 /sf	700,000	Per Revance

XL CONSTRUCTION CORPORATION (CONFIDENTIAL)

Estimate Detail Report Revance Therapeutics Conceptual ROM Estimate	Page 13 Revision 2 3/11/2008

Location	Group	Phase	Location	Description	Quantity	Total Cost/ Unit	Total Amount	Notes / Comments	CSI
				Security Systems		/sf	700,000
				BLDG MGMNT & SPECL SYS		/sf	700,000

	25000.00			GENERAL REQUIREMENTS
		25061.00		Preconstruction Services
			Manufacturing	Preconstruction Services	0.00 mo	0.00 /mo	75,710	For New Project Site Only

				Preconstruction Services		/sf	75,710

		25070.00		GC’S: Miscellaneous
			Manufacturing	General Conditions	43.00 wks	26,220.51 /wks	1,127,482

				GC’S: Miscellaneous		/sf	1,127,432
				GENERAL REQUIREMENTS		/sf	1,203,192

	26000.00			DESIGN
		26020.00		Design Consultants
			Manufacturing	Structural Calcs for Cold Room, Pallet Racks & Other Equipment	0.00 ls	0.00 /ls	0	By Owner, Soft Costs
				Manufacturing			19,029,006

Partial Totals

Description	Amount	Totals	Hours	Rate	Cost Basis	Cost per Unit	Percent of Total
Labor	1,366,813		1,843.321 hrs			15.187 /sf	6.91%
Material	5,000					0.056 /sf	0.03%
Subcontract	17,584,193					195.330 /sf	88.96%
Equipment	73,000					0.811 /sf	0.37%
Other

	19,029,065	19,029,006				211.433 /sf	96.26	96.26%

Liability Insurance	209,319			1.100%	T	2.326 /sf	1.06%
Fee	529,054			2.750%	T	5.878 /sf	2.68%
Builders Risk Insurance					T
Contigencies - See Exec Smry					T
Partial Total		19,767,379				219.638 /sf

XL CONSTRUCTION CORPORATION (CONFIDENTIAL)

ATTACHMENT 5 TO EXHIBIT B

CONCEPTUAL PLANS

Exhibit B
Attachment B-5
Revance Therapeutics

PRC - Building 2
7555 Gateway Blvd.
Newark CA
First Floor

Conceptual Plans
March 31, 2008

SK-1
FIRST FLOOR
TEST FIT
PCR - BLDG. 2
ReVance

B-5-1

ATTACHMENT 6 TO EXHIBIT B

GENERAL CONTRACTOR MINIMUM PERFORMANCE REQUIREMENTS

Project Management:

The General Contractor shall provide the following minimum project management team.

Preconstruction Phase – Part time

•	Project Manager

•	Estimator

•	MEP Coordinator

Construction Phase

•	Project Manager – Full time

•	Project Engineer – Full time

•	Sr. Project Engineer – Part Time

•	MEP Coordinator – Half time during construction, full time during start up

•	Superintendent – Full time

•	Field Office Coordinator – Full time

Pre-construction Phase Services:

The General Contractor will provide the following services during the pre-construction phase:

•	Provide general advice on budget, and constructability issues

•	Prepare detailed project schedule in Prima Vera P6 or Sure Track

•	Identify schedule critical equipment pre-purchase requirements

•	Procurement of the equipment as necessary to meet the project schedule

•	Prepare schedule variance reports

•	Perform monthly updates

•	Selected respondent to verify existing conditions at the project site

•	Attend weekly project meetings for the interior improvements design and engineering

•	Prepare cost estimates for each phase of the project

•	Conceptual Phase – upon completion of the BOD

•	Preliminary Design (DD)

•	Permit Construction Documents

•	Track and update cost estimates as key decisions are made

•	Provide estimate variance reports defining costs changes from previous cost estimate

•	Report budget trends as part of weekly meetings

•	Complete cost studies for alternate design solutions

•	Complete constructability reviews and cost analysis

•	Manage the bidding of multiple construction packages and pre-purchase equipment packages

Other Construction Requirements:

•

Assist the architect with interfacing with the City on the submission of permit packages, payment of fees (to be reimbursed) and pick up of permits. It is expected multiple permits will be required per the project phasing requirements.

•	R&D, Manufacturing Facility, Utilities, Warehouse

•	Seismic (owner’s equipment and subcontractor’s equipment)
•

Following the selection of agreed upon list of subcontractor bidders, the General Contractor will receive at least three (3) bids per trade. Prepare bid analysis, outlining areas of qualification. Discuss recommendations with the Team.

•	Contractor to provide closed bids to be opened with Landlord & Tenant for work that the General Contractor would like bid upon (potential self performed work)

•	Prepare 5 complete sets of Turn Over Packages to the Owner (3 copies), Architect (1 copy) and the Landlord (1 copy) at the completion of the project.

•	Facility Turn Over Package to include: Building Inspection “Finals,” project subcontractor contact list, warranty documentation, Certificate of Occupancy, complete and detailed as-

B-6-1

builts drawings, O & M Manuals, training documentation, Final Lien Releases. Close-out will be completed before Final Payment is made.

•	Provide commissioning and qualification support.

B-6-2

ATTACHMENT 7 TO EXHIBIT B

LANDLORD’S WORK

Landlord shall:

1.	Cause the Building to be reclassified to Type 2;

2.	Replace the Building’s roof;

3.	Repair the caulking between the EIFS and window walls;

4.	Ensure that the generator for the Building as of the Execution Date is operational; or, if it is not operational as of the Term Commencement Date, replace it with a generator of similar or greater capacity that will satisfy the Bay Area Air Quality Management District’s emissions standards for 2010 that are in effect as of the Execution Date;

5.	Create a pathway from the parking lot to the Building lobby entrance in the general area shown on Exhibit L to the Lease, subject to the approval of the applicable Governmental Authorities;

6.	Relocate the fiber main point of entry outside of the Building; and

7.	Install a Building electric meter.

B-7-1

EXHIBIT C

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE

AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [            ], 20 [    ], with reference to that certain Lease (the “Lease”) dated as of March 31, 2008, by REVANCE THERAPEUTICS, INC., a Delaware corporation (“Tenant”), in favor of BMR-Gateway Boulevard LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. Tenant accepted possession of the Premises on [            ], 20[    ].

2. The Premises are in good order, condition and repair, subject to Punchlist Items.

3. The Tenant Improvements required to be constructed by Landlord under the Lease have been substantially completed, subject to Punchlist Items.

4. All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.

5. In accordance with the provisions of Section 4.2 of the Lease, the Term Commencement Date is [            ], 20[    ], and, unless the Lease is terminated or extended prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [            ], 20[    ].

6. Tenant commenced occupancy of the Premises for the Permitted Use on [            ], 20[    ].

7. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises [, except [            ]].

8. To Tenant’s knowledge, Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

9. The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [            ], 20[    ].

10. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

C-1

IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

REVANCE THERAPEUTICS, INC., a Delaware corporation

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF ADDITIONAL TI COSTS/EXCESS TI COSTS ACCEPTANCE LETTER

[TENANT LETTERHEAD]

BMR-Gateway Boulevard LLC

17140 Bernardo Center Drive, Suite 222

San Diego, California 92128

Attn: General Counsel/Real Estate

[Date]

Re:	Additional TI Costs/Excess TI Costs

To Whom It May Concern:

This letter concerns that certain Lease dated as of March 31, 2008 (the “Lease”), between BMR-Gateway Boulevard LLC (“Landlord”) and Revance Therapeutics, Inc. (“Tenant”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

Tenant hereby notifies Landlord that it wishes to exercise its right to incur Additional TI Costs/Excess TI Costs pursuant to Section 4.4 of the Lease.

If you have any questions, please do not hesitate to call [            ] at ([        ]) [        ]-[        ].

Sincerely,

[Name]
[Title of Authorized Signatory]

cc:	Greg Lubushkin
John Wilson
Kevin Simonsen

D-1

EXHIBIT E

FORM OF LETTER OF CREDIT

[On letterhead or L/C letterhead of Issuer.]

LETTER OF CREDIT

Date:             , 200

(the “Beneficiary”)

Attention:
L/C. No.:
Loan No.:

Ladies and Gentlemen:

We establish in favor of Beneficiary our irrevocable and unconditional Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of $        , expiring at     :00 p.m. on              or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday except a weekday when commercial banks in                              are authorized or required to close.

We authorize Beneficiary to draw on us (the “Issuer”) for the account of                      (the “Account Party”), under the terms and conditions of this L/C.

Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”): (a) the original L/C and (b) a sight draft substantially in the form of Exhibit 1, with blanks filled in and bracketed items provided as appropriate. No other evidence of authority, certificate, or documentation is required.

Drawing Documentation must be presented at Issuer’s office at                              on or before the Expiry Date by personal presentation, courier or messenger service, or fax. Presentation by fax shall be effective upon electronic confirmation of transmission as evidenced by a printed report from the sender’s fax machine. After any fax presentation, but not as a condition to its effectiveness, Beneficiary shall with reasonable promptness deliver the original Drawing Documentation by any other means. Issuer will on request issue a receipt for Drawing Documentation.

We agree, irrevocably, and irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.

We shall pay this L/C only from our own funds by check or wire transfer, in compliance with the Drawing Documentation.

If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the “Payment Deadline”): (a) if presentment is made at or before noon of any Banking Day, then the close of such Banking Day; and (b) otherwise, the close of the next Banking Day. We waive any right to delay payment beyond the Payment Deadline. If we determine that Drawing Documentation is not proper, then we shall so advise Beneficiary in writing, specifying all grounds for our determination, within one Banking Day after the Payment Deadline.

Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.

We shall have no duty or right to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation. We waive any defense based on fraud or any claim of fraud.

The Expiry Date shall automatically be extended by one year (but never beyond              the “Outside Date”) unless, on or before the date 90 days before any Expiry Date, we have given Beneficiary notice that the Expiry Date shall not be so extended (a “Nonrenewal Notice”). We shall promptly upon request confirm any extension of the Expiry Date under the preceding sentence by issuing an amendment to this L/C, but such an amendment is not required for the extension to be effective. We need not give any notice of the Outside Date.

Beneficiary may from time to time without charge transfer this L/C, in whole but not in part, to any transferee (the “Transferee”). Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C. Such payment is not a condition to any such transfer. Beneficiary or Transferee shall consummate such transfer by delivering to Issuer the original of this L/C and a Transfer Notice substantially in the form of Exhibit 2, purportedly signed by Beneficiary, and designating Transferee. Issuer shall promptly reissue or amend this L/C in favor of Transferee as Beneficiary. Upon any transfer, all references to Beneficiary shall automatically refer to Transferee, who may then exercise all rights of Beneficiary. Issuer expressly consents to any transfers made from time to time in compliance with this paragraph.

Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer. A copy of any such notice shall also be delivered, as a condition to the effectiveness of such notice, to:                      (or such replacement as Beneficiary designates from time to time by written notice).

No amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.

This L/C is subject to and incorporates by reference: (a) the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500 (the “UCP”); and (b) to the extent not inconsistent with the UCP, Article 5 of the Uniform Commercial Code of the State of New York.

Very truly yours,

[Issuer Signature]

EXHIBIT 1 TO EXHIBIT E

FORM OF SIGHT DRAFT

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer]

SIGHT DRAFT

AT SIGHT, pay to the Order of                     , the sum of                      United States Dollars ($            ). Drawn under [Issuer] Letter of Credit No.                      dated                     .

[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account:                     .]

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

EXHIBIT 2 TO EXHIBIT E

FORM OF TRANSFER NOTICE

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer] (the “Issuer”)

TRANSFER NOTICE

By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No.                      dated                      (the “L/C”), transfers the L/C to the following transferee (the “Transferee”):

[Transferee Name and Address]

The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

EXHIBIT F

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Building without Landlord’s prior written consent. Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, which window, door or windowsill is (a) visible from the exterior of the Premises and (b) not included in plans approved by Landlord, then Tenant shall promptly remove said curtains, blinds, shades, screens or hanging plants or other similar objects at its sole cost and expense.

3. Tenant shall not obstruct any sidewalks or entrances to the Building, or any halls, passages, exits, entrances or stairways within the Premises, in any case that are required to be kept clear for health and safety reasons.

4. No deliveries shall be made that impede or interfere with other tenants in or the operation of the Project.

5. Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) that is allowed by Applicable Laws.

6. Tenant shall not use any method of heating or air conditioning other than that shown in the Tenant Improvement plans.

7. Tenant shall not install any radio, television or other antenna, cell or other communications equipment, or any other devices on the roof or exterior walls of the Premises except to the extent shown on approved Tenant Improvements plans. Tenant shall not interfere with radio, television or other communications from or in the Premises or elsewhere.

8. Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited, and Tenant shall cooperate to prevent such activities.

9. Tenant shall store all of its trash, garbage and Hazardous Materials within its Premises or in designated receptacles outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal.

10. The Premises shall not be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on Tenant Improvement plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

11. Tenant shall not, without Landlord’s prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

F-1

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

13. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant.

15. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease.

16. Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Landlord shall provide written notice to Tenant of such rules and regulations prior to them taking effect. Tenant agrees to abide by these Rules and Regulations and any additional rules and regulations issued or adopted by Landlord.

17. Tenant shall be responsible for the observance of these Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

F-2

EXHIBIT G

HAZARDOUS MATERIALS LIST

Chemical Inventory	updated 12/06

NAME	CAS NO.
Acetic anhydride	108-24-7
acetic acid glacial	64-19-7
Acetone	67-64-1
acetonitirile 99%	75-05-8
Acetylcholinesterase human	9000-81-1
Acridine orange	494-38-2
acridinium NHS ester	N/A
Acrylamide	79-06-1
30% acrylamide	79-06-1
Agarose	39346-81-1
ajidew NL-50 (sodium salt pyrrolidone carboxylic acid)	N/A
albumin bovine serum	9048-46-8
aldehyde activated dextran coupling kit	25895-60-7
alprenolol hydrochloride	13707-88-5
aluminum sulfate, hydrate	17927-65-0
Aminoethanol	141-43-5
ammonium acetate	631-61-8
ammonium bicarbonate	1066-33-7
ammonium heptamolybdate tetrahydrate	12054-85-2
ammonium hydroxide	1336-21-6
ammonium persulfate	7727-54-0
ammonium persulfite	7727-54-0
ammonium sulfate	7783-20-2
amphotecirin-B
Ampicillan	69-53-4
Amyl alcohol	123-51-3
angiopoietin-2 human recombinant	mixture, 90-48-46-8
aquadew spa-30 (sodium polyaspartate solution)	94525-01-6
Arg-OH	N/A
Artemisinin	63968-64-9
ascorbic acid (liquid)	50-81-7
ascorbic acid (solid)	50-81-7
Atropine	51-55-8
Avidin	1405-69-2
Bactoagar	9002-18-0
Bactopepetone	147-85-3
Benzalkonium chloride	8001-54-5
benzamidine hydrochloride hydrate	1670-14-0
benzoyl peroxide	94-36-0
benzyl alcohol	N/A
Benzylamine	100-46-3
Benzyl-2-bromoacetate 96%	5497-45-6
benzyl bromoacetate 96%	5437-45-6
Betamethasone 17,21-dipro	5593-20-4
EZ-linkSulfo-NHS-LC-Biotin	127062-22-0
EZ-Link NHS-LC-Biotin	72040-63-2
D-Biotin	58-85-5
Bis-tris	6976-37-0
blue dextran	87915-38-6

Boc-Asp-Osu	13798-75-9
N-Boc-Ethylenediamine	57260-73-8
Boric acid	10043-35-3
Botox	N/A
bovine serum albumin	N/A
brilliant cresol blue	4712-70-3
Bromocresol green	62625-32-5
2-bromoethylene HBr	N/A
bromophenol blue	115-39-9
2-butanone	78-93-3
Butoxycarbonyl-o-glucosamine	N/A
butyl alcohol, normal	71-36-3
butyl alcohol-tert	75-65-0
butyl paraben	94-26-8
calcium carbonate	471-34-1
calcium chloride dihydrate	10043-52-4
D-carnitine	541-14-0
L-carnitine	541-15-1
chicago sky blue 6B	2610-05-10
Chitosan	9012764
Chloroform	mixture, 67-66-3, 64-17-5
chloroform-D	865-49-6
3-Chloroperbenzoic acid	937-14-4
3-chloroperoxybenzoic acid 77%	mixture, 937-14-4, 535-80-8, 7732-18-5
Chloroquine	N/A
chlorpromazine	69-09-0
cholecalciferol crystalline	67-97-0
citric acid	77-92-9
clobetasol propionate	25122-46-7
Concanamycin A	80890-47-7
coomassie brilliant blue r-250	6104-59-2
CO2	124-38-9
cresol red, sodium salt	62625-29-0
crystal mount	N/A
cumene hydroperoxide	80-15-9
cytoseal	N/A
immunopure metal enhanced DAB substrate kit	N/A
decamethonium bromide	541-22-0
dextran sulfate sodium salt	9011-18-1
Dichloromethane, anhydrous, 99.8%	75-09-2
1,3-dicyclohexylcarbodimiide, 99%	538-75-0
Diethylpyrocarbonate	1609-47-8
diethylenetriaminepentaacetic acid	mixture, 67-43-6, 139-13-9
di-tert-butyl-diethylphosphoramidite, tech., 93%	117924-33-1
hitrap deae ff	N/A
n,n-dicyclohexylcarbodiimide	538-75-0
1,3-diisopropylcarbodiimide, 99%( solid)	693-13-0
1,3-diisopropylcarbodiimide, 99% (liquid)	693-13-0
N,N-diisopropyl ethylamine, redistilled, 99.5%	7087-68-5
dimethyl formamide	68-12-2
dimethyl sulfoxide (solid)	67-68-5
dimethyl sulfoxide (liquid)	67-68-5
2,2-dimethoxy-2-phenyl acetophenone	24650-42-8
4-dimethyl amino pyridine	1122-58-3
p-Dioxane	129311

hydrogen chloride dioxan solution	mixture, 123-91-1, 7647-01-0
di-tert-butyl n,n-diethylphosphoramidite	117924-33-1
di-tert-butyl n,n-diisopropylphosphoramidite	137348-86-8
dithiothreitol	27565-41-9
dowex mr-3 mixed bed ion-exchange resin	103591-11-3
Dowex 50WXZ-200 ion exchange	69011-20-7
dpph	1898-66-4
n,n-dimethylformamide anhydrous, 99.8%	68-12-2
drierite	1332-82-7
edc	25952-53-8
EDTA	60-06-4
erythromycin	114-07-8
estradiol, usp	50-28-2
Ethanol-200 proof	64-17-5
ethanolamine	141-43-5
1,2 ethanedithiol	540-63-6
ethyl acetate	141-78-6
5-(N-Ethyl-N-isopropyl)amiloride	1154-25-2
ethylenediamine	107-15-3
Ethylether, anhydrous	60-29-7
ethyl paraben	120-47-8
exonuclease III	N/A
eldew cl-301	N/A
eldew sl-205	N/A
ether
evan’s blue	314-13-6
immunopure igG1 fab preparation kit	N/A
Fast Green FCF	2353-45-9
Ferrous sulfate.7H20	7720-78-7
Fetal Bovine Serum	N/A
Ficoll, type 400	26873-85-8
fluorescein isothiocyanate	3326-32-7
ez-label fitc protein labeling kit	N/A
Flurox (pyridine)	110-86-1
fluorescein-5-thiosemicarbazide	76863-28-0
flutacasone propionate	80474-14-2
formaldehyde	mixture, 50-00-0
formamide	75-12-7
fumaric acid	110-17-8
fura 2	113694-64-7
gadoliminium III chloride hexahydrate	13450-84-5
gallamine triethiode	65-29-2
Gelatin	9000-70-8
gentamicin sulfate	1405-14-0
D-glucose, anhydrous	50-99-7
glucosamine HCL	66-84-2
glycine	56-40-6
glycerol	56-81-5
grape seed extract	N/A
H-gly-otbu HCL	27532-96-3
guanidine hydrochloride, ultrol grade	50-01-1
HBr	N/A
h-asp(OBz1)-OBz1 p-tosylate	288-33-1
gill’s hematoxylin #3	N/A
hepes, free acid	7365-45-9
hepes, potassium	82207-62-3
hepes, sodium salt	75277-39-3
hexanes	110-54-3

hexanoyl chloride	142-61-0
in-situ hybridization detection system	N/A
hydrobromic acid, 47-49%	10035-10-6
hydrocortisone 17-butyrate	13609-67-1
hydrochloric acid, 10-33%	7647-01-0
hydrogen	1333-74-0
hydrogen peroxide, 30%	7722-84-1
hydroquinone	123-31-9
4-hydroxybenzamide, 98%	619-57-9
n-hydroxybenzotriazole	2592-95-2
hydroxylamine hydrochloride	547011-1
Hydroxypropyl cellulose (MW10000)	9004-64-2
Hydroxysuccinimide	6066-82-6
n-hydroxysulfosuccinimide	82436-78-0
immunopure IgG1 digestion buffer	N/A
immunopure IgG1 binding buffer	N/A
immunopure IgG1 elution buffer-mild	N/A
Imidoazole, 99%	288-32-4
Inositol	87-89-8
iodine, bead	7553-56-2
iodoacetamide	144-48-9
IPTG	367-93-1
isopropyl alcohol, 90-100%	67-63-0
isoproterenol	51-31-0
Isoproterenol HCL	51-30-9
Ketoconazole	65277-42-1
Lactose	64044-51-5
lauric acid	143-07-7
lectin from canavalia ensiformis	N/A
lidocaine hydrochloride	6108-05-0
Lithium chloride	7447-41-8
Limonene 92%	5989275
L-lysine monohydrochloride	56-87-1
Lutrol F68
Lutrol OP-2000	31394-71-5
Magnesium acetate	16674-78-5
Maleic Acid	110-16-7
Malonic Acid	141-82-2
mefloquine hydrochloride	51773-92-3
2-Mercaptoethanol	60-24-2
Methylene Chloride	75-09-2
1-Methylimidazole	616-47-7
methyl paraben	Mixture
1-methyl-2-pyrrolidone	872-50-4
2-methyl-2-propanol, anhydrous, 99.5%	75650
4-methyl-piperidine	626-58-4
metronidazole	443-48-1
MOPS	1132-61-2
Magnesium Chloride	7786-30-3
Magnesium Sulfate	7487-88-9
Methyl Alcohol (Methanol)	67-56-1
methyl green	7114-03-6
MES	4432-31-9
(±)-Miconazole nitrate salt	22831-87-7
Mikrosil Catalyst	N/A
monodansylcadaverine	10121-91-2
NBT/BCIP substrate	N/A
1-step NBT/BCIP	N/A
NeutrAvidin	N/A

NHS
Ni Sepharose 6 Fast Flow	64-17-5
Nicotine Ditartrate	54-11-5
Ninhydrin	485-47-2
Nitrogen (liquid and compressed)	7727-37-9
Nonfat dried milk	000000-30-9
Nonidet P-40	9036-19-5
Nusieve 3:1 agarose	N/A
Oxalic acid	144-62-7
Oxalyl Chloride	79-37-8
Palladium 30% on carbon	7440-05-3
Palmitoyl Chloride	112-07-4
PAMAM 4,10	mixture, 67-56-1, 163442-67-9
PAMAM 5,5	mixture, 67-56-l and no CAS # for other component
PAMAM 6,5	mixture, 67-56-l and no CAS # for other component
Pentamidine Isethionate	140-64-7
Pepsin	9001-75-6
Perchloric Acid	mixture, 64-19-7, 7601-90-3
Periodic acid	10450-60-9
Phenol red	34487-61-1
Phenol, redistilled 99%	108-95-2
Phenol Chloroform
phenylarsine oxide	637-03-6
phenylmethyl sulfonyl fluoride	329-98-6
Phosphomolybdic Acid Reagent	mixture, 64-17-5, 51429-74-7
85% phosphoric acid	7664-38-2
Phosphomolybdic Acid Hydrate	51429-74-4
Phosphorus Tribromide	7789-60-8
Pilocarpine HC1	54-71-7
Pipes	100037-69-2
Plasmid PCMV Sport Beta-gal	N/A
Poloxamer 407
Polyethylenimine, 50% WT.	N/A
Polyvinylpyrolidone	00009003-39-8
Polyethylene Glycol (PEG 8000)	25322-68-3
Potassium Carbonate	584-08-7
Potassium chloride	7447-40-7
Potassium hydroxide	1310-58-3
Potassium Phosphate Monobasic	7778-77-0
Potassium Phosphate Dibasic	7758-11-4
1,2-propanediol	4254-14-2
Propylene Glycol	57-55-6
Poly-l-lysine hydrobromide	25988-63-0
Potassium Permanganate	7722-64-7
Poly Ethylene/Vinyl Alcohol	N/A
Polyphosphoric Acid-115%	N/A
Ponceau S	6226-79-5
2-propanol 99.5%	67-63-0
Propidium iodide	25535-16-4
Propranolol HC1	3506-09-0
propyl paraben	94-13-3
Propylene Carbonate	108-32-7

Propyl 4-hydroxybenzoate	94-13-3
Pyridine, anhydrous	110-86-1
Pyridine Hydrochloride	628-13-7
4-Pyrrolidinopyridine	2456-81-7
Qiagen Endofree Plasmid Mega Kit	N/A
quinoline	91-22-5
D-(+) Raffinose pentahydrate	17629-30-0
Resveratrol	501-36-0
trans-retinoic acid	302-79-4
Salicylic Acid Sodium	54-21-7
Satin Finish	N/A
Sephacryl S-100	N/A
Sephadex G-25	N/A
Sephadex G-50	N/A
Sepharose 6B	9012-36-6
Silicone oil	63148-58-3
Silk Powder	9009-99-8
Silver Nitrate	7761-88-8
Sodium Acetate	127-09-03
Sodium L-ascorbate	134-03-2
Sodium Bicarbonate	144-55-8
Sodium Borohydride, powder, 98%	16940-66-2
Sodium Chloride	7647-14-5
Sodium Hydride	7646-69-7
Sodium Hydroxide	1310-73-2
Sodium Nitrate, ACS Reagent	7631-99-4
Sodium periodate	7790-28-5
Sodium Phosphate	7558-80-7
Sodium Phosphate, monobasic	13472-35-0
Sodium Phosphate, dibasic, dihydrate	7558-79-4
Sodium salicylate	54-21-7
sodium thiosulfate	7772-98-7
Sorbitol	50-70-4
Stachyose hydrate	10094-58-3
Sucrose ACS Reagent	57-50-1
Sulfur Trioside Pyridine Complex	26412-87-3
Sulfuric Acid	7664-93-9
Succinic Acid	110-15-6
Succinic anhydride	108-30-5
Succinylcholine chloride dihydrate	6101-15-1
Sulconazole nitrate	61318-91-0
Taq DNA Polymerase	N/A
TEMED	110-18-9
Tetrahydrofuran	109-99-9
tetramethylbenzidine	54827-17-7
Tetrazole	288-94-8
lH-Tetrazole, 3 WT. % in acetonitrile	mixture 75-05-8, 288- 94-8
Tetronic 1107	26316-40-5
TES	7365-44-8
Texas Red-Sulfonyl Chloride	82354-19-6
Texas Red-X protein labeling kit	216972-99-5
thioanisole	100-68-5
Thionyl Chloride	7719-097
Toluene	108-88-3
Traut’s Reagent	4721-83-3
Trehalose dihydrate	6138-23-4
Triamcinolone	124-94-7
Triethylamine	121-44-8

Triethanolamine (triethylolamine)	102-71-6
Trichloroacetic Acid	76-03-9
Trifluoroacetic acid	76-05-1
2,2,2-trifluoroethanol	75-89-8
Triisopropylsilane	6485-79-6
Tris	77-86-1
Tris Hydrochloride	1183-53-1
Tris propane	38571-73-2
Triton-X-100	9002-93-1
Trypan blue stain (0.4%)	72-57-1
Tryptone peptone	N/A
Tween 20	9005-65-5
L-tyrosine, non animal source	T8566
Urea	57-13-6
N-vinyl-2-pyrrolidinone	88-12-0
X-gal	7240-90-6
Xylenes	mixture, 108-38-3, 95-47-6, 106-42-3, 100-41-4
Xylene cyanol	2650-17-1
Yeast extract	8013-01-2
Zinc Acetate	557-34-6
Zinc Citrate	5590-32-9
Zinc Chloride	7646-85-7
Zinc Gluconate	4468-02-4
Zinc Nitrate	7779-88-6
Zinc Sulfate, heptahydrate	7446-20-0

EXHIBIT H

TENANT’S PERSONAL PROPERTY

Manufacturing equipment,		Office furniture and equipment,
including	Lab equipment, including	including
Autoclaves	Autoclaves	Cubicles
Biological Safety Cabinets	Balances	Closed office furniture
Bioreactors	Biological Safety Cabinets	Conference room furniture Breakroom furniture and
Carts and cage racks	Centrifuges	equipment
Chromotography skids	Chemical Imagers	Lobby furniture
Depyrogenation ovens	Conductivity meters	Patio furniture
Dry Boxes	Corrosive storage cabinets	Chairs
Equipment washers	Dry ice chests	PC workstations
Fermentors	Electrophoresis	Fork lifts
Fillers	Electroporation apparatus	Servers
Filter integrity testers	ELISA apparatus Fast Protein Liquid
Fume hoods	Chromatography
Gown room furniture	Film developers
Inspection stations	Flammable Storage cabinets
Isolators	Flow cytometer, cell sorters Fluorescence activated cell
Light boxes	sorting, cell sorters Fourier transform infrared
Lockers	spectroscopy
Lyophilizers	Freezers
Packaging stations	Fume hoods
Pallet racks	Gas chromatographs
Pumps	Gel stations
Scales	Heat blocks High pressure liquid
Shakers	chromatography
Shelving, Wire Shelving,	Hood, capture hood, Flow Science
Metro Rack	hood, PCR set up hood
Sonicator, Ultrasonic Cleaner	Hot plates
Tangential flow filtration skids	Ice machines
Tanks Temperature control module	Incubators
(Process Chillers)	Lab coat racks
Vacuum Pump	Laminar Flow Hoods
Vial Cappers	Mass Spectrophotometer
Vial Tray Loaders	Microfuges
Vial washers	Microscopes
Washers	Microwaves Ovens Ph meters Refrigerators Rotovaps
Spectrophotometer, UV Vis
Speed vacs
Stir plates
Synthesizers
Tables and lab chairs
Thermocyclers
Waterbaths
Waterpolishers
Washers

H-1

EXHIBIT I

FORM OF TENANT ESTOPPEL CERTIFICATE

To:	BMR-Gateway Boulevard LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attention: General Counsel/Real Estate

BioMed Realty, L.P.

c/o BioMed Realty Trust, Inc.

17190 Bernardo Center Drive

San Diego, California 92128

Re:	Building No. 2 (the “Premises”) at 7555 Gateway Boulevard, Newark, California (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1. Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of March 31, 2008. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [            ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [            ], 20[    ].

2. Tenant took possession of the Premises, currently consisting of [            ] square feet, on [            ], 20[    ], and commenced to pay rent on [            ], 20[    ]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease [, except as follows: [            ]].

3. All base rent, rent escalations and additional rent under the Lease have been paid through [            ], 20[    ]. There is no prepaid rent [, except $[            ]][, and the amount of security deposit is $[            ] [in cash][in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease.

4. Base rent is currently payable in the amount of $[        ] per month.

5. Tenant is currently paying estimated payments of additional rent of $[            ] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.

6. All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant [, except [            ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.

7. The Lease is in full force and effect, to Tenant’s knowledge free from default, and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord [, except [                ]]. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder [, except [            ]].

8. [Tenant has the following expansion rights or options for the Property: [            ].][Tenant has no rights or options to purchase the Property.]

9. To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Project in violation of any environmental laws.

10. The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is acquiring the Property in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied

I-1

upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], [LANDLORD], BioMed Realty, L.P., BioMed Realty Trust, Inc., and any mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [    ] day of [            ], 20[    ].

[            ],

a [            ]

By:
Name:
Title:

I-2

EXHIBIT J

FORM OF LANDLORD ESTOPPEL CERTIFICATE

To: [            ]

Re:	Building No. 2 (the “Premises”) at 7555 Gateway Boulevard, Newark, California (the “Property”)

The undersigned tenant (“Landlord”) hereby certifies to you as follows:

1. Landlord is landlord under a lease for the Premises dated as of March 31, 2008 (the “Lease”). The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [            ]], and there are no other agreements, written or oral, affecting or relating to the lease by                     . (“Tenant”), of the Premises or any other space at the Property. The lease term expires on [            ], 20[    ].

2. Tenant took possession of the Premises, currently consisting of [            ] square feet, on [            ], 20[    ], and commenced to pay rent on [            ], 20[    ].

3. All base rent, rent escalations and additional rent under the Lease have been paid through [            ], 20[    ]. There is no prepaid rent [, except $[            ]][, and the amount of security deposit is $[            ] [in cash][in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease.

4. Base rent is currently payable in the amount of $[            ] per month.

5. Tenant is currently paying estimated payments of additional rent of $[            ] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.

6. The Lease is in full force and effect, to the best of Landlord’s knowledge free from default, and free from any event that could become a default under the Lease; and there are no disputes with Tenant [, except [            ]].

7. [Tenant has the following expansion rights or options for the Property: [            ].][Tenant has no rights or options to purchase the Property.]

8. The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE] is relying on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE] and its respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [    ] day of [            ], 20[    ].

[            ],

a [            ]

By:
Name:
Title:

J-1

EXHIBIT K

RESERVED PARKING

K-1

EXHIBIT L

LOCATION OF EXTERIOR ITEMS

L-1

EXHIBIT M

SUBORDINATE ROFR PREMISES

M-1

EXHIBIT N

COMMISSIONING

Landlord shall prepare the commissioning documents (pre-functional checklists and functional checklists) for the following systems:

•	Purified water;

•	WFI;

•	Clean steam;

•	CDA;

•	Nitrogen;

•	HVAC cGMP equipment and systems;

•	Emergency power generation;

•	Vacuum; and

•	Process heating and cooling water.

N-1